As filed with the United States Securities and Exchange Commission on August 16, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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UCOMMUNE INTERNATIONAL LTD

(Exact name of Registrant as specified in Its charter)

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Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

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Floor 8, Tower D
No. 2 Guang Hua Road
Chaoyang District, Beijing
People’s Republic of China, 100026
+8610 6506-7789

(Address and telephone number of registrant’s principal executive offices)

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Cogency Global lnc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address and telephone number of agent for service)

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Copies to:

Allen C. Wang, Esq.
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place
Central, Hong Kong
+852 2912-2500

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†           The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated August 16, 2022

Preliminary Prospectus

US$300,000,000

Ucommune International Ltd
(incorporated in Cayman Islands)

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

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Ucommune International Ltd, the ultimate Cayman Islands holding company (the “Parent”) or any of the Selling Shareholders (as defined in the section headed “Selling Shareholders”) may offer from time to time up to a total amount of US$300,000,000, consisting of (i) Class A ordinary shares of the Parent, par value US$0.002 per share (the “Class A ordinary shares”) (ii) preferred shares of the Parent, par value US$0.002 per share (the “preferred shares”), (iii) debt securities of the Parent (the “debt securities”), (iv) warrants of the Parent to purchase Class A ordinary shares, preferred shares or debt securities offered under this prospectus (the “warrants”), (v) rights of the Parent to purchase Class A ordinary shares, preferred shares, debt securities, warrants or other securities offered under this prospectus (the “rights”), and (vi) units of the Parent of Class A ordinary shares, preferred shares, debt securities, warrants or rights offered under this prospectus (the “units”, collectively with the Class A ordinary shares, preferred shares, warrants, rights, and units, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. When the Parent or any of the Selling Shareholders decides to sell Securities, the Parent or such Selling Shareholders will provide specific terms of the offered Securities in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered, and whether the offered Securities will be listed in any national securities exchange(s), will be described in one or more supplements to this prospectus or related free writing prospectuses. A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before making investment.

The Securities covered by this prospectus may be offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of the Parent’s Securities, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see “Plan of Distribution” in this prospectus.

The Parent’s Class A ordinary shares and its warrants, each exercisable to purchase 0.025 Class A ordinary shares at a price of US$230.00 per share, expiring on November 17, 2025 (the “Prior Warrants”) are listed on The Nasdaq Capital Market under the symbols “UK” and “UKOMW,” respectively. On August 15, 2022, the closing sale price of the Parent’s Class A ordinary shares and the Prior Warrants was US$5.46 and US$0.0643, respectively. As of August 15, 2022, the aggregate market value of the Parent’s outstanding ordinary shares held by non-affiliates, or public float, was approximately US$19.14 million, which was calculated based on 3,504,795 ordinary shares outstanding held by non-affiliates and a per share closing price of US$5.46 as reported on The Nasdaq Capital Market on such date.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will the Parent sell the Securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of the Parent’s voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of the Parent’s outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, the Parent has not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. This limitation does not apply to offerings of Securities on a secondary basis that may be sold by the Selling Shareholders pursuant to this prospectus in accordance with General Instruction I.B.3 of Form F-3. For the avoidance of doubt, any potential offerings of Securities on a secondary basis by any of the Selling Shareholders made pursuant to this registration statement on Form F-3 are limited to the then currently outstanding Securities.

The Parent is an “emerging growth company” under applicable federal securities laws and is subject to reduced public company reporting requirements.

The Parent, its subsidiaries, the consolidated variable interest entities (including the subsidiaries of the consolidated variable interest entities in China, collectively the “VIEs”) (collectively, “Ucommune” or the “group”) face legal and operational risks associated with having the majority of its operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as Ucommune, to conduct its business. Therefore, Ucommune’s investors and business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect Ucommune’s business and results of operations. These risks could result in a material change in Ucommune’s operations and/or the value of the Parent’s ordinary shares and other securities it has issued or could significantly limit or completely hinder the Parent’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, as well as the inability of the U.S. Public Company Accounting Oversight Board (the “PCAOB”) to inspect the Parent’s auditors, may impact Ucommune’s ability to conduct its business or accept foreign investments, or the continued listing of the Parent’s securities on a U.S. or other foreign stock exchange. See “Risk Factors — Risks Relating to Doing Business in China.”

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), on December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. As of the date hereof, the Parent’s auditor, Marcum Bernstein & Pinchuk LLP, is not among the auditor firms listed on the HFCAA determination list, which list notes all of the auditor firms that the PCAOB is not able to inspect. However, trading in the Parent’s securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB, determines that it cannot inspect the workpapers prepared by the Parent’s auditor and that as a result an exchange may determine to delist the Parent’s securities. See “Risk Factors — Risks Relating to Doing Business in China — Trading in the Parent’s securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines the Parent’s audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist the Parent’s securities, and the Parent’s securities may be prohibited from being traded over-the-counter.”

Ucommune International Ltd, the ultimate Cayman Islands holding company, does not directly own any substantive operations in the PRC but operates its businesses in the PRC described in this prospectus through the consolidated VIEs domiciled in China: Ucommune (Beijing) Venture Investment Co., Ltd.(“Ucommune Venture”), Beijing U Bazaar Technology Co., Ltd. (“Beijing U Bazaar”) and Beijing Weixue Tianxia Education Technology

Co., Ltd. (“Weixue Tianxia”). Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain businesses. As a result, certain of the Parent’s subsidiaries incorporated in the PRC (the “PRC subsidiaries”) have entered into a series of contractual arrangements with the VIEs in which the Parent is considered the primary beneficiary of the VIEs and the Parent consolidates the operating results of the VIEs in the financial statements under United States generally accepted accounting principles (“U.S. GAAP”). Investors in the Parent’s Class A ordinary shares and other equity securities it issues are not purchasing equity interests in the consolidated VIEs domiciled in China but instead are purchasing equity interests in the Parent, the ultimate Cayman Islands holding company.

However, the Parent, its subsidiaries and its investors do not have an equity ownership in, direct foreign investment in, or control through such ownership or investment of the VIEs. The contractual arrangements with respect to the VIEs under which the Parent is the primary beneficiary are not equivalent to an equity ownership in the business of the VIEs. Any references in this prospectus to control or benefits that accrue to the Parent or its subsidiaries because of the VIEs are limited to, and subject to conditions for consolidation of, the VIEs under U.S. GAAP. Consolidation of VIEs under U.S. GAAP generally occurs if the Parent or its subsidiaries (i) have an economic interest in the VIEs that provides significant exposure to potential losses or benefits from the VIEs and (ii) have power over the most significant economic activities of the VIEs. For accounting purposes, the Parent will be the primary beneficiary of the VIEs. In addition, the contractual agreements governing the VIEs have not been tested in a court of law.

Investors in the Parent’s Class A ordinary shares and other equity securities it issues are not purchasing equity interests in the consolidated VIEs domiciled in China but instead are purchasing equity interests in the Parent, the ultimate Cayman Islands holding company. The Parent is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries and through contractual arrangements with VIEs based in China, and this structure involves unique risks to investors. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold equity interests in the Chinese operating companies. Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services (“VATS”), and certain other businesses. The Parent’s subsidiaries currently conduct their VATS business through Beijing U Bazaar, including value-added online services for their members. The Parent’s subsidiaries also plan to engage in VATS businesses and other business which may subject to foreign investment restrictions through Ucommune Venture and/or Weixue Tianxia in the future. The VIE structure would afford Ucommune Venture and/or Weixue Tianxia and their subsidiaries greater flexibility in expanding their business scope and implementing their business strategies in compliance with PRC laws and regulations in the future as their business expands. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in Ucommune’s operations and/or a material change in the value of the securities the Parent is registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, the Parent, its subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In addition, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on the Parent, its subsidiaries and the VIEs by the PRC government. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Parent, its subsidiaries or the VIEs by the PRC government to transfer cash. See “Risk Factors — Risks Relating to the Corporate Structure” and “Risk Factors — Risks Relating to Doing Business in China — If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities registered in this prospectus may decline in value or become worthless.”

The Parent, its subsidiaries and the VIEs are subject to restrictions on foreign exchange and their ability to transfer cash between entities, across borders, and to U.S. investors. Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange of the PRC (“SAFE”) by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries and the VIEs need to obtain SAFE approval to use cash generated from the operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. See “Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit the ability of the Parent, its subsidiaries and the VIEs to utilize net revenue effectively and their ability to transfer cash among the group, across borders, and to investors and affect the value of your investment.”

The PRC subsidiaries and the VIEs are subject to restrictions and limitations on their ability to distribute earnings from their businesses, to the Parent and U.S. investors as well as their ability to settle amounts owed under the VIE agreements. The PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. PRC regulations permit a PRC subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries and the VIEs is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. See “Risk Factors — Risks Relating to Doing Business in China — The Parent may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements Ucommune may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Parent could materially adversely affect Ucommune’s ability to conduct its business.”

Cash may be transferred within the group in the following manner when needed: (i) the Parent may transfer funds to its subsidiaries, including the PRC subsidiaries, by way of capital contributions or loans in accordance with the internal cash management policies described below and the “major operational decision management system” which is established by the risk control and compliance department of the Parent, discussed, considered and reviewed by the management team of the Parent, including its chief executive officer and chief financial officer, and approved by the chairman of the board of directors of the Parent; (ii) the Parent and its subsidiaries may provide loans to the VIEs and vice versa in accordance with the internal cash management policies described below; (iii) funds may be transferred from the VIEs to the WFOEs (as defined below), as service fees for services contemplated by the VIE agreements namely, the Exclusive Business Cooperation Agreement relating to Ucommune Venture and Beijing U Bazaar and the Exclusive Technology Consulting and Service Agreement relating to Weixue Tianxia; (iv) the PRC subsidiaries, including the WFOEs, may pay dividends to their shareholders, which are the Parent’s subsidiaries incorporated in Hong Kong and indirectly wholly-owned by the Parent, out of their retained earnings in accordance with their articles of association and in compliance with applicable PRC laws and regulations; and (v) the Parent’s non-PRC subsidiaries may make dividends or other distributions to the Parent in accordance with the articles of association of the relevant non-PRC subsidiaries and in compliance with applicable local laws and regulations. Because the Parent is the primary beneficiary of the VIEs through contractual arrangements and the Parent and its subsidiaries do not have equity ownership in the VIEs, neither the Parent nor its subsidiaries are able to make direct capital contributions to the VIEs or their respective subsidiaries, and the VIEs are not able to make dividends or other distributions to the Parent. As an offshore holding company, the Parent may use the proceeds of its offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries or provide loans to the consolidated VIEs, in each case subject to the satisfaction of applicable regulatory requirements.

In August 2020, Ucommune Venture entered into a loan agreement with Ucommune Group Holdings (Hong Kong) Limited (“Ucommune HK”), under which Ucommune HK agreed to provide loans of up to a total of US$60 million to Ucommune Venture and Ucommune Venture could drawdown the loans in multiple tranches (up to an aggregate of US$60 million) within three years from the date of the first drawdown. Thereafter, both parties entered into two supplement agreements in January 2021 and March 2021. As of the date of this prospectus, Ucommune HK has provided a total of US$41 million in loans to Ucommune Venture, of which US$4 million have been repaid, under such loan agreements since the completion of the Business Combination in November 2020, using proceeds from the Parent’s previous PIPE financing and follow-on offerings. Such loans were included in intercompany loans, and disclosed as roll-forwards of the investment in subsidiaries and VIEs. See “Item 3. Key Information — A. Selected Financial Data — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference.

Since January 1, 2018, cash has been transferred through the group in terms of loans; there have been no other transfers, dividends or distributions made to date between the Parent as the holding company, its subsidiaries and the consolidated VIEs, or to investors; and there have been no other cash flows and transfers of other assets by type that have occurred between the Parent as the holding company, its subsidiaries, and the consolidated VIEs. As of the date of this prospectus, none of the Parent’s subsidiaries had distributed any dividends or made any other distributions to the Parent. As of the same date, the Parent had not distributed any dividends or made any other distributions to U.S. investors. See “Item 3. Key Information — A. Selected Financial Data — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries — Inter-group balances due from VIEs/Subsidiaries — Intercompany loan lent” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. The WFOEs and the VIEs do not intend to distribute earnings or settle amounts owed under the VIE agreements.

Ucommune has established stringent controls and procedures for cash flows within Ucommune’s organization based on internal cash management policies established by the group finance department in Beijing, discussed, considered and reviewed by the relevant departments in the group and approved by the chairman of the board of directors of the Parent. Each transfer of cash among the Parent, its subsidiaries and the VIEs is subject to internal approval of each relevant company. To effect a cash transfer, a number of steps are needed, including but not limited to the issuance of payment receipt, logging into the online banking system and completing its verification process, inspection of the invoice, and payment execution. Only the finance department of each relevant company is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk. See “Prospectus Summary — Ucommune’s Corporate Structure.”

This prospectus refers to 1) Ucommune International Ltd, a Cayman Islands company, as the Parent, 2) the Parent’s subsidiaries, including Ucommune (Beijing) Technology Co., Ltd. (“Ucommune Technology”) and Beijing Melo Technology Co., Ltd. (“Beijing Melo”), as the Parent’s wholly foreign owned entities domiciled in China (“WFOEs”) and 3) Ucommune Venture, Beijing U Bazaar and Weixue Tianxia and their subsidiaries as the VIEs domiciled in China to conduct business operations in China. The VIEs are consolidated for accounting purposes but are not entities in which the Parent directly or indirectly owns equity, and the Parent does not conduct operations.

This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement.

Investing in the Parent’s Securities involves risks that are described in the “Risk Factors” section beginning on page 37 of this prospectus and the risks factors contained in the applicable prospectus supplement and the documents the Parent incorporated by reference in this prospectus. Investors should consider carefully before deciding to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022.

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You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by the Parent with the Securities and Exchange Commission, or the SEC. No one has been authorized to provide you with any information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that the Parent or the Selling Shareholders may authorize to be delivered or made available to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus is accurate as of any date other than that date. Ucommune’s business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that the Parent filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Parent and any of the Selling Shareholders may, from time to time, sell up to a total amount of US$300,000,000 of any combination of the Securities described in this prospectus to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis.

This prospectus provides you with a general description of the Securities that the Parent and the Selling Shareholders may offer. Each time the Parent or any Selling Shareholders use this prospectus to offer Securities, the Parent and the Selling Shareholders will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. The Parent may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that the Parent files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the Securities that the Parent or any of the Selling Shareholders is offering, you should carefully read both of this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. The Parent has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any Securities. Ucommune’s business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither the Parent, any of the Selling Shareholders nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus the Parent may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). Neither the Parent nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful.

Neither the Parent, any of the Selling Shareholders nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities described herein and the distribution of this prospectus outside the United States.

Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

•        “app” refers to mobile app;

•        “Business Combination” refers to (1) reincorporation of Orisun Acquisition Corp in Cayman Islands by merging with and into Ucommune; and (2) merger of Everstone International Ltd, a Cayman Islands exempted company, with and into Ucommune Group Holdings Limited, or Ucommune Group Holdings, resulting in Ucommune Group Holdings being a wholly owned subsidiary of the Parent.

•        “China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and the Macau Special Administrative Region;

•        “Class A ordinary shares” refers to the Class A ordinary shares, par value US$0.002 per share of the Parent, carrying one vote per share;

•        “Class B ordinary shares” refers to the Class B ordinary shares, par value US$0.002 per share of the Parent, carrying 15 votes per share;

•        “Frost & Sullivan” refers to Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., a third-party industry research firm;

•        “Greater China” refers to, for the purpose of this prospectus only, China as well as Hong Kong, Macau Special Administrative Region and Taiwan;

•        “Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the PRC;

•        “individual members using workstations” refers to the individuals that use Ucommune’s workstations under a membership agreement as of a given date, excluding the individuals that have access to a workstation on as-needed basis;

•        “IOT” refers to internet of things;

•        “IT” refers to information technology;

•        “mature spaces” refers to spaces that have been open for more than 24 months;

•        “members” refers to the individuals and enterprises that have registered on U Bazaar and have received reward points as of a given date;

•        “new tier-1 cities” refers to the relatively developed cities following the tier-1 cities: Chengdu, Hangzhou, Nanjing, Qingdao, Kunming, Shenyang, Tianjin, Wuhan, Xi’an, Changsha, Chongqing, Suzhou, Ningbo, Zhengzhou and Dongguan;

•        “ordinary shares” refers to the Class A ordinary shares and the Class B ordinary shares, both of par value US$0.002 per share;

•        “PIPE investment” refers to the investment of US$60.9 million in by certain backstop investors in connection with the Business Combination.

•        “PRC subsidiaries” refers to the Parent’s subsidiaries incorporated in the PRC, including the WFOEs;

•        “RMB” or “Renminbi” refers to the legal currency of the PRC;

•        “SME” refers to small and medium enterprises;

•        “space(s) operated by Ucommune’s associate(s)” refers to the co-working space(s) in which Ucommune has a minority interest investment but are operated by Ucommune’s associate(s); and Ucommune accounts for its investment under the equity method but does not consolidate the revenue of such spaces into the combined and consolidated financial statements;

•        “tier-1 cities” refers to the most developed cities in the PRC: Beijing, Shanghai, Guangzhou and Shenzhen;

•        “Ucommune” or the “group” refers to the Parent, its subsidiaries and, in the context of describing the operations and combined and consolidated financial statements, the consolidated VIEs;

•        “US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

•        “variable interest entities” or “VIEs” refers to Ucommune Venture, Beijing U Bazaar and Weixue Tianxia (including each of their consolidated subsidiaries in China, if any), which are PRC companies in which the Parent does not have equity interests but whose financial results have been consolidated into the combined and consolidated financial statements in accordance U.S. GAAP due to the Parent being the primary beneficiary of, such entities;

•        “WFOEs” refers to Ucommune Technology and Beijing Melo, both are the Parent’s wholly foreign owned entities domiciled in China;

•        “2019 plan” refers to a share incentive plan the Parent adopted on August 22, 2019; and

•        “2020 plan” refers to a share incentive plan the Parent adopted in November 17, 2020, to assume and replace the 2019 plan.

Unless otherwise noted, all statistics with respect to Ucommune’s co-working spaces, cities covered by its co-working space network, managed area of co-working spaces, workstations, occupancy rates and members exclude the spaces operated by Ucommune’s associates.

Certain amounts, percentages and other figures, such as key operating data, presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentages may not represent the arithmetic summation or calculation of the figures that accompany them.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.3726 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2021.The Parent makes no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. On August 5, 2022, the noon buying rate for Renminbi was RMB6.7607 to US$1.00.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by Ucommune and prepared by Frost & Sullivan, a third-party industry research firm, to provide information regarding its industry and market position. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which Ucommune operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section contained in this prospectus and the risk factors described in any applicable prospectus supplement and documents the Parent incorporated by reference in this prospectus. These and other factors could cause the results to differ materially from those expressed in these publications and reports.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. The Parent urges you to read this entire prospectus (as supplemented or amended), including its consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from its other filings with the SEC, before making an investment decision.

Ucommune’s Corporate Structure

The following chart shows the Parent’s corporate structure as of the date of this prospectus, including the Parent’s principal subsidiaries and the VIEs. The Nasdaq-listed entity is the Parent, Ucommune International Ltd, and the public shareholders are purchasing the equity interests of the Parent. The VIEs and the Parent’s principal subsidiaries are the operating entities.

Maodq Limited
5.21%
FAIR VISION GROUP LIMITED
4.36%
Astro Angel Limited
1.640%
AMBITIOUS WORLD LIMITED
6.144%
Other holders, each holds less than 5% individually
23.61%
Public holders
59.04%
Ucommune International Ltd. (Cayman Islands)
100%
Ucommune Group Holdings Limited (Cayman Islands)
100%
Melo Inc. (Delaware)
100%
Melo Hongkong Limited
100%
Ucommune Group Holdings (Hong Kong) Limited
100%
Offshore Operating Companies
Off Shore
On Shore
100%
Ucommune (Beijing) Technology Co., Ltd. (“Ucommune Technology”) WFOE
100%
Beijing Melo Technology Co., Ltd. (“Beijing Melo”)
Contractual Arrangements
Contractual Arrangements
Angela Bai
Bin Zhao
Beijing Longxi Real Estate Development Co. LTD
Cooperative Space (Tianjin) Office Service Co., Ltd
Tianjin Zhenge Tianfeng Investment Center (Limited Partnership)
Liang Chen
Beijing Sequoia Xinyuan Equity Investment Center (Limited Partnership)
Co-creation (Tianjin) Office Service Co., Ltd
Jinwang Zhou
Other holders, each owns less than 3% of the equity interests individually (1)
26.099%
7.785%
4.828%
3.915%
3.516%
3.358%
3.327%
3.312%
3.198%
40.662%
Nan Shi
100%
Guohang Wang
Zhuji Shangde Heli Investment Partnership (Limited partnership)
Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)
Yadong Xingchen Venture Capital Co., Ltd
You Liang
66.72%
12%
8.62%
8%
4.66%
Contractual Arrangements
Ucommune (Beijing) Venture Investment Co., Ltd. (“Ucommune Venture”), a VIE(2)
Beijing Ubazaar Technology Co., Ltd. (“Beijing U Bazaar”), a VIE(3)
Beijing Weixue Tianxia Education Technology Co., Ltd. (“Weixue Tianxia”), a VIE (4)
100%
100%
Na Liu
Xiaodong Chen
Yuxuan Li
Beijing Zerone Management & Consulting Company Ltd. (“Beijing Zerone”)
Guangdong Wanhe Green Technology Co., Ltd. (“Wanhe”)
5%
10%
25%
60%
Beijing Kuanneng Technology Co., Ltd. (“Kuanneng”)

____________

Notes:

(1)      As of the date of this prospectus, other holders which own less than 3% of the equity interests individually includes the following: Zhuhai Qianyi Hongtong Investment Fund (Limited Partnership) holds 2.430%, Beijing Pusi Investment Co., Ltd holds 2.352%, Zhuhai iKang Jiahua Asset Management Partnership (Limited Partnership) holds 2.243%, Wuxi Zhongrong Rongyouchuangxiang Investment Enterprise (Limited Partnership) holds 2.176%, Beijing Zhongkai Investment & Development Co., Ltd holds 2.146%, Xiamen Ruizhiye Equity Investment Co., Ltd holds 2.112%, Ningbo Enterprise One Investment Management Partnership (Limited Partnership) holds 2.057%, Juyuan Xincheng (Tianjin) Commercial Management Partnership (Limited Partnership) holds 2.032%, Beijing Gongqing Success Enterprise Management Center (Limited Partnership) holds 1.983%, Beijing Yirun Chuangyin Investment Center (Limited Partnership) holds 1.946%, Beijing Yintai Land Commercial Co., Ltd holds 1.865%, Yongzhou Ruru Culture Technology Co., Ltd holds 1.612%, Shenzhen Yiwenda Investment Management Consulting Co., Ltd holds 1.447%, Beijing Hongtai Jinyi Management Consulting Co., Ltd holds 1.430%, Peizhi Wang holds 1.273%, Jiangxi Fusen Information Technology Co., Ltd holds 1.257%, Zhiyong Zhao holds 1.129%, Xinjiang Xinzhongshuo Marketing Co., Ltd holds 1.022%,

Beijing Silk Road Cloud and Investment Center (Limited Partnership) holds 0.700%, Shanghai Yongbai Lian investment management co., LTD holds 0.678%, Ping Wang holds 0.667%, Jun Qin holds 0.662%, Jiahui Gan holds 0.659%, Shandong Guohui Investment Co., Ltd holds 0.499%, Shanghai Gopher Rongze Investment Center (Limited Partnership) holds 0.487%, Innovation Factory (Beijing) Enterprise Management Co., Ltd holds 0.487%, Xinyu Guanda Architectural Design Consulting Co., Ltd holds 0.479%, Zhuangkun He holds 0.471%, Lhasa Songhe Incubator Management Co., Ltd holds 0.423%, Jiaxing Chuanghe Huijin Equity Investment Partnership (Limited Partnership) holds 0.379%, Tianjin Ruihe Technology Co., Ltd holds 0.352%, Min Jiang holds 0.347%, Feifei Yi holds 0.328%, Chao Dai holds 0.243%, Kaifeng Cultural Tourism Investment Group Co., Ltd holds 0.203%, and Sichuan Xinwen Investment Co., Ltd holds 0.085%.

(2)      Ucommune Venture, a VIE, is an entity in which Ucommune’s operations are conducted. Ucommune Venture and Ucommune Technology, the WFOE, entered into a series of contractual arrangements.

(3)      Beijing U Bazaar, a VIE, is an entity in which Ucommune’s operations are conducted. Beijing U Bazaar and Ucommune Technology, the WFOE, entered into a series of contractual arrangements.

(4)      Weixue Tianxia, a VIE, is an entity in which Ucommune’s operations are conducted. Weixue Tianxia and Beijing Melo, the WFOE, entered into a series of contractual arrangements.

The Parent is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries and through contractual arrangements with VIEs based in China, and this structure involves unique risks to investors. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold equity interests in the Chinese operating companies. Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in VATSs and certain other businesses. The Parent’s subsidiaries currently conduct their VATS business through Beijing U Bazaar, including value-added online services for their members. The Parent’s subsidiaries also plan to engage in VATS businesses and other business which may subject to foreign investment restrictions through Ucommune Venture and/or Weixue Tianxia in the future. The VIE structure would afford Ucommune Venture and/or Weixue Tianxia and their subsidiaries greater flexibility in expanding their business scope and implementing their business strategies in compliance with PRC laws and regulations in the future as their business expands. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in Ucommune’s operations and/or a material change in the value of the securities the Parent is registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, the Parent, its subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In addition, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on the Parent, its subsidiaries and the VIEs by the PRC government. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Parent, its subsidiaries or the VIEs by the PRC government to transfer cash. See “Risk Factors — Risks Relating to the Corporate Structure.”

The Parent and its subsidiaries operate business mainly through the VIEs in the PRC based on a series of contractual arrangements. As of December 31, 2019, 2020 and 2021, the consolidated VIEs and their subsidiaries accounted for an aggregate of 95.6%, 88.5% and 92.0%, respectively, of the consolidated total assets and 92.7%, 94.3% and 106.2%, respectively, of the consolidated total liabilities. In 2019, 2020 and 2021, the consolidated VIEs and their subsidiaries accounted for an aggregate of 98.3%, 96.5% and 97.2%, respectively, of the consolidated total net revenue. See the consolidated financial statements and the related notes incorporated by reference in this prospectus.

These contractual arrangements include:

•        The contractual arrangements by and among Ucommune Technology, Ucommune Venture and the shareholders of Ucommune Venture include an Exclusive Business Cooperation Agreement, Equity Pledge Agreement, Exclusive Option Agreement, Shareholders’ Voting Rights Proxy Agreement and Spousal Consent Letter.

•        The contractual arrangements by and among Ucommune Technology, Beijing U Bazaar and the shareholder of Beijing U Bazaar include an Exclusive Business Cooperation Agreement, Equity Pledge Agreement, Exclusive Option Agreement and Shareholders’ Voting Rights Proxy Agreement.

•        The contractual arrangements by and among Beijing Melo, Weixue Tianxia and the shareholders of Weixue Tianxia include an Exclusive Technology Consulting and Service Agreement, Equity Pledge Agreement, Exclusive Option Agreement and Shareholders’ Voting Rights Proxy Agreement.

Agreements Relating to Ucommune Venture and Beijing U Bazaar

Exclusive Business Cooperation Agreement

Under the exclusive business cooperation agreement dated July 5, 2019, Ucommune Technology has agreed to provide the following services (among others) to Ucommune Venture:

•        the provision of technical support and marketing services, including, but not limited to consultancy, collection and research of information thereof, support and training for employees, services related to customers and order management;

•        the provision of services related to the transfer, leasing and disposal of equipment or assets;

•        the development, maintenance and updates of computer system, hardware and database;

•        the licensing of software legally owned by Ucommune Technology; and

•        the development of application software and related updates and operational support.

Ucommune Venture has agreed to pay fees up to its and its subsidiaries’ after tax profit to Ucommune Technology. This agreement was effective from July 5, 2019 and will continue to be effective unless it is terminated by written notice of Ucommune Technology or, or until all of the equity interests in or assets of Ucommune Venture have been acquired by Ucommune Technology or its designee under the exclusive purchase option agreement.

On May 20, 2019, Ucommune Technology, Beijing U Bazaar and the shareholder of Beijing U Bazaar entered into an exclusive business cooperation agreement, which contains terms substantially similar to the exclusive business cooperation agreement described above.

Equity Pledge Agreement

Ucommune Venture and its shareholders entered into an equity pledge agreement with Ucommune Technology, dated November 22, 2019. Under such equity pledge agreement, each of the shareholders of Ucommune Venture agreed to pledge its respective equity interest in Ucommune Venture to Ucommune Technology to secure their obligations under the exclusive option agreement, shareholders’ voting rights proxy agreement, and exclusive business cooperation agreement.

Each of such shareholders further agreed to not transfer or pledge his or her respective equity interest in Ucommune Venture without the prior written consent of Ucommune Technology. The equity pledge agreement will remain binding until the pledgers discharge all their obligations under the above-mentioned agreements.

On May 20, 2019, Ucommune Technology, Beijing U Bazaar and the shareholder of Beijing U Bazaar entered into an equity pledge agreement, which contains terms substantially similar to the equity pledge agreement described above.

The registration of equity pledge of Ucommune Venture and Beijing U Bazaar with the relevant offices of the State Administration for Market Regulation, or the SAMR (formerly known as State Administration for Industry and Commerce, or the SAIC) has been completed.

Exclusive Option Agreement

Under the exclusive option agreement entered into by Ucommune Technology, Ucommune Venture and the shareholders of Ucommune Venture, dated November 22, 2019, shareholders of Ucommune Venture granted Ucommune Technology or its designee an option to purchase all or a portion of their respective equity interest in

Ucommune Venture for the minimum amount of consideration permitted by PRC law. Under the exclusive option agreement, Ucommune Venture granted Ucommune Technology or its designee an option to purchase all or a portion of the assets of Ucommune Venture or its subsidiaries for the minimum amount of consideration permitted by PRC law.

Each of Ucommune Venture and its shareholders agreed not to transfer, mortgage or permit any security interest to be created on any equity interest in or assets of Ucommune Venture without the prior written consent of Ucommune Technology. The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Ucommune Venture have been acquired by Ucommune Technology or its designee, or until all parties agree in writing to terminate the agreement, or until Ucommune Technology unilaterally terminates the agreement by written notice.

On May 20, 2019, Ucommune Technology, Beijing U Bazaar and the shareholder of Beijing U Bazaar entered into an exclusive purchase option agreement, which contains terms substantially similar to the exclusive purchase option agreement described above.

Shareholders’ Voting Rights Proxy Agreement

Under the shareholders’ voting rights proxy agreement among Ucommune Technology, Ucommune Venture and shareholders of Ucommune Venture, dated November 22, 2019, each of the shareholders of Ucommune Venture, agreed to irrevocably entrust Ucommune Technology or its designee to represent it to exercise all the voting rights and other shareholders’ rights to which it is entitled as a shareholder of Ucommune Venture. The shareholders’ voting rights proxy agreement shall remain effective until all of the equity interests in or assets of Ucommune Venture have been acquired by Ucommune Technology or its designee under the exclusive option agreement, or until Ucommune Technology unilaterally terminates the agreement by written notice.

On May 20, 2019, Ucommune Technology, Beijing U Bazaar and the shareholder of Beijing U Bazaar entered into a shareholders’ voting rights proxy agreement, which contains terms substantially similar to the shareholders’ voting rights proxy agreement described above.

Spousal Consent Letter

Each spouse of the relevant individual shareholders of Ucommune Venture has signed a spousal consent letter. Under the spousal consent letter, the signing spouse unconditionally and irrevocably agreed that the disposition of the equity interest in Ucommune Venture which is held by and registered under the name of his or her spouse shall be made pursuant to the above-mentioned equity pledge agreement, exclusive option agreement, shareholders’ voting rights proxy agreement and exclusive business cooperation agreement, as amended from time to time. Moreover, the spouse undertook not to take any action with the intent to interfere with above-mentioned arrangements and unconditionally and irrevocably waive all rights or entitlements whatsoever to such equity interest that may be granted to the spouse according to applicable laws.

Agreements Relating to Weixue Tianxia

In January 2019, Beijing Melo entered into contractual arrangements with Weixue Tianxia and the shareholders of Weixue Tianxia. Ucommune acquired Melo Inc. in May 2019.

Exclusive Technology Consulting and Service Agreement

Under the exclusive technology consulting and service agreement dated January 30, 2019, Beijing Melo has agreed to provide, including without limitation, the following services to Weixue Tianxia:

•        the provision of comprehensive resolutions of information technology as required by the operations of Weixue Tianxia;

•        the development of computer software and technical support and maintenance for computer software operation;

•        training of IT related personnel and collect IT information; and

•        any other technology and consulting services required by Weixue Tianxia.

Weixue Tianxia has agreed to pay fees equal to its monthly income (after tax and expenses) with Beijing Melo in accordance with calculation method as specified in the exclusive consulting and service agreement. The exclusive consulting and service agreement was effective from January 30, 2019 and will continue to be effective unless it is terminated by Beijing Melo or otherwise required by law.

Equity Pledge Agreement

The shareholders of Weixue Tianxia have entered into an equity pledge agreement with Beijing Melo and Weixue Tianxia taking effect from January 30, 2019. Under such equity pledge agreement, each of the shareholders of Weixue Tianxia agreed to pledge their respective equity interest in Weixue Tianxia to Beijing Melo to secure their obligations under the exclusive option agreement, shareholders’ voting rights proxy agreement, and exclusive consulting and service agreement. Each of such shareholders further agreed to not transfer or pledge his respective equity interest in Weixue Tianxia without the prior written consent of Beijing Melo. The equity pledge agreement will remain binding until the pledgers discharge all their obligations under the above-mentioned agreements.

The registration of the equity pledges with the relevant office of SAMR has been completed.

Exclusive Option Agreement

Under the exclusive option agreement entered into by Beijing Melo, Weixue Tianxia and the shareholders of Weixue Tianxia, dated January 30, 2019, shareholders of Weixue Tianxia granted Beijing Melo or its designee an option to purchase all or a portion of their respective equity interest in Weixue Tianxia for the minimum amount of consideration permitted by PRC law.

Under the exclusive option agreement, Weixue Tianxia granted Beijing Melo or its designee an option to purchase all or a portion of the assets of Weixue Tianxia or its subsidiaries for the minimum amount of consideration permitted by PRC law. Each of Weixue Tianxia and its shareholders agreed not to transfer, mortgage or permit any security interest to be created on any equity interest in or assets of Weixue Tianxia without the prior written consent of Beijing Melo. The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Weixue Tianxia have been acquired by Beijing Melo or its designee, or until Beijing Melo unilaterally terminates the agreement by written notice.

Shareholders’ Voting Rights Proxy Agreement

Under the shareholders’ voting rights proxy agreement among Beijing Melo, Weixue Tianxia and shareholders of Weixue Tianxia, dated January 30, 2019, each of the shareholders of Weixue Tianxia, agreed to irrevocably entrust Beijing Melo or its designee to represent it to exercise all the voting rights and other shareholders’ rights to which it is entitled as a shareholder of Weixue Tianxia. The shareholders’ voting rights proxy agreement shall remain effective until all parties agree in writing to terminate the agreement, or until Beijing Melo unilaterally terminates the agreement by written notice.

The foregoing contractual arrangements enable the Parent to:

•        receive the economic benefits that could potentially be significant to the consolidated VIEs in consideration for the services provided by the WFOEs;

•        be the primary beneficiary under contractual arrangements with the consolidated VIEs; and

•        hold an exclusive option to purchase all or part of the equity interests and an exclusive option to purchase all or part of the assets in the consolidated VIEs when and to the extent permitted by PRC law.

As a result of these contractual arrangements, the Parent is considered the primary beneficiary of the VIEs and consolidate their operating results in the financial statements under U.S. GAAP.

However, the Parent, its subsidiaries and its investors do not have an equity ownership in, direct foreign investment in, or control through such ownership or investment of the VIEs. The contractual arrangements with respect to the VIEs are not equivalent to an equity ownership in the business of the VIEs. Any references in this prospectus to control or benefits that accrue to the Parent or its subsidiaries because of the VIEs are limited to, and subject to conditions for consolidation of, the VIEs under U.S. GAAP. Consolidation of VIEs under U.S. GAAP generally occurs if the Parent or its subsidiaries (i) have an economic interest in the VIEs that provides significant exposure to potential losses or benefits from the VIEs and (ii) have power over the most significant economic activities of the VIEs. For accounting purposes, the Parent will be the primary beneficiary of the VIEs. In addition, the contractual agreements governing the VIEs have not been tested in a court of law.

These contractual arrangements may be less effective than direct ownership and the WFOEs may incur substantial costs to enforce the terms of the arrangements. If the PRC government deems that the contractual arrangements with the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, the Parent, its subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations.

It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC regulatory authorities could disallow this structure, which would materially adversely affect Ucommune’s operations and the value of the Parent’s securities, and could cause the value of such securities to significantly decline or become worthless. The WFOEs and the VIEs face numerous challenges in enforcing these contractual agreements due to uncertainties under Chinese law as well as jurisdictional limits. In addition, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on the Parent, its subsidiaries and the VIEs by the PRC government. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Parent, its subsidiaries or the VIEs by the PRC government to transfer cash. For a description of the risks related to these contractual arrangements and Ucommune’s corporate structure, see “Risk Factors — Risks Relating to the Corporate Structure.”

Cash may be transferred within the group in the following manner when needed: (i) the Parent may transfer funds to its subsidiaries, including the PRC subsidiaries, by way of capital contributions or loans in accordance with the internal cash management policies described below and the “major operational decision management system” which is established by the risk control and compliance department of the Parent, discussed, considered and reviewed by the management team of the Parent, including its chief executive officer and chief financial officer, and approved by the chairman of the board of directors of the Parent; (ii) the Parent and its subsidiaries may provide loans to the VIEs and vice versa in accordance with the internal cash management policies described below; (iii) funds may be transferred from the VIEs to the WFOEs, as service fees for services contemplated by the VIE agreements namely, the Exclusive Business Cooperation Agreement relating to Ucommune Venture and Beijing U Bazaar and the Exclusive Technology Consulting and Service Agreement relating to Weixue; (iv) the PRC subsidiaries, including the WFOEs, may pay dividends to their shareholders, which are the Parent’s subsidiaries incorporated in Hong Kong and indirectly wholly-owned by the Parent, out of their retained earnings in accordance with their articles of association and in compliance with applicable PRC laws and regulations; and (v) the Parent’s non-PRC subsidiaries may make dividends or other distributions to the Parent in accordance with the articles of association or incorporation documents of the relevant non-PRC subsidiaries and in compliance with applicable local laws and regulations. Because the Parent is the primary beneficiary of the VIEs through contractual arrangements and the Parent and its subsidiaries do not have equity ownership in the VIEs, neither the Parent nor its subsidiaries are able to make direct capital contributions to the VIEs or their respective subsidiaries, and the VIEs are not able to make dividends or other distributions to the Parent. See “Item 3. Key Information — A. Selected Financial Data — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference.

As an offshore holding company, the Parent may use the proceeds of its offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries or provide loans to the consolidated VIEs, in each case subject to the satisfaction of applicable regulatory requirements. In August 2020, Ucommune Venture entered into a loan agreement with Ucommune HK, under which Ucommune HK agreed to provide loans of up to a total of US$60 million to Ucommune Venture and Ucommune Venture could drawdown the loans in multiple tranches (up to an aggregate of US$60 million) within three years from the date of the first drawdown. Thereafter, both parties entered into two supplement agreements in January 2021 and March 2021. As of the date of this prospectus, Ucommune HK has provided a total of US$41 million in loans to Ucommune Venture, of which US$4 million have been repaid, under such loan agreements since the completion of the Business Combination in

November 2020, using proceeds from the Parent’s previous PIPE financing and follow-on offerings. Such loans were included in intercompany loans, and disclosed as roll-forwards of the investment in subsidiaries and VIEs. Since January 1, 2018, cash has been transferred through the group in terms of loans; there have been no other transfers, dividends or distributions made to date between the Parent as the holding company, its subsidiaries and the consolidated VIEs, or to investors; and there have been no other cash flows and transfers of other assets by type that have occurred between the Parent as the holding company, its subsidiaries, and the consolidated VIEs. As of the date of this prospectus, none of the Parent’s subsidiaries had distributed any dividends or made any other distributions to the Parent. As of the same date, the Parent had not distributed any dividends or made any other distributions to U.S. investors. See “Item 3. Key Information — A. Selected Financial Data — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries — Inter-group balances due from VIEs/Subsidiaries — Intercompany loan lent” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. The WFOEs and the VIEs do not intend to distribute earnings or settle amounts owed under the VIE agreements.

The Parent, its subsidiaries and the VIEs are subject to restrictions on foreign exchange and their ability to transfer cash between entities, across borders, and to U.S. investors. Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries and the VIEs need to obtain SAFE approval to use cash generated from the operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. See “Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit the ability of the Parent, its subsidiaries and the VIEs to utilize net revenue effectively and their ability to transfer cash among the group, across borders, and to investors and affect the value of your investment.”

Ucommune has established stringent controls and procedures for cash flows within Ucommune’s organization based on internal cash management policies established by the group finance department in Beijing, discussed, considered and reviewed by the relevant departments in the group and approved by the chairman of the board of directors of the Parent. Each transfer of cash among the Parent, its subsidiaries and the VIEs is subject to internal approval of each relevant company. To effect a cash transfer, a number of steps are needed, including but not limited to the issuance of payment receipt, logging into the online banking system and completing its verification process, inspection of the invoice, and payment execution. Only the finance department of each relevant company is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

The PRC subsidiaries may pay dividends to their shareholders, which are the Parent’s subsidiaries incorporated in Hong Kong and indirectly wholly-owned by the Parent, out of their retained earnings in accordance with their articles of association and in compliance with applicable PRC laws and regulations. As of the date of this prospectus, none of the Parent’s subsidiaries had distributed any dividends or made any other distributions to the Parent or Ucommune Group Holdings. As of the same date, the Parent had not distributed any dividends or made any other distributions to U.S. investors. The PRC subsidiaries and the VIEs are subject to restrictions and limitations on their ability to distribute earnings from their businesses, to the Parent and U.S. investors as well as their ability to settle amounts owed under the VIE agreements. The PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. PRC regulations permit a PRC subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries and the VIEs is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. See “Risk Factors — Risks Relating to Doing Business in China — The Parent may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements Ucommune may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Parent could materially adversely affect Ucommune’s ability to conduct its business.”

In accordance with PRC laws and regulations, the PRC subsidiaries and the VIEs must maintain various approvals, licenses and permits to operate their business. Based on PRC laws and regulations in effect as of the date of this prospectus and the legal advice of Ucommune’s PRC legal counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries and the VIEs have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: (i) each of the PRC subsidiaries and the VIEs has obtained a business license; (ii) Beijing U Bazaar, through which the Parent’s subsidiaries conduct their VATS business, including value-added online services for their members, has obtained a value-added telecommunications license for Internet information service and online data processing and transactions; (iii) Beijing Daguan Architectural Engineering Co., Ltd., which engages in interior design service, has obtained a Certificate for Engineering Design Qualification; (iv) Beijing Daguan Architectural Engineering Co., Ltd, Beijing Dongyi Yuanda Architectural Decoration Engineering Co., Ltd and Guangdong Wanhe Construction Engineering Co., Ltd, which engage in construction services, have obtained Certificates for Construction Qualification and Safety Production Licenses; (v) Youxiao Chef (Beijing) Catering Co., Ltd., Xiamen Xunyuan Catering Service Co., Ltd and nine subsidiaries of Beijing Kuanneng Technology Co., Ltd, which engage in catering services, have obtained food operation licenses; and (vi) most of Ucommune’s self-operated model spaces have completed the required as-built acceptance check on fire prevention or fire safety filing. However, a small number of Ucommune’s self-operated model spaces have not completed such as-built acceptance check on fire prevention or fire safety filing. Ucommune’s spaces that fail to complete such as-built acceptance check on fire prevention as required by relevant laws and regulations may be ordered by the relevant government authorities to cease business. As a result, Ucommune may be subject to fines ranging from RMB30,000 to RMB300,000 per space, and Ucommune’s spaces that fail to complete such fire safety filing as required may be subject to fines of up to RMB5,000 per space. Based on relevant laws and regulations and Ucommune’s consultation with relevant government authorities, and as advised by Ucommune’s PRC counsel, the maximum amount of potential fines arising from the incompletion of the required as-built acceptance check on fire prevention and fire safety filing is approximately RMB0.6 million, as of the date of this prospectus. However, Ucommune has not received any material fines or penalties for such non-compliance.

Apart from the above, the Parent cannot assure you that the PRC subsidiaries and the VIEs will be able to maintain existing licenses, permits and approvals or that the government authorities will not subsequently require the PRC subsidiaries and the VIEs to obtain any additional licenses, permits and approvals. If the PRC subsidiaries and the VIEs fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, the PRC subsidiaries and the VIEs may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC subsidiaries and the VIEs may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact Ucommune’s brand. See “Risk Factors — Risks Relating to Doing Business in China — Any lack of requisite approvals, licenses or permits applicable to Ucommune’s business may materially adversely affect its business, financial condition and results of operations.”

Based on PRC laws and regulations in effect as of the date of this prospectus and the legal advice of Ucommune’s PRC legal counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the Parent believes that currently the Parent, its subsidiaries and the VIEs are not required to obtain any licenses, approvals or permissions from PRC government authorities (including the China Securities Regulatory Commission, or the CSRC, Cyberspace Administration of China, or the CAC, or any other government entity) to offer securities to foreign investors. As a result, the Parent, its subsidiaries and the VIEs have not submitted any application to the CSRC, the CAC or other PRC authorities for such approval. As of the date of this prospectus, the Parent, its subsidiaries and the VIEs have not received any inquiry, notice, warning or official objection from the CSRC, the CAC or any other PRC authorities. However, the relevant PRC government agencies could reach a different conclusion, applicable laws, regulations, or interpretations could change and the Parent, its subsidiaries and the VIEs could be required to obtain such approvals in the future. If any approval, review or other procedure is in fact required, the Parent, its subsidiaries and the VIEs are not able to guarantee that they will obtain such approval or complete such review or other procedure in a timely manner or at all. Any approval that the Parent, its subsidiaries and the VIEs may be able to obtain could nevertheless be revoked and the terms of its issuance may impose restrictions on Ucommune’s operations and the Parent’s offerings relating to its securities.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions stressed the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Provisions, and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Measures, for public comment. Pursuant to the Administrative Provisions, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method.

Pursuant to the Administrative Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. Issuers already listed on an overseas stock exchange which offer securities to be listed on an overseas stock exchange shall file with the CSRC within three business days after the completion of such offering.

In accordance with a set of questions and answers published on the CSRC’s official website concurrently released with draft Administrative Provisions and Administrative Measures, a CSRC official indicated that the filing requirements proposed under such rules, once effective, will apply to future offerings and listings, including initial public offerings and follow-on offerings. Other filing requirements applicable to offerings and listings completed before such rules become effective will be separately provided and enacted with a sufficient interim period.

Considering that: (i) the Administrative Provisions and Administrative Measures are currently in draft form and have not yet become effective; (ii) no explicit provisions under currently effective PRC laws, regulations and rules clearly provide that indirect listing and offering through contractual arrangements, such as the Parent’s, are required to obtain approvals from PRC authorities, and (iii) the CSRC has not yet published any approvals or filing requirements applicable to listings, offerings and resale of securities completed before such rules become effective, the Parent believes the offerings of Securities under this prospectus are not subject to the approval of the CSRC or other equivalent PRC government authorities.

However, there remain substantial uncertainties as to whether and what requirements, including filing obligations, will be imposed on the Parent, its subsidiaries and the VIEs in the future. There is also a lack of clarity on the filing procedure, requirement and timeline, which may not be resolved until the Administrative Provisions and Administrative Measures become effective. If the Administrative Provisions and Administrative Measures come into effect in the current form before completion of the offerings of the Securities under this prospectus, or the competent authorities later provide other filing requirements applicable to the Parent, the Parent may be required to make a filing with the CSRC.

On December 27, 2021, the National Development and Reform Commission, or NDRC, and the Ministry of Commerce, or MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. According to the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their shares on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors. Since none of the PRC subsidiaries or the VIEs engages in businesses in which foreign investment is prohibited, the Parent believes that the PRC subsidiaries and the VIEs are not required to obtain such approval under the Negative List.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments), or the Draft CAC Regulation, which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (i) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (ii) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (iii) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (iv) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with other 12 governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review.

The Parent is of the view that the such requirement for cybersecurity review under the Draft CAC Regulation, if effective in the current form, and revised Cybersecurity Review Measures (2021), are not applicable to the PRC subsidiaries and the VIEs, primarily because, as of the date of the Prospectus, neither the PRC subsidiaries nor the VIEs: (i) have received any notice or determination from competent PRC governmental authorities identifying them as a critical information infrastructure operator; (ii) hold or process personal information of over one million users; or (iii) have received any investigation, notice, warning, or sanctions from applicable government authorities in relation to national security. However, the relevant PRC government agencies could reach a different conclusion, applicable laws, regulations, or interpretations could change and the PRC subsidiaries and the VIEs could be required to obtain such approvals in the future.

The Parent has been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities. If the CSRC, the CAC or another PRC authority subsequently determines that its approval was needed for the Business Combination and the previous follow-on public offering or warrants offerings of the Parent, or such approval is needed for future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China, the Parent may face adverse actions or sanctions by the CSRC, the CAC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on the Parent’s operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from the Parent’s previous public offerings into the PRC or take other actions that could materially adversely affect Ucommune’s business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Parent’s Class A ordinary shares. See “Risk Factors — Risks Relating to Doing Business in China — Although the Parent believes that PRC government approval is not required for future offerings of the Securities under this prospectus, PRC government authorities could reach a different conclusion. In addition, similar rules could restrict or require additional approvals for public offerings, including future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China” and “Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which Ucommune must conduct its business activities and may intervene or influence its operations at any time, which could result in a material change in its operations and the value of the Parent’s securities.”

What is Ucommune

Ucommune is China’s leading agile office space manager and provider with global ambitions. Ucommune operates the largest agile office space community in China in terms of number of agile office spaces, aggregate managed area and number of cities covered in China as of December 31, 2019, according to Frost & Sullivan.

Ucommune’s mission is to cultivate a new working culture anchored in four foundations: “Sharing, Innovation, Responsibility and Success for all.”

Ucommune is dedicated to providing specialized, integrated services for managing agile office spaces in China. With strong management and chain operating capabilities, Ucommune distinguishes itself through seamless integration of physical spaces offline and member community online, empowering its members to fulfil their dreams.

The agile office space Ucommune envisages is based on a standardized, intelligent, humanized, digital and physical setting. It is an open platform complemented by enterprise services, with office space covering both online and offline members.

Ucommune’s Business

The urban transformation and the evolution in working culture in China have created strong demand for flexible and innovative working space, creating a unique and significant opportunity for the agile office space industry. Ucommune’s brand is the most recognized agile office space brand in China, according to Frost & Sullivan. Ucommune’s leading brand position, evidenced by brand awareness and member satisfaction according to a survey conducted by Frost & Sullivan, demonstrates its operating excellence and supports its future development.

Ucommune’s nationwide agile office space network covers economically vibrant regions, including all the tier-1 and new tier-1 cities in China. Ucommune’s unique and comprehensive network provides enterprise members with flexible and cost-efficient office space solutions, helping them to expand into new geographic locations quickly and enhance productivity. Ucommune is also actively involved in the urban transformation of older and under-utilized buildings, redefining the commercial real estate sector in China.

Ucommune believes the establishment of an Ucommune agile office space can attract more traffic to and improve the image of the surrounding neighborhood. Through its physical spaces, Ucommune also offers a comprehensive suite of corporate services to empower its members, which are referred to as U Plus services.

Ucommune’s expertise in the real estate and retail industries has enabled it to operate its agile office spaces with high efficiency. Since the launch of Ucommune’s first agile office space in September 2015, Ucommune has replicated its success across China and expanded its footprint overseas with its strong management and chain operating capabilities. Ucommune had 273 spaces across 65 cities as of December 31, 2021, which 220 spaces were in operation, providing approximately 62,580 workstations to its members, and 53 spaces were under construction or preparation for construction. The following map illustrates its agile office space network in Greater China as of December 31, 2021:

Hulun Buir
Urumqi
Tieling
Benxi
Changchun
Tongliao
Shenyang
Chengde
Dandong
Fushun
Anshan
Tangshan
Beijing
Dalian
Tianjin
Langfang
Zhangjiakou
Hohhot
Datong
Baotou
Baoding
Taiyuan
Haidong
Shijiazhuang
Jinan
Weifang
Jinzhong
Qingdao
Tai'an
Jincheng
Linfen
Kaifeng
Zaozhuang
Xi'an
Weinan
Zhengzhou
Suqian
Taizhou
Xingtai
Yuncheng
Nanyang
Huai'an
Yangzhou
Zhenjiang
Zhoukou
Nanjing
Chengdu
Xiangfan
Huanggang
Shanghai
Lhasa
Wuhan
Chongqing
Qianjiang
Hangzhou
Ningbo
Suzhou
Yiyang
Changde
Luzhou
Lishui
Taizhou
ShangRao
Changsha
Nanchang
Changzhou
Zhuzhou
Xiangtan
Fuzhou
Jiaxing
Kunming
Xiamen
Honghe
Huizhou
Shenzhen
Yangjiang
Hong Kong
Shanwei
Beihai
Dongguan
Haikou
Guangzhou
Zhuhai
Sanya
Foshan
Number of spaces in one city:
1 – 10
11 – 50
>50

In addition, Ucommune provides spaces operated by Ucommune’s associates (which refer to spaces in which Ucommune has a minority interest investment but are operated by its associates and for which Ucommune does not consolidate the revenue from such spaces) to supplement Ucommune’s agile office space network. Ucommune refers members who need agile office space services in locations Ucommune does not operate directly to spaces operated by Ucommune’s associates and share its service experiences for such members with its associates. This network of spaces operated by Ucommune’s associates allows members to expand into new geographic locations by receiving a similar level of services provided by its agile office spaces. As of December 31, 2021, Ucommune had three spaces operated by Ucommune’s associates across three cities in Greater China and New York.

Ucommune currently operates its spaces under the following two models:

•        Self-operated Model.    Ucommune has three categories of spaces under its self-operated model.

•        U Space, under which Ucommune enters into leases with landlords for spaces with area generally over 200 m2 each, and design and build the spaces using its proprietary standard operating procedure, or SOP.

•        U Studio, under which Ucommune leases scattered and small office spaces with area generally less than 200 m2 each from landlords, and design and build the spaces using Ucommune’s proprietary SOP.

•        U Design, under which Ucommune provides one-stop customized services from location selection to daily operations in accordance with the specifications of its members.

•        Asset-light Model.    Ucommune provides space design and build as well as management services to develop and manage agile office spaces for landlords who bear most of the capital investments to build out and launch new spaces. Ucommune has two categories under its asset-light model.

•        U Brand, under which Ucommune primarily charges landlords management fees for branding, consulting and operating services.

•        U Partner, under which Ucommune shares revenue with landlords.

Ucommune has also been focusing on developing its asset-light model, under which Ucommune provides space design and build as well as management services to develop and manage agile office spaces for landlords who bear most of the capital investments to build and launch new spaces. The asset-light model allows more landlords to benefit from Ucommune’s professional capabilities and strong brand recognition, which in turn enables Ucommune’s business to scale in a cost-efficient manner.

As of December 31, 2021, Ucommune had 165 spaces under the asset-light model with managed area of approximately 622,815 m2, representing 72% of the aggregate managed area of approximately 865,150 m2 of all spaces. In 2021, Ucommune launched 40 new spaces under its asset-light model with managed area of approximately 271,355 m2, representing a 32% increase and a 77% increase in the number and managed area of new spaces under its asset-light model in 2020. In 2019, 2020 and 2021, Ucommune generated operating profit from the subsidiary that operates agile office spaces under its asset-light model. Ucommune intends to focus on expanding its asset-light business as one of its major growth drivers.

The profitability of Ucommune’s agile office space services is partly driven by the maturity of its agile office spaces, or the length of time a space has been open to its members. Ucommune defines spaces that have been open for more than 24 months as mature spaces. Once a space reaches maturity, occupancy is generally stable, Ucommune’s initial investment in build-out and sales and marketing to drive member acquisition is complete and the space typically generates recurring revenue and cash flows. As of December 31, 2021, the overall occupancy rates for Ucommune’s 220 total spaces in operation and 92 mature spaces were approximately 70% and 76.4%, respectively.

While physical office spaces constitute Ucommune’s core offering, Ucommune has built a smart and integrated platform connecting offline and online services via technological innovation. Ucommune’s app U Bazaar, and data management system, Udata, together with its smart office system and IOT solutions, have created a seamless working experience for its members to go beyond physical spaces and provide them with convenient access to Ucommune’s U Plus services (described in more detail below), resulting in enhanced member loyalty and an expanded member base. As of December 31, 2021, Ucommune had approximately 1,176,970 members, including approximately 1,141,780 individuals and 35,180 enterprises, ranging from large enterprises to SMEs.

Agile office spaces provide unique access to a large urban population with high disposable income in an office setting, providing significant monetization opportunities. Ucommune’s individual members using workstations generally spend an average of eight hours in its spaces during a typical working day, building rapport with Ucommune community and generating significant traffic and data. Powered by Ucommune’s technology capabilities, Ucommune offers various U Plus services meeting its members’ needs and preferences and build a vibrant Ucommune community serving a wider group of members beyond physical spaces.

Cooperating with over 700 business partners, Ucommune provides a comprehensive suite of U Plus services, including individual services, such as catering, fitness, healthcare, training and entertainment; general corporate services, such as corporate secretary, human resources, legal, finance, IT support and tax services; incubation and corporate venturing services; design and build services; advertising and branding services; and related services to Ucommune’s community.

Ucommune receives revenue from members by providing U Plus services and charging members fees based on services provided. Ucommune also generates revenue from its business partners and investees through different arrangements, including (i) revenue sharing arrangements under which Ucommune shares part of the revenue of its business partners as fees, and (ii) fixed fee arrangements under which Ucommune charges its business partners and investees fixed fees for leasing its spaces to provide services.

Ucommune also generates revenue by providing SAAS services, such as lease contract management, CRM promotion management, IOT intelligent device management, and tenant and member operation management services, to office buildings and industrial parks through Ucommune’s DOMES platform, described below. The client base and revenue of Ucommune’s SAAS business grew significantly in the fourth quarter of 2020 as China recovered from COVID-19. Ucommune’s expects this trend to continue as Ucommune develops its SAAS business.

Total revenue decreased by 24.9% from RMB1,167.4 million in 2019 to RMB877.1 million in 2020 and increased by 20.6% from 2020 to RMB1,057.5 million (US$165.9 million) in 2021. Ucommune’s spaces in operation decreased from 174 as of December 31, 2019, decreased to 163 as of December 31, 2020 and increased to 220 as of December 31, 2021. Ucommune’s member base increased from approximately 715,600 as of December 31, 2019 to approximately 1,044,700 as of December 31, 2020 and further to approximately 1,176,970 as of December 31, 2021. In 2020, the Parent’s financial condition and results of operation were materially and adversely affected by the impact of COVID-19 outbreak. Despite the adverse conditions, Ucommune has maintained its market leading position, as evidenced by the overall occupancy rate of 77% and 70% for all its spaces in operation as of December 31, 2020 and December 31, 2021, respectively.

The following chart illustrates Ucommune’s business model:

Our Business Model

1,176,970 members[1]
+
273 agile office spaces[2]
Self-operated model
U Space
U Studio
U Design
Asset-light model
U Brand
U Partner
U Bazaar APP
Smart office system
AI
Customer data
Operating data
Udata
UDA
U Plus services
Individual services
General corporate services
Incubation and corporate venturing services
Design and build services
Advertising and branding services
New initiatives
Precision marketing
E-commerce
Additional services to energize community

Notes:
(1) Approximate number as of December 31, 2021, including 1,141,780 individual members and 35,180 enterprise members
(2) As of December 31, 2021

1

The following chart illustrates Ucommune’s community:

Ucommune’s Strengths

Ucommune believes that the following strengths contribute to its success:

•        China’s leading agile office space brand rooted in deep understanding of local market dynamics;

•        Ucommune’s superior space operating efficiency and chain operating capabilities;

•        Ucommune’s technology-driven platform;

•        Ucommune’s dynamic agile office ecosystem empowering enterprise members;

•        Ucommune’s diversified monetization channels enabled by expansion of member base beyond physical spaces; and

•        Ucommune’s innovative management.

Ucommune’s Strategies

Ucommune intends to achieve its mission and further grow its business by pursuing the following strategies:

•        reinforce leading market position by exploring growth under Ucommune’s asset-light model and pursuing target expansion;

•        expand U Plus services to refine Ucommune’s ecosystem;

•        invest in technology to enhance operating efficiency and upgrade smart office system; and

•        selectively pursue acquisition and investment opportunities.

Ucommune’s Challenges

Investing in the Parent’s Securities involves a high degree of risk. You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 37 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before you decide whether to purchase any of the Parent’s Securities.

Ucommune’s ability to achieve its mission and execute its strategies is subject to certain challenges, risks and uncertainties, including its ability to:

•        sustain and manage its growth and expansion;

•        obtain sufficient funds to expand its business and respond to business opportunities;

•        attract more members;

•        successfully operate its spaces and U Plus services;

•        develop its technology;

•        compete with other players in co-working space industry efficiently; and

•        comply with the relevant laws and regulations in the PRC and other jurisdictions in which Ucommune operates.

Summary of Risk Factors

Investing in the Parent’s Securities involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 37 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in the Parent’s Securities. Below is a summary of the principal risks and uncertainties Ucommune faces, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Risks Relating to Ucommune’s Business and Industry

•        Ucommune’s limited operating history makes it difficult to predict its future prospects, business and financial performance.

•        Ucommune may not retain existing members, especially those who enter into short-term contracts with it, or attract new members at a level necessary to sustain or grow its business.

•        Ucommune’s growth has experienced volatility and in subject to various factors, some of which are beyond its control. If Ucommune is unable to manage its growth effectively, its business may be materially adversely affected.

•        The Parent has incurred significant losses historically, and it may experience significant losses in the future.

•        The Parent has substantial indebtedness and other liabilities and are exposed to liquidity constraints, which could make it difficult to obtain additional financing on favorable terms or at all and could adversely affect its financial condition, results of operations and ability to repay its debts.

•        The Parent has recorded negative cash flows from operating activities historically and may experience significant cash outflows or have net current liabilities in the future.

•        The Parent may continue to incur losses and negative cash flows from operating activities and deficit in the future. If the Parent is not able to return to profitability or raise sufficient capital to cover its capital needs, it would materially adversely affect the Parent’s ability to continue as a going concern.

•        The Parent’s financial condition and operational results are affected by occupancy rates. Ucommune faces heightened risks as it relies on many large enterprise members to sustain its occupancy rates.

•        Ucommune’s key operational metrics and other estimates may not accurately measure its operating performance.

•        The Parent requires significant capital to fund its operations and growth. If the Parent cannot obtain sufficient capital on acceptable terms, its business, financial condition and prospects may suffer.

•        Ucommune’s advertising and branding services are subject to risks associated with concentration of customers.

•        Ucommune’s expansion into new regions, markets and business areas may pose increased risks.

•        The Parent has incurred, and may in the future incur, impairment loss on long-lived assets and long-term prepaid expenses, and impairment loss on goodwill. Significant impairment of its long-lived assets and long-term prepaid expenses and impairment loss on goodwill could materially impact its financial position and results of its operations.

•        Ucommune faces vigorous competition. If Ucommune is not able to compete effectively with others, its business, financial condition and results of operations may be materially and adversely affected.

•        Ucommune’s success depends on the continuing efforts of its key management and capable personnel as well as its ability to recruit new talent. If Ucommune fails to hire, retain or motivate its staff, its business may suffer.

•        Certain of the Parent’s affiliated persons or entities are now or may in the future lease the building spaces they own to Ucommune or have other transactions with Ucommune. Ucommune may have conflicts of interest with the Parent’s officers and directors for such related party transactions and Ucommune may not resolve such conflicts on terms favorable to the Parent.

Risks Relating to the Corporate Structure

•        The Parent and its subsidiaries rely on contractual arrangements with the VIEs and their shareholders for a large portion of their operations. These arrangements may not be as effective as direct ownership in providing operational control. Any failure by the VIEs or their shareholders to perform their obligations under these contractual arrangements would materially adversely affect the Parent and its subsidiaries’ business.

•        The shareholders of the VIEs may have actual or potential conflicts of interest with the Parent, its subsidiaries and the VIEs, which may materially adversely affect the Parent and its subsidiaries’ business and financial condition.

•        The contractual arrangements are governed by PRC law. These contracts are interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

•        Substantial uncertainties in the PRC foreign investment legal regime may significantly impact the Parent’s corporate structure and operations.

•        Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that the Parent, its subsidiaries or the VIEs owe additional taxes, which could negatively affect their financial condition and the value of your investment.

•        The Parent and its subsidiaries may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt the Parent and its subsidiaries’ business, render them unable to conduct some or all of their business and constrain growth.

•        The Parent’s dual-class share structure with different voting rights may adversely affect the value and liquidity of the Parent’s Class A ordinary shares.

•        The Parent’s dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Parent’s Class A ordinary shares may view as beneficial.

•        Certain of the existing shareholders of the Parent have substantial influence over the Parent, and their interests may not be aligned with the interests of the Parent’s other shareholders.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Parent is incorporated under Cayman Islands law.

•        Certain judgments obtained against the Parent by its shareholders may not be enforceable.

For detail discussion of the above risk factors and the other risks relating to Ucommune’s corporate structure, see “Risk Factors — Risks Relating to the Corporate Structure.”

Risks Relating to Doing Business in China

•        Changes in China’s economic, political or social conditions or government policies could materially adversely affect Ucommune’s business.

•        Uncertainties with respect to the PRC legal system could adversely affect Ucommune.

•        Regulation and censorship of information disseminated over the internet in China may adversely affect Ucommune’s business and reputation and subject Ucommune to liability for information displayed on its website.

•        Fluctuations in exchange rates could have a material and adverse effect on the Parent’s results of operations and the value of your investment.

•        Any lack of requisite approvals, licenses or permits applicable to Ucommune’s business may materially adversely affect its business, financial condition and results of operations.

•        The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The Parent, its subsidiaries and the VIEs face risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect Ucommune.” In addition, the Chinese government may intervene or influence Ucommune’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China based issuers, which could result in a material change in Ucommune’s operations and/or the value of the Parent’s securities. See “Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which Ucommune must conduct its business activities and may intervene or influence its operations at any time, which could result in a material change in its operations and the value of the Parent’s securities.” Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder the Parent’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in China — Although the Parent believes that PRC government approval is not required for future offerings of the Securities under this prospectus, PRC government authorities could reach a different conclusion. In addition, similar rules could restrict or require additional approvals for public offerings, including future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China.”

In accordance with PRC laws and regulations, the PRC subsidiaries and the VIEs must maintain various approvals, licenses and permits to operate their business. Based on PRC laws and regulations in effect as of the date of this prospectus and the legal advice of Ucommune’s PRC legal counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries and the VIEs have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: (i) each of the PRC subsidiaries and the VIEs has obtained a business license; (ii) Beijing U Bazaar, through which the Parent’s subsidiaries conduct their VATS business, including value-added online services for their members, has obtained a value-added telecommunications license for Internet information service and online data processing and transactions; (iii) Beijing Daguan Architectural Engineering Co., Ltd., which engages in interior design service, has obtained a Certificate for Engineering Design Qualification; (iv) Beijing Daguan Architectural Engineering Co., Ltd, Beijing Dongyi Yuanda Architectural Decoration Engineering Co., Ltd and Guangdong Wanhe Construction Engineering Co., Ltd, which engage in construction services, have obtained Certificates for Construction Qualification and Safety Production Licenses; (v) Youxiao Chef (Beijing) Catering Co., Ltd., Xiamen Xunyuan Catering Service Co., Ltd and nine subsidiaries of Beijing Kuanneng Technology Co., Ltd, which engage in catering services, have obtained food operation licenses; and (vi) most of Ucommune’s self-operated model spaces have completed the required as-built acceptance check on fire prevention or fire safety filing. However, a small number of Ucommune’s self-operated model spaces have not completed such as-built acceptance check on fire prevention or fire safety filing. Ucommune’s spaces that fail to complete such as-built acceptance check on fire prevention as required by relevant laws and regulations may be ordered by the relevant government authorities to cease business. As a result, Ucommune may be subject to fines ranging from RMB30,000 to RMB300,000 per space, and Ucommune’s spaces that fail to complete such fire safety filing as required may be subject to fines of up to RMB5,000 per space. Based on relevant laws and regulations and Ucommune’s consultation with relevant government authorities, and as advised by Ucommune’s PRC counsel, the maximum amount of potential fines arising from the incompletion of the required as-built acceptance check on fire prevention and fire safety filing is approximately RMB0.6 million, as of the date of this prospectus. However, Ucommune has not received any material fines or penalties for such non-compliance.

Apart from the above, the Parent cannot assure you that the PRC subsidiaries and the VIEs will be able to maintain existing licenses, permits and approvals or that the government authorities will not subsequently require the PRC subsidiaries and VIEs to obtain any additional licenses, permits and approvals. If the PRC subsidiaries and the VIEs fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, the PRC subsidiaries and the VIEs may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC subsidiaries and the VIEs may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact Ucommune’s brand. See “Risk Factors — Risks Relating to Doing Business in China — Any lack of requisite approvals, licenses or permits applicable to Ucommune’s business may materially adversely affect its business, financial condition and results of operations.”

Based on PRC laws and regulations in effect as of the date of this prospectus and the legal advice of Ucommune’s PRC legal counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the Parent believes the Parent, its subsidiaries and the VIEs are not required to obtain approvals from any PRC government authorities, including the CSRC, the CAC or any other government entity, to offer securities to foreign investors. As a result, the Parent, its subsidiaries and the VIEs have not submitted any application to the CSRC, the CAC or other PRC authorities for approval. As of the date of this prospectus, the Parent, its subsidiaries and the VIEs have not received any inquiry, notice, warning or official objection from the CSRC, the CAC or any other PRC authorities. However, the relevant PRC government agencies could reach a different conclusion, applicable laws, regulations, or interpretations could change and the Parent, its subsidiaries and the VIEs could be required to obtain such approvals in the future. If any approval, review or other procedure is in fact required, the Parent, its subsidiaries and the VIEs are not able to guarantee that they will obtain such approval or complete such review or other procedure in a timely manner or at all. Any approval that the Parent, its subsidiaries and the VIEs may be able to obtain could nevertheless be revoked and the terms of its issuance may impose restrictions on Ucommune’s operations and the Parent’s offerings relating to its securities.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions stressed the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Provisions, and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Measures, for public comment. Pursuant to the Administrative Provisions, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method.

Pursuant to the Administrative Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. Issuers already listed on an overseas stock exchange which offer securities to be listed on an overseas stock exchange shall file with the CSRC within three business days after the completion of such offering.

In accordance with a set of questions and answers published on the CSRC’s official website concurrently released with draft Administrative Provisions and Administrative Measures, a CSRC official indicated that the filing requirements proposed under such rules, once effective, will apply to future offerings and listings, including initial public offerings and follow-on offerings. Other filing requirements applicable to offerings and listings completed before such rules become effective will be separately provided and enacted with a sufficient interim period.

Considering that: (i) the Administrative Provisions and Administrative Measures are currently in draft form and have not yet become effective; (ii) no explicit provisions under currently effective PRC laws, regulations and rules clearly provide that indirect listing and offering through contractual arrangements, such as the Parent’s, are required to obtain approvals from PRC authorities, and (iii) the CSRC has not yet published any approvals or filing requirements applicable to listings, offerings and resale of securities completed before such rules become effective, the Parent believes the offerings of Securities under this prospectus are not subject to the approval of the CSRC or other equivalent PRC government authorities.

However, there remain substantial uncertainties as to whether and what requirements, including filing obligations, will be imposed on the Parent, its subsidiaries and the VIEs in the future. There is also a lack of clarity on the filing procedure, requirement and timeline, which may not be resolved until the Administrative Provisions and Administrative Measures become effective. If the Administrative Provisions and Administrative Measures come into effect in the current form before completion of the offerings of the Securities under this prospectus, or the competent authorities later provide other filing requirements applicable to the Parent, the Parent may be required to make a filing with the CSRC. On December 27, 2021, NDRC and MOFCOM jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. According to the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their securities on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors. Since none of the PRC subsidiaries or the VIEs engages in businesses in which foreign investment is prohibited, the Parent believes that the PRC subsidiaries and the VIEs are not required to obtain such approval under the Negative List.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments), or the Draft CAC Regulation, which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (i) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (ii) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (iii) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (iv) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with other 12 governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review.

The Parent is of the view that the such requirement for cybersecurity review under the Draft CAC Regulation, if effective in the current form, and revised Cybersecurity Review Measures (2021), are not applicable to the PRC subsidiaries or the VIEs, primarily because, as of the date of the Prospectus, neither the PRC subsidiaries nor the VIEs: (i) have received any notice or determination from competent PRC governmental authorities identifying them as a critical information infrastructure operator; (ii) hold or process personal information of over one million users; or (iii) have received any investigation, notice, warning, or sanctions from applicable government authorities in relation to national security. However, the relevant PRC government agencies could reach a different conclusion, applicable laws, regulations, or interpretations could change and the PRC subsidiaries and the VIEs could be required to obtain such approvals in the future.

The Parent has been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities. If the CSRC, the CAC or another PRC authority subsequently determines that its approval was needed for the Business Combination and the previous follow-on public offering or warrants offerings of the Parent, or such approval is needed for future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China, the Parent may face adverse actions or sanctions by the CSRC, the CAC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on the Parent’s operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from the Parent’s previous public offerings into the PRC or take other actions that could materially adversely affect Ucommune’s business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Parent’s Class A ordinary shares. See “Risk Factors — Risks Relating to Doing Business in China — Although the Parent believes that PRC government approval is not required for future offerings of the Securities under this prospectus, PRC government authorities could reach a different conclusion. In addition, similar rules could restrict or require additional approvals for public offerings, including future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China” and “Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which Ucommune must conduct its business activities and may intervene or influence its operations at any time, which could result in a material change in its operations and the value of the Parent’s securities.”

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on the Parent, the PRC subsidiaries and the VIEs by the PRC government. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Parent, its subsidiaries or the VIEs by the PRC government to transfer cash. See “Risk Factors — Risks Relating to Doing Business in China — If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities registered in this prospectus may decline in value or become worthless.”

Cash may be transferred within the group in the following manner when needed: (i) the Parent may transfer funds to its subsidiaries, including the PRC subsidiaries, by way of capital contributions or loans in accordance with the internal cash management policies described below and the “major operational decision management system” which is established by the risk control and compliance department of the Parent, discussed, considered and reviewed by the management team of the Parent, including its chief executive officer and chief financial officer, and approved by the chairman of the board of directors of the Parent; (ii) the Parent and its subsidiaries may provide loans to the VIEs and vice versa in accordance with the internal cash management policies described below; (iii) funds may be transferred from the VIEs to the WFOEs, as service fees for services contemplated by the VIE agreements namely, the Exclusive Business Cooperation Agreement relating to Ucommune Venture and Beijing U Bazaar and the Exclusive Technology Consulting and Service Agreement relating to Weixue Tianxia; (iv) the PRC subsidiaries, including the WFOEs, may pay dividends to their shareholders, which are the Parent’s subsidiaries incorporated in Hong Kong and indirectly wholly-owned by the Parent, out of their retained earnings in accordance with their articles of association and in compliance with applicable PRC laws and regulations; and (v) the Parent’s non-PRC subsidiaries may make dividends or other distributions to the Parent in accordance with the articles of association or incorporation documents of the relevant non-PRC subsidiaries and in compliance with applicable local laws and regulations. Because the Parent is the primary beneficiary of the VIEs through contractual arrangements and the Parent and its subsidiaries do not have equity ownership in the VIEs, neither the Parent nor its subsidiaries are able to make direct capital contributions to the VIEs or their respective subsidiaries, and the VIEs are not able to make dividends or other distributions to the Parent. See “Item 3. Key Information — A. Selected Financial Data — Selected Financial Information — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference.

Ucommune has established stringent controls and procedures for cash flows within Ucommune’s organization based on internal cash management policies established by the group finance department in Beijing, discussed, considered and reviewed by the relevant departments in the group and approved by the chairman of the board of directors of the Parent. Each transfer of cash among the Parent, its subsidiaries and the VIEs is subject to internal approval of each relevant company. To effect a cash transfer, a number of steps are needed, including but not limited to the issuance of payment receipt, logging into the online banking system and completing its verification process, inspection of the invoice, and payment execution. Only the finance department of each relevant company is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk. See “Prospectus Summary — Ucommune’s Corporate Structure.”

Since January 1, 2018, cash has been transferred through the group in terms of loans; there have been no other transfers, dividends or distributions made to date between the Parent as the holding company, its subsidiaries and the consolidated VIEs, or to investors; and there have been no other cash flows and transfers of other assets by type that have occurred between the Parent as the holding company, its subsidiaries, and the consolidated

VIEs. As of the date of this prospectus, none of the Parent’s subsidiaries had distributed any dividends or made any other distributions to the Parent. As of the same date, the Parent had not distributed any dividends or made any other distributions to U.S. investors. See “Item 3. Key Information — A. Selected Financial Data — Selected Financial Information — Selected Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and other Subsidiaries — Inter-group balances due from VIEs/Subsidiaries — Intercompany loan lent” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. The WFOEs and the VIEs do not intend to distribute earnings or settle amounts owed under the VIE agreements.

As an offshore holding company, the Parent may use the proceeds of its offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries or provide loans to the consolidated VIEs, in each case subject to the satisfaction of applicable regulatory requirements. Before the Parent or its offshore entities provide loans to their onshore entities (i.e. the PRC subsidiaries and the VIE entities), the borrower must make filings with the SAFE or its local counterparts in accordance with relevant PRC laws and regulations. In addition, in accordance with the Notice on Promoting the Reform of the Filing and Registration System for Issuance of Foreign Debt by Corporates issued by the NDRC on September 14, 2015, or the NDRC Circular, for loans provided by the Parent or its offshore entities to their PRC subsidiaries or the VIE entities with a term of more than one year, the borrower must also obtain a certificate of registration from the NDRC before obtaining such loan, and report relevant information to the NDRC afterward.

In August 2020, Ucommune Venture entered into a loan agreement with Ucommune HK, under which Ucommune HK agreed to provide loans of up to a total of US$60 million to Ucommune Venture and Ucommune Venture could drawdown the loans in multiple tranches (up to an aggregate of US$60 million) within three years from the date of the first drawdown. Thereafter, both parties entered into two supplement agreements in January 2021 and March 2021. As of the date of this prospectus, Ucommune HK has provided a total of US$41 million in loans to Ucommune Venture, of which US$4 million have been repaid, under such loan agreements since the completion of the Business Combination in November 2020, using proceeds from the Parent’s previous PIPE financing and follow-on offerings. Such loans were included in intercompany loans, and disclosed as roll-forwards of the investment in subsidiaries and VIEs. Ucommune Venture has completed the filing procedure with Beijing Foreign Exchange Management Department, a local branch of SAFE, but has not yet made the registration with the NDRC. The NDRC Circular does not expressly state the legal consequences for such non-compliance. However, the NDRC has indicated in several public notices on its website that punitive measures, such the credit discipline, public criticism and suspension from applying for registration in the future, might be imposed on the such enterprises. As of the date of this prospectus, Ucommune Venture has not received any inquiry, notice, warning or sanction from the NDRC in relation to this loan. The PRC subsidiaries and the VIE entities that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. See “Risk Factors — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay the Parent from using the proceeds of securities offerings to make loans or additional capital contributions to the PRC subsidiaries, which could materially adversely affect the Parent’s liquidity and the Parent’s ability to fund and expand Ucommune’s business.”

The Parent, its subsidiaries and the VIEs are subject to restrictions on foreign exchange and their ability to transfer cash between entities, across borders, and to U.S. investors. Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries and the VIEs need to obtain SAFE approval to use cash generated from operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. See “Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit the ability of the Parent, its subsidiaries and the VIEs to utilize net revenue effectively and their ability to transfer cash among the group, across borders, and to investors and affect the value of your investment.”

The PRC subsidiaries may pay dividends to their shareholders, which are the Parent’s subsidiaries incorporated in Hong Kong and indirectly wholly-owned by the Parent, out of their retained earnings in accordance with and in compliance with applicable PRC laws and regulations and their articles of association. As of the date of this prospectus, none of the Parent’s subsidiaries had distributed any dividends or made any other distributions to the Parent or Ucommune Group Holdings. As of the same date, the Parent had not distributed any dividends or made any other distributions to U.S. investors. The PRC subsidiaries and the VIEs are subject to restrictions and limitations on their ability to distribute earnings from their businesses to the Parent and U.S. investors as well as their ability to settle amounts owed under the VIE agreements. The PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. PRC regulations permit a PRC subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries and the VIEs is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. See “Risk Factors — Risks Relating to Doing Business in China — The Parent may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements Ucommune may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Parent could materially adversely affect Ucommune’s ability to conduct its business.”

Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. As of the date hereof, the Parent’s auditor, Marcum Bernstein & Pinchuk LLP, is not among the auditor firms listed on the HFCAA determination list, which list notes all of the auditor firms that the PCAOB is not able to inspect. However, trading in the Parent’s securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB, determines that it cannot inspect the workpapers prepared by the Parent’s auditor and that as a result an exchange may determine to delist the Parent’s securities. See “Risk Factors — Risks Relating to Doing Business in China — Trading in the Parent’s securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines the Parent’s audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist the Parent’s securities, and the Parent’s securities may be prohibited from being traded over-the-counter.”

Ucommune’s History and Corporate Structure

Ucommune’s Corporate History

Ucommune International Ltd has been the ultimate holding company since November 2020 after the completion of the Business Combination. Ucommune International Ltd was incorporated in the Cayman Islands on June 16, 2020 as an exempted company with limited liability.

Ucommune commenced operations in April 2015 through Ucommune Venture. Ucommune expanded its operations beyond Greater China to Singapore in July 2017. Ucommune entered into New York market through the space operated by Ucommune’s associate in April 2018. In August 2018, Ucommune established Beijing U Bazaar.

Ucommune underwent a series of restructuring transactions, which primarily included the following:

•        In September 2018, Ucommune Group Holdings was incorporated under the laws of the Cayman Islands.

•        In December 2018, Ucommune HK was incorporated under the laws of Hong Kong.

•        In January 2019, Ucommune Technology was incorporated in the PRC as a wholly owned subsidiary of Ucommune HK.

•        In May 2019, Ucommune Technology entered into a series of contractual arrangements with Ucommune Venture as well as its shareholders, and the contractual arrangements were renewed in July 2019 and in November 2019.

•        In May 2019, Ucommune Technology entered into a series of contractual arrangements with Beijing U Bazaar as well as its shareholder. The Parent is the primary beneficiary under contractual arrangements with Ucommune Venture and Beijing U Bazaar and their respective subsidiaries.

In May 2019, Ucommune acquired Melo Inc., a holding company incorporated under the laws of Delaware. Beijing Melo, a company engaging in smart office systems development, is a wholly-owned subsidiary of Melo Inc. Ucommune believes the acquisition strengthens its technology capability and enables it to provide advanced office solutions to its members. Beijing Melo entered into a series of contractual arrangements with Weixue Tianxia, a company incorporated in the PRC in December 2017, as well as its respective shareholders, under which the Parent is the primary beneficiary of Weixue Tianxia.

On November 17, 2020, Ucommune consummated a business combination pursuant to a merger agreement with Orisun Acquisition Corp. and certain other parties. Upon completion of the Business Combination, the combined company, or Ucommune International Ltd, remains as the surviving publicly traded entity. Following the business combination, Ucommune Group Holdings became a wholly owned subsidiary of Ucommune International Ltd.

Starting from November 17, 2020, the Parent’s Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “UK” and the warrants of the Parent, expiring on November 17, 2025, are listed on the Nasdaq under the symbol “UKOMW.”

The Parent is regarded as the primary beneficiary of each of Ucommune Venture, Beijing U Bazaar and Weixue Tianxia and their respective subsidiaries. The Parent treats them as its consolidated affiliated entities under with U.S. GAAP and have consolidated the financial results of these entities in the combined and consolidated financial statements in accordance with U.S. GAAP.

In this prospectus, each of Ucommune Technology and Beijing Melo is referred to as the WFOE, and each of Ucommune Venture, Beijing U Bazaar and Weixue Tianxia and their subsidiaries is referred to as the VIE under which the Parent is the primary beneficiary. For more details and risks related to the VIE structure, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with the VIEs and Their Respective Shareholders” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference and “Risk Factors — Risks Relating to the Corporate Structure.”

On April 21, 2022, shareholders of the Parent approved a share consolidation of 20 ordinary shares with par value of US$0.0001 each in the Parent’s issued and unissued share capital into one ordinary share with par value of US$0.002 each of the Parent, or the Share Consolidation, at an extraordinary general meeting, or the Meeting, by ordinary resolutions. As a result, the Share Consolidation became effective at 5 P.M. on April 21, 2022, U.S. Eastern time, and the Class A ordinary shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market when the market opened on the next business trading day under the same symbol “UK” but under a new CUSIP number of G9449A 209. No fractional shares were issued in connection with the Share Consolidation. All fractional shares were rounded up to the whole number of shares. Each twenty pre-split ordinary shares outstanding automatically combined and converted to one issued and outstanding ordinary share without any action on the part of the shareholders, and the terms of the outstanding warrants, unit purchase options, senior convertible debentures and awards under share incentive plans of the Parent were adjusted automatically without any action on the part of the holders of those warrants, unit purchase options, senior convertible debentures and awards under share incentive plans. Immediately following the Share Consolidation, the authorized share capital of the Parent became US$50,000.00 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (a) 20,000,000 Class A ordinary shares of par value of US$0.002 each and (b) 5,000,000 Class B ordinary shares of par value of US$0.002 each.

From a Cayman Islands legal perspective, the Share Consolidation does not have any retroactive effect on the Parent’s shares prior to the effective date on April 21, 2022. However, references to the Parent’s ordinary shares in this registration statement are stated as having been retroactively adjusted and restated to give effect to the Share Consolidation, as if the Share Consolidation had occurred by the relevant earlier date. As a result of the

Share Consolidation, the Parent’s issued and outstanding ordinary shares have been retroactively adjusted, where applicable, in this registration statement to give effect to the Share Consolidation of the ordinary shares of the Parent, as if it had occurred at the beginning of the earlier period presented.

On February 2, 2021, the Parent completed a follow-on offering of 4,938,271 Class A ordinary shares and warrants to purchase 4,938,271 Class A ordinary shares at a combined offering price of US$4.05 for one Class A ordinary share and one firm warrant to purchase one Class A ordinary share (or, 246,914 Class A ordinary shares and warrants to purchase 246,914 Class A ordinary shares at a combined offering price of US$81.00 for 0.05 Class A ordinary shares and one firm warrant to purchase 0.05 ordinary shares after retroactively adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022), or the base offering. The warrants will expire on February 2, 2026. The underwriter in this offering exercised its option in full to purchase an additional 740,740 warrants to purchase ordinary shares at an offering price of US$0.01 per warrant, which closed concurrently with the base offering.

On March 18, 2021, the Parent filed a registration statement on Form F-1 (File No. 333-254442), as amended, to which a prospectus forms a part, related to (i) the resale from time to time of an aggregate of 6,030,670 Class A ordinary shares (or, 301,538 Class A ordinary shares after retroactively adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022) issued by the Parent to certain investors in a PIPE investment in connection with Business Combination, (ii) the issuance by the Parent of (a) up to 2,336,612 Class A ordinary shares (or, 116,831 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the exercise of outstanding warrants, each exercisable to purchase one-half of one Class A ordinary share at a price of US$11.50 per share (or, exercisable to purchase 0.025 Class A ordinary shares at a price of US$230.00 per share after retroactively adjusted to reflect the Share Consolidation), expiring on November 17, 2025 and (b) up to 5,679,011 Class A ordinary shares upon the exercise of outstanding warrants, each exercisable to purchase one Class A ordinary share at a price of US$4.05 per share (or, up to 283,951 Class A ordinary shares upon the exercise of outstanding warrants, each exercisable to purchase 0.05 Class A ordinary share at a price of US$81.00 per share after retroactively adjusted to reflect the Share Consolidation), expiring on February 2, 2026, and (iii) the issuance by the Parent of (a) 333,002 Class A ordinary shares (or, 16,651 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the exercise of unit purchase options, or the UPOs, (b) 333,002 warrants to purchase an additional 166,501 Class A ordinary shares (or, 8,326 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the exercise of the UPOs, or the UPO Warrants, (c) 333,002 rights to convert to an additional 33,300 Class A ordinary shares (or, 1,665 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the exercise of the UPOs, or the UPO Rights, (d) 166,501 Class A ordinary shares (or, 8,326 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the exercise of the UPO Warrants and (e) 33,300 Class A ordinary shares (or, 1,665 Class A ordinary shares after retroactively adjusted to reflect the Share Consolidation) upon the conversion of the UPO Rights. The registration statement became effective on March 22, 2021. On July 2, 2021, the Parent withdrew such registration statement. Securities registered therein, together with other securities registered herein, will be offered pursuant to this registration statement (File No. 333-257664), to which a prospectus forms a part.

Corporate Information

Ucommune’s principal executive offices are located at Floor 8, Tower D, No.2 Guang Hua Road, Chaoyang District, Beijing, People’s Republic of China. Ucommune’s telephone number at this address is +8610 6506-7789.

The Parent’s registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Parent’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact Ucommune for any inquiries through the address and telephone number of its principal executive office. Ucommune’s principal website is https://www.ucommune.com/. The information contained on its website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for its last fiscal year, the Parent qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

The Parent may take advantage of these provisions for up to five years or such earlier time that the Parent is no longer an emerging growth company. The Parent will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which it has total annual gross revenues of at least US$1.07 billion; (ii) the last day of its fiscal year following the fifth anniversary of the date of the first sale of the Parent’s Class A ordinary shares pursuant to its initial public offering; (iii) the date on which the Parent has issued more than US$1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which the Parent is deemed to be a large accelerated filer under the rules of the SEC, which means the market value of the Parent’s ordinary shares that are held by non-affiliates equals or exceeds US$700.0 million as of the last business day of its most recently completed second fiscal quarter. The Parent may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Parent has elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

As the Parent is a foreign private issuer, the Parent is exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and the Parent’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Parent is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose.

The Parent may follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, the Parent’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange. As of the date of this prospectus, the Parent does not have a majority of independent directors serving on its Board of Directors, its audit committee composed entirely of only two independent directors and the Parent has not established a nominating committee and a compensation committee composed entirely of independent directors.

The Parent may take advantage of these exemptions until such time as it is no longer a foreign private issuer. The Parent would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, the Parent has taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

Summary COMBINED AND Consolidated Financial Data and Operating Data

Summary Financial Information

The following summary combined and consolidated statements of operations data for the years ended December 31, 2019, 2020 and 2021, summary combined and consolidated balance sheet data as of December 31, 2019, 2020 and 2021 and summary combined and consolidated cash flow data for the years ended December 31, 2019, 2020 and 2021 have been derived from the audited combined and consolidated financial statements included or incorporated by reference in this prospectus or the applicable prospectus supplement. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

The historical results are not necessarily indicative of results expected for future periods. You should read this Summary Combined and Consolidated Financial Data and Operating Data section together with the combined and consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or “Operating and Financial Review and Prospects” included or incorporated by reference in this prospectus or the applicable prospectus supplement.

The following table presents the summary combined and consolidated statements of operation data for the years ended December 31, 2019, 2020 and 2021.

	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands, except for shares and per share data)
Summary Combined and Consolidated Statements of Operation Data:
Revenue:
Workspace membership revenue	557,994	422,984	376,642	59,103
Marketing and branding service revenue	534,826	317,461	463,475	72,729
Other service revenue	74,538	136,692	217,391	34,113
Total revenue	1,167,358	877,137	1,057,508	165,945

Cost of revenue(1):
Workspace membership	(814,002)	(557,102)	(508,121)	(79,735)
Marketing and branding services	(485,473)	(297,893)	(444,717)	(69,786)
Other services	(69,917)	(113,074)	(181,222)	(28,438)
Total cost of revenue (excluding impairment loss)	(1,369,392)	(968,069)	(1,134,060)	(177,959)
Impairment loss on long-lived assets and long-term prepaid expenses	(52,030)	(36,505)	(114,485)	(17,965)
Impairment loss on goodwill	—	—	(1,504,525)	(236,093)
Pre-opening expenses	(15,124)	—	—	—
Sales and marketing expenses	(75,841)	(47,061)	(61,670)	(9,677)
General and administrative expenses	(181,582)	(320,202)	(376,417)	(59,068)
Remeasurement gain of previously held equity interests in connection with step acquisitions	386	—	—	—
Change in fair value of warrant liability	—	—	6,837	1,073
Change in fair value of liabilities to be settled in shares	(179,475)	—	—	—
Loss from operations	(705,700)	(494,700)	(2,126,812)	(333,744)
Interest expense, net	(10,402)	(12,863)	(3,262)	(512)
Subsidy income	16,782	13,931	7,352	1,154
Impairment loss on long-term investments	(37,453)	(10,060)	(1,371)	(215)
Gain on disposal of long-term investments	—	8,561	—	—
Loss on disposal of subsidiaries	—	—	(14,978)	(2,350)
Other (expense)/income, net	(63,480)	30,393	(19,260)	(3,022)
Loss before income taxes and loss from equity method investments	(800,253)	(504,441)	(2,158,331)	(338,689)
Provision for income taxes	(4,872)	(2,864)	(4,479)	(703)
Loss from equity method investments	(1,548)	(639)	(27)	(4)
Net loss	(806,673)	(507,944)	(2,162,837)	(339,396)
Less: net loss attributable to non-controlling interests	(15,523)	(19,452)	(166,424)	(26,116)
Net loss attributable to Ucommune International Ltd.	(791,150)	(488,492)	(1,996,413)	(313,280)

Net loss per share attributable to ordinary shareholders of Ucommune International Ltd.(2)
– Basic and diluted(2)	(316.00)	(149.98)	(462.88)	(72.64)

Weighted average shares used in calculating net loss per share(2)
– Basic and diluted(2)	2,503,708	3,257,088	4,313,064	4,313,064

____________

(1)      Cost of revenue does not include impairment loss, and the Parent generally does not consider impairment factor on a routine basis when operating and managing the co-working space business.

(2)      Par value of ordinary shares, additional paid-in capital and share data have been retroactively restated to give effect to the reverse recapitalization, see Note 1(a) to the combined and consolidated financial statements. Further, the ordinary shares are presented on a retroactive basis to reflect the Parent’s Share Consolidation on April 21, 2022 (see Note 26 to the combined and consolidated financial statements).

The following table presents the summary combined and consolidated balance sheet data as of December 31, 2019, 2020 and 2021.

	As of December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Summary Combined and Consolidated Balance Sheet Data:
Current assets
Cash and cash equivalents	175,774	348,064	165,792	26,016
Restricted cash, current	—	52,199	50,703	7,956
Term deposits, current	41,715	47,710	—	—
Short-term investments	37,930	5,900	26,423	4,146
Accounts receivable, net of allowance	86,200	125,359	132,264	20,755
Prepaid expenses and other current assets, net	135,830	163,401	147,676	23,173
Loans receivable	—	—	—	—
Amounts due from related parties, current	52,611	24,504	54,715	8,586
Held-for-sale assets, current	365,233	—	—	—
Total current assets	886,293	767,137	577,573	90,632

Non-current assets
Restricted cash, non-current	20,527	527	—	—
Long-term investments	29,329	9,051	22,231	3,489
Property and equipment, net	567,844	350,980	231,795	36,374
Right-of-use assets, net	1,851,729	879,348	678,769	106,514
Intangible assets, net	40,105	28,420	16,639	2,611
Goodwill	1,533,485	1,533,485	43,011	6,749
Rental deposit	98,486	61,170	35,920	5,637
Long-term prepaid expenses	116,363	113,271	72,135	11,320
Amounts due from related parties, non-current	884	297	498	78
Other assets, non-current	185	194,444	194,444	30,513
Total non-current assets	4,258,937	3,170,993	1,295,442	203,284
Total assets	5,145,230	3,938,130	1,873,015	293,916
Total current liabilities	1,625,690	1,138,690	1,031,530	161,870
Total non-current liabilities	1,415,426	613,824	463,774	72,776
Total liabilities	3,041,116	1,752,514	1,495,304	234,646
Total equity	2,104,114	2,185,616	377,711	59,270
Total liabilities and shareholders’ equity	5,145,230	3,938,130	1,873,015	293,916

The following table presents the summary combined and consolidated cash flow data for the years ended December 31, 2019, 2020 and 2021.

	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Summary Combined and Consolidated Cash Flow Data:
Net cash used in operating activities	(223,357)	(27,644)	(199,120)	(31,245)
Net cash provided by(used in) investing activities	7,424	(39,258)	(59,083)	(9,272)
Net cash provided by financing activities	104,379	289,576	78,894	12,379
Effects of exchange rate changes	(51)	(18,185)	(4,986)	(783)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(111,605)	204,489	(184,295)	(28,921)
Cash, cash equivalents and restricted cash – beginning of the year	307,906	196,301	400,790	62,893
Cash, cash equivalents and restricted cash – end of the year	196,301	400,790	216,495	33,972

Non-GAAP Financial Measures

To supplement the combined and consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, the Parent uses the following non-GAAP financial measures for the combined and consolidated results: EBITDA (including EBITDA margin), adjusted EBITDA (including adjusted EBITDA margin) and adjusted net loss. The Parent believes that EBITDA, adjusted EBITDA and adjusted net loss help understand and evaluate its core operating performance.

EBITDA, adjusted EBITDA and adjusted net loss are presented to enhance investors’ overall understanding of Ucommune’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP financial measures. As EBITDA, adjusted EBITDA and adjusted net loss have material limitations as analytical metrics and may not be calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

In light of the foregoing limitations, you should not consider EBITDA, adjusted EBITDA and adjusted net loss as substitutes for, or superior to, net loss prepared in accordance with U.S. GAAP. The Parent encourages investors and others to review its financial information in its entirety and not rely on any single financial measure. For more information on these non-GAAP financial measures, see the table below.

EBITDA represents net loss before interest expense, net, provision for income taxes, depreciation of property and equipment and amortization of intangible assets.

Adjusted EBITDA represents net loss before (i) interest expense, net, other expense/(income), net, provision for income taxes and loss on disposal of subsidiaries and (ii) certain non-cash expenses, consisting of share-based compensation expense, impairment loss on long-term investments, impairment loss on long-lived assets and long-term prepaid expenses, impairment loss on goodwill, depreciation of property and equipment, amortization of intangible assets, change in fair value of warrant liability and change in fair value of liabilities to be settled in shares, which the Parent does not believe are reflective of Ucommune’s core operating performance during the periods presented.

Adjusted net loss represents net loss before share-based compensation expense, impairment loss on long-lived assets and long-term prepaid expenses, impairment loss on long-term investments, impairment loss on goodwill, change in fair value of warrant liability, change in fair value of liabilities to be settled in shares and loss/(gain) on disposal of subsidiaries.

The following table sets forth a reconciliation of net loss to EBITDA and adjusted EBITDA for the periods indicated:

	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Net loss	(806,673)	(507,944)	(2,162,837)	(339,396)
Interest expense, net	10,402	12,863	3,262	512
Provision for income taxes	4,872	2,864	4,479	703
Depreciation of property and equipment	108,303	76,353	71,697	11,251
Amortization of intangible assets	10,803	11,202	10,154	1,593
EBITDA (non-GAAP)	(672,293)	(404,662)	(2,073,245)	(325,337)
Share-based compensation expense	—	202,333	249,317	39,123
Impairment loss on long-lived assets and long-term prepaid expenses	52,030	36,505	114,485	17,965
Impairment loss on goodwill	—	—	1,504,525	236,093
Change in fair value of liabilities to be settled in shares	179,475	—	—	—
Change in fair value of warrant liability	—	—	(6,837)	(1,073)
Impairment loss on long-term investments	37,453	10,060	1,371	215
Loss on disposal of subsidiaries	—	39,703	14,978	2,350
Other expense/(income), net	63,480	(30,393)	19,260	3,022
Adjusted EBITDA (non-GAAP)	(339,855)	(146,454)	(176,146)	(27,642)

The table below sets forth a reconciliation of net loss to adjusted net loss for the periods indicated:

	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Net loss	(806,673)	(507,944)	(2,162,837)	(339,396)
Share-based compensation expense	—	202,333	249,317	39,123
Impairment loss on long-lived assets and long-term prepaid expenses	52,030	36,505	114,485	17,965
Impairment loss on goodwill	—	—	1,504,525	236,093
Change in fair value of liabilities to be settled in shares	179,475	—	—	—
Change in fair value of warrant liability	—	—	(6,837)	(1,073)
Impairment loss on long-term investments	37,453	10,060	1,371	215
Loss on disposal of subsidiaries	—	39,703	14,978	2,350
Adjusted net loss (non-GAAP)	(537,715)	(219,343)	(284,998)	(44,723)

Summary Condensed Combined and Consolidated Financial Statement Information of Parent, the VIEs, the WFOEs, the HK Subsidiaries and Other Subsidiaries

The following condensed combined and consolidated financial statement information presents information related to Ucommune International Ltd., or the Parent, which is the investment holding company, the VIEs, the WFOEs, the subsidiaries incorporated in Hong Kong, or the HK Subsidiaries, and other subsidiaries as of and for the periods indicated.

	As of December 31, 2021
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Cash and cash equivalent	1,284	125,064	6,521	29,236	3,687	—	165,792
Held-for-sale asset, current	—	—	—	—	—	—	—
Inter-Company balances due from VIEs/Subsidiaries	493,382	—	—	—	—	(493,382)	—
Other current assets	—	382,788	13,800	50,704	88,265	(123,776)	411,781
Total current assets	494,666	507,852	20,321	79,940	91,952	(617,158)	577,573
Property and equipments, net	—	229,655	17	2,123	—	—	231,795
Right of use assets, net	—	644,886	—	2,785	31,098	—	678,769
Goodwill	—	28,912	—	—	14,099	—	43,011
Other non-current assets	—	333,442	—	8,219	206	—	341,867
Total non-current assets	—	1,236,895	17	13,127	45,403	—	1,295,442
Total assets	494,666	1,744,747	20,338	93,067	137,355	(617,158)	1,873,015
Accounts payable	5,231	261,204	—	—	—	(3,217)	263,218
Investment deficit in subsidiaries and consolidated VIEs	97,625	—	—	—	—	(97,625)	—
Inter-Company balances due to Parent/VIEs/Subsidiaries	—	196,429	12,256	123,769	160,928	(493,382)	—
Lease liabilities, current	—	256,178	—	6,570	22,452	—	285,200
Other current liabilities	44,045	436,031	6,870	95,314	318,464	(417,612)	483,112
Total current liabilities	146,901	1,149,842	19,126	225,653	501,844	(1,011,836)	1,031,530
Lease liabilities, non-current	—	413,593	—	—	14,893	—	428,486
Other non-current liabilities	11,211	24,077	—	—	—	—	35,288
Total non-current liabilities	11,211	437,670	—	—	14,893	—	463,774
Total liabilities	158,112	1,587,512	19,126	225,653	516,737	(1,011,836)	1,495,304
Total Equity/(Deficit)	336,554	157,235	1,212	(132,586)	(379,382)	394,678	377,711
	As of December 31, 2020
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Cash and cash equivalent	181,262	122,354	1,032	40,853	2,563	—	348,064
Held-for-sale asset, current	—	—	—	—	—	—	—
Inter-Company balances due from VIEs/Subsidiaries	235,086	5,638	—	—	—	(240,724)	—
Other current assets	979	376,221	12,557	53,749	451	(24,884)	419,073
Total current assets	417,327	504,213	13,589	94,602	3,014	(265,608)	767,137
Property and equipments, net	—	329,322	34	6,831	14,793	—	350,980
Right of use assets, net	—	832,411	—	9,023	37,914	—	879,348
Goodwill	—	1,440,769	—	—	92,716	—	1,533,485
Investment in subsidiaries	1,623,395	—	—	—	—	(1,623,395)	—
Other non-current assets	—	382,218	—	7,461	17,501	—	407,180
Total non-current assets	1,623,395	2,984,720	34	23,315	162,924	(1,623,395)	3,170,993
Total assets	2,040,722	3,488,933	13,623	117,917	165,938	(1,889,003)	3,938,130
Accounts payable	297	267,558	—	362	5,219	(1,137)	272,299
Inter-Company balances due to Parent/VIEs/Subsidiaries	—	1,452	6,642	109,858	122,772	(240,724)	—
Lease liabilities, current	—	351,225	—	8,596	10,862	(5,634)	365,049
Other current liabilities	40,112	447,621	5,935	47,755	213,118	(253,199)	501,342
Total current liabilities	40,409	1,067,856	12,577	166,571	351,971	(500,694)	1,138,690
Lease liabilities, non-current	—	553,034	—	5,080	22,448	—	580,562
Other non-current liabilities	—	33,261	—	—	1	—	33,262
Total non-current liabilities	—	586,295	—	5,080	22,449	—	613,824
Total liabilities	40,409	1,654,151	12,577	171,651	374,420	(500,694)	1,752,514
Total Equity/(Deficit)	2,000,313	1,834,782	1,046	(53,734)	(208,482)	(1,388,309)	2,185,616

	As of December 31, 2019
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Cash and cash equivalent	140	169,530	1,236	2,850	2,018	—	175,774
Held-for-sale asset, current	—	356,233	—	—	—	—	356,233
Inter-Company balances due from VIEs/Subsidiaries	69,624	9,480	—	—	—	(79,104)	—
Other current assets	284	362,155	4,922	24,526	145,552	(183,153)	354,286
Total current assets	70,048	897,398	6,158	27,376	147,570	(262,257)	886,293
Property and equipments, net	—	538,514	23	9,227	20,080	—	567,844
Right of use assets, net	—	1,778,734	—	20,935	52,060	—	1,851,729
Goodwill	—	1,440,769	—	—	92,716	—	1,533,485
Investment in subsidiaries	1,909,366	—	—	—	—	(1,909,366)	—
Other non-current assets	—	272,772	—	11,221	21,886	—	305,879
Total non-current assets	1,909,366	4,030,789	23	41,383	186,742	(1,909,366)	4,258,937
Total assets	1,979,414	4,928,187	6,181	68,759	334,312	(2,171,623)	5,145,230
Accounts payable	4,761	317,816	—	1,387	1,718	—	325,682
Inter-Company balances due to Parent/VIEs/Subsidiaries	—	—	4,056	64,391	10,657	(79,104)	—
Lease liabilities, current	—	557,647	—	16,658	15,162	—	589,467
Other current liabilities	76,514	574,779	3,400	28,481	280,144	(252,777)	710,541
Total current liabilities	81,275	1,450,242	7,456	110,917	307,681	(331,881)	1,625,690
Lease liabilities, non-current	—	1,345,623	—	12,698	35,370	—	1,393,691
Other non-current liabilities	—	21,735	—	—	—	—	21,735
Total non-current liabilities	—	1,367,358	—	12,698	35,370	—	1,415,426
Total liabilities	81,275	2,817,600	7,456	123,615	343,051	(331,881)	3,041,116
Total Equity/(Deficit)	1,898,139	2,110,587	(1,275)	(54,856)	(8,739)	(1,839,742)	2,104,114
	For the Period Ended December 31, 2021
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Total revenue	—	1,027,988	836	16,401	18,441	(6,158)	1,057,508
Total cost of revenue	—	(1,089,977)	—	(13,761)	(30,322)	—	(1,134,060)
Operating expenses:	(120,491)	(1,803,696)	(753)	(15,392)	(116,086)	6,158	(2,050,260)
Loss from operations	(120,491)	(1,865,685)	83	(12,752)	(127,967)	—	(2,126,812)
Loss from equity method investments	(1,875,922)	(27)	—	—	—	1,875,922	(27)
Net loss	(1,996,413)	(1,832,247)	83	(12,752)	(197,430)	1,875,922	(2,162,837)
	For the Period Ended December 31, 2020
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Total revenue	—	846,298	2,489	18,628	25,311	(15,589)	877,137
Total cost of revenue	—	(936,040)	—	(19,342)	(28,276)	15,589	(968,069)
Operating expenses:	(42,702)	(340,337)	(168)	(1,602)	(18,959)	—	(403,768)
Loss from operations	(42,702)	(430,079)	2,321	(2,316)	(21,924)	—	(494,700)
Loss from equity method investments	(445,790)	(639)	—	—	—	445,790	(639)
Net loss	(488,492)	(396,494)	2,321	(2,316)	(68,753)	445,790	(507,944)

	For the Period Ended December 31, 2019
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Total revenue	—	1,147,942	—	14,143	12,001	(6,728)	1,167,358
Total cost of revenue	—	(1,320,954)	—	(26,595)	(28,571)	6,728	(1,369,392)
Operating expenses:	(11,110)	(467,007)	(1,275)	(25,260)	986	—	(503,666)
Loss from operations	(11,110)	(640,019)	(1,275)	(37,712)	(15,584)	—	(705,700)
Loss from equity method investments	(780,040)	(363)	—	—	(1,185)	780,040	(1,548)
Net loss	(791,150)	(736,149)	(1,275)	(37,712)	(20,427)	780,040	(806,673)
	For the Period Ended December 31, 2021
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(290,529)	72,702	844	(71,528)	89,391	—	(199,120)
Purchase of short-term investments	—	(45,700)	(65,850)	(254,318)	—	—	(365,868)
Settlement of short-term investments	—	24,250	66,777	254,318	—	—	345,345
Purchase of property and equipment	—	(42,604)	—	(158)	—	—	(42,762)
Other investing activities	—	23,243	—	—	(19,041)	—	4,202
Net cash (used in)/provided by investing activities	—	(40,811)	927	(158)	(19,041)	—	(59,083)
Loan received from third parties	—	50,990	—	—	—	—	50,990
Loan repaid to third parties	—	(73,482)	—	(842)	(707)	—	(75,031)
Underwritten public offering financing, net of listing fee	111,559	—	—	—	—	—	111,559
Other financing activities	165	(8,789)	—	—	—	—	(8,624)
Net cash provided by/(used in) financing activities	111,724	(31,281)	—	(842)	(707)	—	78,894
Effects of exchange rate changes	2,087	—	—	—	(7,073)	—	(4,986)
Net increase/(decrease) in cash, cash equivalents and restricted cash	(176,718)	610	1,771	(72,528)	62,570	—	(184,295)
Cash, cash equivalents and restricted cash – beginning of the period	178,002	124,454	4,750	101,764	(8,180)	—	400,790
Cash, cash equivalents and restricted cash – end of the period	1,284	125,064	6,521	29,236	54,390	—	216,495

	For the Period Ended December 31, 2020
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(179,963)	8,435	3,823	50,669	89,392	—	(27,644)
Purchase of short-term investments	—	(20,980)	(4,000)	—	—	—	(24,980)
Settlement of short-term investments	—	57,010	—	—	—	—	57,010
Purchase of property and equipment	—	(95,351)	(27)	—	(55)	—	(95,433)
Other investing activities	—	17,406	—	—	6,739	—	24,145
Net cash (used in)/provided by investing activities	—	(41,915)	(4,027)	—	6,684	—	(39,258)
Loan received from third parties	—	72,952	—	8,714	15,351	—	97,017
Loan repaid to third parties	—	(133,651)	—	(21,257)	(5,280)	—	(160,188)
Reverse recapitalization	39,162	—	—	—	(3,281)	—	35,881
Equity financing through PIPE, net	336,300	—	—	—	35,066	—	371,366
Repayment for convertible bond	—	—	—	—	(65,250)	—	(65,250)
Other financing activities	—	26,476	—	—	(15,726)	—	10,750
Net cash provided by/(used in) financing activities	375,462	(34,223)	—	(12,543)	(39,120)	—	289,576
Effects of exchange rate changes	(17,637)	2,240	—	(123)	(2,665)	—	(18,185)
Net increase/(decrease) in cash, cash equivalents and restricted cash	177,862	(65,463)	(204)	38,003	54,291	—	204,489
Cash, cash equivalents and restricted cash – beginning of the period	140	189,917	1,236	2,850	2,158	—	196,301
Cash, cash equivalents and restricted cash – end of the period	178,002	124,454	1,032	40,853	56,449	—	400,790
	For the Period Ended December 31, 2019
	Parent	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries	Eliminating Entries	Total
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(69,622)	(164,856)	1,252	(14,084)	23,953	—	(223,357)
Purchase of short-term investments	—	(321,940)	—	—	—	—	(321,940)
Settlement of short-term investments	—	317,200	—	—	—	—	317,200
Purchase of property and equipment	—	(144,032)	(16)	(4,799)	(24,724)	—	(173,571)
Other investing activities	—	185,101	—	—	634	—	185,735
Net cash (used in)/provided by investing activities	—	36,329	(16)	(4,799)	(24,090)	—	7,424
Loan received from third parties	—	99,086	—	21,079	—	—	120,165
Loan repaid to third parties	—	(73,733)	—	—	—	—	(73,733)
Cash received from issuing convertible bond	69,762	—	—	—	—	—	69,762
Other financing activities	—	(11,815)	—	—	—	—	(11,815)
Net cash provided by financing activities	69,762	13,538	—	21,079	—	—	104,379
Effects of exchange rate changes	—	(3,000)	—	654	2,295	—	(51)
Net increase/(decrease) in cash, cash equivalents and restricted cash	140	(117,989)	1,236	2,850	2,158	—	(111,605)
Cash, cash equivalents and restricted cash – beginning of the period	—	307,906	—	—	—	—	307,906
Cash, cash equivalents and restricted cash – end of the period	140	189,917	1,236	2,850	2,158	—	196,301

The following table sets forth the roll-forwards of the investment in the subsidiaries and the VIEs line item for the periods indicated:

Inter-group Balances Due from VIEs/Subsidiaries:	Parent Company	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries
	(RMB in thousands)
January 1, 2018	—	—	—	—	—
Re-domiciliation of Ucommune Group Holdings(1)	827,307	—	—	—	—
Loss from equity method investment	(429,592)	—	—	—	—
December 31, 2018	397,715	—	—	—	—
Loss from equity method investment	(780,040)	—	—	—	—
Issue ordinary shares for acquisitions(2)	2,292,617	—	—	—	—
Foreign exchange loss for long-term investments	(926)	—	—	—	—
Restructure of VIE and Subsidiaries(3)	—	5,795	—	—	—
Intercompany loan lent	69,624	10,438	135	8,960	—
Intercompany loan collected	—	(6,752)	(121)	—	—
December 31, 2019	1,978,990	9,481	14	8,960	—
Loss from equity method investment	(184,716)	—	—	—	—
Foreign exchange gain for long-term investments	2,911	—	—	—	—
Intercompany loan lent	—	79,476	—	457	—
Intercompany loan collected	—	(61,106)	(2)	(3,429)	—
June 30, 2020	1,797,185	27,851	12	5,988	—
Additional long-term investment held by ESOP(4)	164,623	—	—	—	—
Loss from equity method investment	(261,074)	—	—	—	—
Foreign exchange loss-LTI	(7,716)	—	—	—	—
Restructure of Parent and Subsidiaries through SPAC(5)	(69,624)	—	—	—	—
Intercompany loan lent	235,086	99,550	45	10,547	—
Intercompany loan collected	—	(121,763)	(44)	(5,612)	—
December 31, 2020	1,858,480	5,638	13	10,923	—
Loss from equity method investment	(1,875,922)	—	—	—	—
Additional long-term investment held by ESOP(4)	151,177	—	—	—	—
New acquisition	8,701	—	—	—	—
Foreign exchange gain for Long-term investments	(4,976)	—	—	—	—
Intercompany loan lent	474,773	—	84,065	252,913	65,676
Intercompany loan collected	(216,477)	(5,638)	(84,078)	(38,882)	(65,676)
December 31, 2021	395,756	—	—	224,954	—

____________

(1)      Ucommune Group Holdings was incorporated under the laws of the Cayman Islands on September 21, 2018. Ucommune Venture was established in April 2015, as a limited liability company in the PRC incorporated by Dr. Daqing Mao and other co-founders. From September 2018 to June 2019, Ucommune Venture undertook a series of reorganization transactions to re-domicile its business from the PRC to the Cayman Islands, or the Re-domiciliation. Prior to the Re-domiciliation, Ucommune International Ltd and Ucommune Venture were under the same ownership. The Re-domiciliation was accounted for as a reorganization of entities under common ownership. See Note 1 to the consolidated financial statements. The amount of long-term investment of the parent company was the total net assets of the VIEs as of September 21, 2018.

(2)      Prior to establishing Ucommune Group Holdings and issuing the shares, Ucommune Group Holdings recorded capital investments into liabilities to be settled in shares rather than paid-in capital and additional paid-in capital. This is due to the enterprise law of PRC that has limitations on the number of shareholders. After the re-domiciliation and establishment of the Ucommune Group Holdings, through the VIE agreements, these investors could be registered as shareholders by issuing ordinary shares to them and became common shareholders. These liabilities to be settled in shares have been reclassified to additional paid-in capital and increased the amount of long-term investments of the parent company in the amount of RMB 2.3 billion.

(3)      During 2018, all the entities were VIEs. During 2019, some of the VIEs changed to become the subsidiaries through restructuring. There were inter-company loans among VIE subsidiaries before 2019 and were reclassified as inter-company balances between the VIEs and the subsidiaries during 2019 with some of the VIEs changed to become the subsidiaries.

(4)      Ucommune International Ltd issued share incentives to its employees using its ordinary shares. Upon the consummation of the Business Combination, the shares previously granted became effective and vest according to the related share incentive agreements. Therefore, the parent company recognized long-term investments to the subsidiaries and the subsidiaries recognized share-based compensation expenses.

(5)      The parent company was Ucommune Group Holdings for the years ended December 31, 2018 and 2019 and for the six months ended June 30, 2020. Ucommune International Ltd has been the parent company since November 2020 after the completion of the business reorganization. Ucommune International Ltd was incorporated in the Cayman Islands on June 16, 2020 as an exempted company with limited liability. Therefore, the original parent company, Ucommune Group Holdings, changed to a subsidiary company and deducted the inter-company balance as the original parent company changed to a subsidiary company.

Inter-group Balances Due to VIEs/Subsidiaries:	Parent Company	VIE and its Subsidiaries	WFOEs	HK Subsidiaries	Other Subsidiaries
	(RMB in thousands)
January 1, 2018	—	—	—	—	—
December 31, 2018	—	—	—	—	—
Restructure of VIE and Subsidiaries	—	—	1,845	2,307	1,643
Intercompany loan received	—	—	8,588	71,069	9,500
Intercompany loan repayment	—	—	(6,363)	(25)	(485)
December 31, 2019	—	—	4,070	73,351	10,658
Intercompany loan received	—	—	54,374	85	25,474
Intercompany loan repayment	—	—	(43,646)	—	(20,891)
June 30, 2020	—	—	14,798	73,436	15,241
Restructure of Parent and Subsidiaries through SPAC	—	—	—	(69,624)	—
Intercompany loan received	—	1,452	64,396	149,587	129,793
Intercompany loan repayment	—	—	(72,540)	(32,619)	(22,260)
December 31, 2020	—	1,452	6,654	120,780	122,774
Intercompany loan received	—	370,966	5,602	440,891	59,968
Intercompany loan repayment	—	(175,989)		(212,948)	(21,814)
December 31, 2021	—	196,429	12,256	348,723	160,928

Risk Factors

Before deciding whether to purchase any of the Securities being offered, you should consider carefully all of the information in this prospectus, including the risks and uncertainties, contained in or incorporated by reference in this prospectus, the information, including the risks and uncertainties, contained in or incorporated by reference in any prospectus supplement relating to specific offerings of Securities, the risks and uncertainties described in the Parent’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 10, 2022 which is incorporated by reference in this prospectus and any updates to those risk factors in the Parent’s reports on Form 6-K incorporated by reference in this prospectus, and other risks and other information that may be contained in, or incorporated by reference from, other filings the Parent makes with the SEC, including in any prospectus supplement relating to specific offerings of Securities. See “Where You Can Find More Information” on how you can view the Parent’s SEC reports and other filings. Any of the following risks and uncertainties could materially adversely affect Ucommune’s business, financial condition and results of operations. The market price of the Parent’s Securities could decline significantly as a result of any of these risks and uncertainties, and you may lose all or part of your investment. You should also carefully review the cautionary statements referred to under “Special Note Regarding Forward-looking Statements.” The actual results could differ materially and adversely from those anticipated in this prospectus.

Risks Relating to Ucommune’s Business and Industry

Ucommune’s limited operating history makes it difficult to predict its future prospects, business and financial performance.

Ucommune launched its first space in September 2015 and officially launched its app, U Bazaar, in April 2016. Ucommune expanded its operations beyond Greater China to Singapore in July 2017. Ucommune entered into the New York market through the space operated by its associate in April 2018. In addition, Ucommune continually reviews the operating models of its spaces and explore new operating models for enhancing its operational efficiency and broadening its monetization channels. For example, Ucommune further expanded its operations under U Partner, a category under its asset-light model, in July 2019.

Ucommune short operating history may not serve as an adequate basis for evaluating its prospects and future operating results, including its key operating data, net revenue, cash flows and operating margins. In addition, the co-working space industry in China remains at an early stage of development and continues to evolve. As a result, you may not be able to fully discern the market dynamics to which Ucommune is subject and assess the business prospects.

Ucommune has encountered risks, challenges and uncertainties experienced by companies at an early stage, including those relating to Ucommune’s ability to adapt to the industry, to maintain and monetize its member base and to introduce new offerings and services. If Ucommune cannot successfully address these risks and uncertainties, its business, financial condition and results of operations could be materially adversely affected.

Ucommune may not retain existing members, especially those who enter into short-term contracts with it, or attract new members at a level necessary to sustain or grow its business.

Ucommune’s membership fees constitute an important part of net revenue, and Ucommune depends on the enlargement of its member base to build the vibrant community that it envisions. Any failure to attract existing members or bring new members in adequate numbers or at adequate rental rates would materially adversely affect Ucommune’s business. To sustain its growth, Ucommune endeavors to retain its existing members and continually add new members to maintain or improve its occupancy rates.

Because the agile office space industry is relatively new and rapidly evolving, Ucommune faces uncertainties and challenges in maintaining and growing its member base. A significant number of its existing and target members consists of SMEs. These members frequently have limited budgets and are more vulnerable to adverse economic conditions and unfavorable changes in the regulatory environment.

If these businesses experience economic hardship, they may be unwilling or unable to use Ucommune’s services. This would reduce demand for Ucommune’s services, increase customer attrition and adversely affect Ucommune’s business, financial condition and results of operations. In addition, Ucommune may lose members due to adverse changes in general economic conditions or the regulatory environment in the regions in which Ucommune operates or the industries in which Ucommune’s members operate.

Ucommune has experienced fluctuations in its member base. Ucommune’s members may terminate their membership agreements for leasing Ucommune’s workstations or spaces with Ucommune at any time upon one-month’s notice. Furthermore, Ucommune’s existing spaces may become unsuitable to members for a number of reasons. For example, Ucommune’s community could become less popular because of a shift in the local economic landscape, or Ucommune’s members may no longer favor its products and service offerings because of new work style trends or changes in the large enterprise members’ business plans.

Launching new spaces, as mentioned above, is expensive and involves certain risks. Likewise, it would be costly and risky to develop and introduce new lines of products or service offerings. Even if Ucommune attracts new members, these new members may not maintain the same level of involvement in Ucommune’s community. For example, they may not use Ucommune’s U Plus services. In addition, net revenue might suffer because of the discounts and other incentives Ucommune offers to attract new members.

Ucommune’s growth has experienced volatility and in subject to various factors, some of which are beyond its control. If Ucommune is unable to manage its growth effectively, its business may be materially adversely affected.

Ucommune’s growth has experienced volatility. The number of Ucommune’s agile office spaces increased from 204 as of December 31, 2019 to 234 as of December 31, 2020 and further to 273 as of December 31, 2021. The number of its spaces in operation decreased from 174 as of December 31, 2019 to 163 as of December 31, 2020 and increased to 220 as of December 31, 2021. The number of workstations available in Ucommune’s spaces in operation decreased from approximately 73,300 as of December 31, 2019 to approximately 57,500 as of December 31, 2020 and increased to approximately 62,580 as of December 31, 2021.

Ucommune’s growth rates remain subject to various factors, some of which are beyond its control, including increasing competition within the industry, emergence of alternative business models, or changes in government policies or general economic conditions. For example, a significant portion of Ucommune’s existing and target member base consists of SMEs, whose growth and expansion have benefited from favorable policies encouraging entrepreneurship and innovation in recent years in China. If changes in policies adversely affect the growth of SMEs, Ucommune’s growth rate may decline due to the reduction in agile office needs in general.

The Parent has incurred significant losses historically, and it may experience significant losses in the future.

The Parent has incurred net losses since its inception in April 2015. For the years ended December 31, 2019, 2020 and 2021, the Parent incurred net loss of RMB806.7 million, RMB507.9 million and RMB2,162.8 million (US$339.4 million), respectively.

The Parent’s significant losses have resulted primarily from the investments made to grow its business, including opening additional spaces, redeveloping existing spaces and acquiring businesses that could contribute to realizing Ucommune’s enterprise vision. The Parent expects that these costs and investments will grow as its business develops. Moreover, Ucommune plans to invest significant capital in upgrading its technology system, recruiting a large number of members and launching more spaces.

The Parent also expects to incur additional general and administrative expenses and compliance costs. These expenditures may make it difficult for Ucommune to achieve profitability, and the Parent cannot predict whether it will achieve profitability in the near term or at all. The costs actually incurred could exceed its expectations, and the investments may be unsuccessful and not generate adequate revenue and cash flow, if any at all.

The Parent has substantial indebtedness and other liabilities and are exposed to liquidity constraints, which could make it difficult to obtain additional financing on favorable terms or at all and could adversely affect its financial condition, results of operations and ability to repay its debts.

The Parent has substantial debt, which it has incurred primarily to finance the capital expenditures needed to carry out its daily operations. The Parent had working capital (defined as total current assets deducted by total current liabilities) deficits of RMB371.6 million and RMB454.0 million (US$71.2 million) as of December 31, 2020 2021, respectively.

As of December 31, 2021, the Parent had RMB47.8 million (US$7.5 million) in short-term borrowings, RMB15.1 million (US$2.4 million) as the current portion of long-term borrowings and RMB0.6 million (US$0.1 million) in long-term borrowings. To service its debt, the Parent intends to extend or renew those borrowings, or to borrow new loans from commercial banks or other institutions or entities. See “Item 5. Operating and Financial Review and Prospectus — B. Liquidity and Capital Resources” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference.

If the Parent were unable to obtain financing on favorable terms, this could hamper its ability to obtain further financing and meet its principal and interest payment obligations to its creditors. As a result, Ucommune may face liquidity constraints. In order to provide additional liquidity, Ucommune could be forced to reduce its planned capital expenditures, implement austerity measures and/or sell additional non-strategic assets to raise funds.

A reduction in Ucommune’s capital expenditure program could adversely affect its financial condition and results of operations, in particular, its ability to achieve its anticipated growth or maintain the operations of its current spaces. Such events, if they occur, would adversely affect the Parent’s financial condition and results of operations.

The Parent has recorded negative cash flows from operating activities historically and may experience significant cash outflows or have net current liabilities in the future.

The Parent has experienced significant cash outflow from operating activities historically. The Parent had net cash used in operating activities of RMB223.4 million, RMB27.6 million and RMB199.1 million (US$31.2 million) in 2019, 2020 and 2021, respectively. The cost of continuing operations could further reduce its cash position, and an increase in its net cash outflow from operating activities could adversely affect its operations by reducing the amount of cash available for its operations and business expansion.

Failure to generate positive cash flow from operations may adversely affect the Parent’s ability to raise capital for its business on reasonable terms, if at all. It may also diminish the willingness of members or other parties to enter into transactions with Ucommune, and have other adverse effects that harm Ucommune’s long-term viability.

The Parent had net current liabilities of RMB371.6 million and RMB454.0 million (US$71.2 million) as of December 31, 2020 and 2021, respectively. Net current liabilities expose the Parent to liquidity risk. The Parent has satisfied its liquidity requirements primarily through equity financing activities and short-term/long-term borrowings. Such financing might not be available to the Parent in a timely manner or on terms that are acceptable, or at all.

Ucommune business will require significant working capital to support its growth. The Parent’s future liquidity and ability to make additional capital investments will depend primarily on its ability to maintain sufficient cash generated from operating activities and to obtain adequate external financing. Ucommune may not renew existing bank facilities or obtain equity or other sources of financing.

The Parent may continue to incur losses and negative cash flows from operating activities and deficit in the future. If the Parent is not able to return to profitability or raise sufficient capital to cover its capital needs, it would materially adversely affect the Parent’s ability to continue as a going concern.

The Parent has incurred recurring operating losses since its inception, including net losses of RMB806.7 million, RMB507.9 million and RMB2,162.8 million (US$339.4 million) for the years ended December 31, 2019, 2020 and 2021, respectively. Net cash used in operating activities was RMB223.4 million, RMB27.6 million and RMB199.1 million (US$31.2 million) for the years ended December 31, 2019, 2020 and 2021, respectively. Accumulated deficit was RMB4,237.6 million (US$665.0 million) as of December 31, 2021.

As of December 31, 2021, the Parent had cash and cash equivalents of RMB165.8 million (US$26.0 million). The COVID-19 pandemic negatively impacted the Parent’s business operations for the years ended December 31, 2020 and 2021 and has continued to impact its financial position, results of operations and cash flows. These conditions raise substantial doubt about the group’s ability to continue as a going concern.

Historically, the Parent has relied principally on both operational sources of cash and non-operational sources of financing from investors to fund its operations and business development. The Parent’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan which includes continued business transition from asset-heavy model to asset-light model in order to improve the profitability, continued exploration of new business opportunities that have synergies with Ucommune’s core business, push collection of long term receivables, controlling operating costs and optimizing operational efficiency to improve the group’s cash flow from operations. The Parent also plans to raise additional capital, including among others, obtaining debt financing, to support its future operation.

The Parent continues to explore opportunities to grow its business. However, it has not yet achieved a business scale that is able to generate a sufficient level of revenues to achieve net profit and positive cash flows from operating activities, and the Parent expects the operating losses and negative cash flows from operations will continue for the foreseeable future. If it is unable to grow the business to achieve economies of scale in the future, it will become even more difficult for the Parent to sustain a sufficient source of cash to cover its operating costs. There can be no assurance, however, that the Parent and its subsidiaries will be able to obtain additional financing on terms acceptable to the group, in a timely manner, or at all. In the event that financing sources are not available, or that the Parent is unsuccessful in increasing its gross profit margin, push collection of long term receivables and reducing operating losses, the Parent and its subsidiaries may be unable to implement its current plans for expansion, repay debt obligations or respond to competitive pressures, any of which would have a material adverse effect on the Parent’s business, financial condition and results of operations and would materially adversely affect its ability to continue as a going concern.

The Parent’s financial condition and operational results are affected by occupancy rates. Ucommune faces heightened risks as it relies on many large enterprise members to sustain its occupancy rates.

In pre-opening process, Ucommune’s spaces typically have a three to five month vacancy period to redevelop space and conduct other pre-opening preparation work. The vacancy period might also be longer than expected if Ucommune cannot attract members to its new spaces or maintain members of its existing spaces.

Ucommune relies on a limited number of key large enterprise members to sustain its occupancy rates. Ucommune’s top 25 large enterprise members accounted for approximately 20% of its tenancy in terms of workstations as of December 31, 2021 and contributed to 11.1% of total net revenue for 2021. Such concentration leads to heightened risks, for instance, if one of these key enterprises terminates its contract with Ucommune, its business could suffer.

Large enterprise members often sign membership agreements on longer lease terms and for larger spaces or a greater number of workstations than some of Ucommune’s other members. They generally account for a high proportion of net revenue at a particular community. A default by a large enterprise member under its agreement with Ucommune could significantly reduce the operating cash flow generated by the community where that large enterprise member is situated.

In addition, the larger amount of available space occupied by any individual large enterprise member means that the time and effort required to execute a definitive agreement tailored for such a member is greater than that required for Ucommune’s standard membership agreements. In some instances, Ucommune agrees to varying levels of customization of the spaces Ucommune licenses to these large enterprise members.

Large enterprise members may nevertheless delay commencement of their membership agreements, fail to make timely lease payments, declare bankruptcy or otherwise default on their obligations. Any of these events could result in the termination of that large enterprise member’s agreement with Ucommune and, potentially, sunk costs and transaction costs that are difficult or impossible for Ucommune to recover.

If the members choose not to continue using Ucommune’s spaces, new members may not use the current space or Ucommune needs additional time and cost to redevelop the space. This may result in longer vacancy periods and adversely affect the operational results.

Ucommune’s key operational metrics and other estimates may not accurately measure its operating performance.

Ucommune continually reviews the numbers of spaces, workstations, members and occupancy rates to evaluate its growth trends, measure its performance and make strategic decisions. Ucommune calculates these metrics using internal data and they may not be indicative of its future operating performance. While these numbers are based on what Ucommune believes to be reasonable estimates for the applicable period of measurement, measuring how Ucommune’s spaces are used across a large member base involves significant challenges.

For example, the number of Ucommune’s members may include members who do not actively use Ucommune’s spaces or services. If investors do not perceive Ucommune’s operating metrics to accurately represent its operating performance, or if Ucommune discovers material inaccuracies in its operating metrics, its business, financial condition and reputation may be materially adversely affected.

The Parent requires significant capital to fund its operations and growth. If the Parent cannot obtain sufficient capital on acceptable terms, its business, financial condition and prospects may suffer.

The Parent requires significant capital and resources for its operations and continued growth. Ucommune expects to make significant investments in the expansion and operations of its spaces, which may significantly increase its net cash used in operating activities. The sales and marketing expenses may also increase to retain existing members and attract new members. In addition, Ucommune invests heavily in its technology systems, which are essential to its expansion and operations. It may take substantial time to realize returns on such investments, if at all.

The Parent has historically funded its cash requirements primarily through capital contributions from its shareholders and securities offerings, and Ucommune’s short-term/long-term borrowings. If these resources are insufficient to satisfy Ucommune’s cash requirements, the group may seek to raise funds through additional equity offerings or debt financing or additional bank facilities.

The Parent’s ability to obtain additional capital in the future, however, is subject to a number of uncertainties, including its future business development, financial condition and results of operations, general market conditions for financing activities by companies in the industry, and macro-economic and other conditions in China and globally. If the Parent cannot obtain sufficient capital on acceptable terms to meet its capital needs, Ucommune may not execute its growth strategies, and its business, financial condition and prospects may be materially adversely affected.

Ucommune’s advertising and branding services are subject to risks associated with concentration of customers.

The majority of Ucommune’s marketing and branding services revenue generated in 2020 was mainly attributed to one of the PRC subsidiaries, Zhuhai Shengguang Zhongshuo Digital Marketing Co., Ltd., or Shengguang Zhongshuo, a digital marketing services provider Ucommune acquired in December 2018. In 2021, the top four customers of Shengguang Zhongshuo accounted for approximately 77.0% of the revenue from its advertising and branding services.

Such concentration leads to heightened risks. For example, any adverse changes or loss of one of Ucommune’s major customers of its advertising and branding services may materially decrease its marketing and branding services revenue, and any interruption or adjustments of those major customers’ businesses may lead to material fluctuations in its marketing and branding services revenue. Due to the increased demand for advertising and marketing services from certain customers in 2021, the Parent’s marketing and branding services revenue increased by 46.0% from RMB317.5 million in 2020 to RMB463.5 million (US$72.7 million) in 2021. In December 2021, two of the top four customers terminated cooperation with Shengguang Zhongshuo, which accounted for approximately 46.8% of the Parent’s revenue from advertising and branding services.

In addition, the historical financial results of Ucommune’s marketing and branding services may not serve as an adequate basis for evaluating the future financial results of this segment. Ucommune’s history of operating Shengguang Zhongshuo is limited and the concentration of customers increases the likelihood of material fluctuations of the marketing and branding services net revenue.

For example, Ucommune experienced substantial growth in net revenue from marketing and branding services in the second quarter of 2021 primarily due to the increased demand for advertising and marketing services as customer demand fully recovered to pre-epidemic levels. However, such growth rate may not be sustainable since the net revenue from marketing and branding services will be largely impacted by fluctuations in demand for marketing and branding services from its major customers.

Ucommune’s expansion into new regions, markets and business areas may pose increased risks.

Ucommune plans to expand its operations in China and overseas markets. To provide superior services to its members, Ucommune also intends to increase its U Plus service offerings. This expansion will incur significant costs, and inherently involves uncertainties and risks as Ucommune may encounter unexpected issues or situations for which Ucommune is unprepared.

As Ucommune’s business expands into new regions, Ucommune plans to invest substantial resources and may face new operational risks and challenges associated with business, economic and regulatory environments with which Ucommune is not familiar. Ucommune must understand and comply with local regulations, partner with local businesses or individuals, hire, train, manage and retain local workforce, and cope with members or potential members with different preferences.

In launching new spaces in a new region, Ucommune needs to negotiate satisfactory leasing terms with local parties, adapt the designs and features of its spaces and services to accommodate local conventions, and adjust its pricing and marketing approaches based on local rental prices. All these adjustments Ucommune makes may be ineffective and adversely affect its business. Ucommune’s strategy of overseas expansion will further subject Ucommune to different cultural norms and business practices, risks relating to fluctuations in currency exchange rates, and unpredictable disruptions as a result of security threats or political or social unrest and economic instability.

The Parent has incurred, and may in the future incur, impairment loss on long-lived assets and long-term prepaid expenses, and impairment loss on goodwill. Significant impairment of its long-lived assets and long-term prepaid expenses and impairment loss on goodwill could materially impact its financial position and results of its operations.

Ucommune has made significant investment in long-lived assets. The Parent reviews its long-lived assets, including right-of-use of assets arising from certain long-term leases, property, plant and equipment and assets recorded in connection with business combinations, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Parent measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition.

If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Parent recognizes an impairment loss based on the fair value of the assets. The application of long-lived asset impairment test requires significant management judgment. If the Parent’s estimates and judgments are inaccurate, the fair value determined could be inaccurate and the impairment may not be adequate, and the Parent may need to record additional impairments in the future.

Goodwill is primarily acquired through business acquisitions. Purchase price allocation is measured at fair value on a non-recurring basis as of the acquisition dates. The Parent measures goodwill at fair value on a non-recurring basis when it is annually evaluated or whenever events or changes in circumstances indicate that carrying amount of a reporting unit exceeds its fair value.

The Parent had impairment loss on long-lived assets and long-term prepaid expenses of RMB36.5 million in 2020 and RMB114.5 million (US$18.0 million) in 2021. These impairment losses primarily reflected impairment of held-for-sale asset and long-term prepaid expenses. The Parent had impairment loss on goodwill of

RMB1,504.5 million (US$236.1 million) in 2021. For further information, see “Item 5. Operating and Financial Review and Prospectus — A. Operating Results — Key Components of Results of Operations” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. The Parent could record additional impairments on long-lived assets in the future. Any significant impairment losses charged against its long-lived assets could materially adversely affect its results of operations.

Ucommune faces vigorous competition. If Ucommune is not able to compete effectively with others, its business, financial condition and results of operations may be materially and adversely affected.

While Ucommune is a leader in the Chinese agile office space industry, the industry remains at an early stage of development. If new companies launch competing solutions in the markets in which Ucommune operates, Ucommune may face increased competition for members. Ucommune’s competitors include global players, up-and-coming local companies and traditional workspace operators. Some competitors may have more resources, operate in more jurisdictions and be able to provide a better member experience at more competitive prices.

Ucommune may face heightened competition under certain operating models. For example, for its spaces under U Brand, its competitors may charge lower management fees and Ucommune may lose clients due to pricing or be forced to lower its fees. Ucommune’s inability to compete effectively in securing new or repeat businesses could hinder its growth or adversely impact its operating results.

In addition, some of the services Ucommune provides or plans to provide are served by companies established in their markets. Failure to compete in such services markets could damage its ability to cultivate the vibrant community Ucommune seeks to build.

Ucommune’s success depends on the continuing efforts of its key management and capable personnel as well as its ability to recruit new talent. If Ucommune fails to hire, retain or motivate its staff, its business may suffer.

Ucommune’s future success depends in a large part on the continued service of its key management. If Ucommune loses the services of any member of its key management, Ucommune may not hire suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt its business and growth. If any member of its key management joins a competitor or forms a competing business, Ucommune may lose customers, know-how and key professionals and staff members.

Ucommune’s rapid growth also requires it to hire, train, and retain a wide range of personnel that can adapt to a dynamic, competitive and challenging business environment and that help it conduct effective marketing, innovate new products and service offerings, and develop technological capabilities. Ucommune may need to offer attractive compensation and other benefits packages, including share-based compensation, to attract and retain them.

Ucommune also needs to provide its employees with sufficient training to help them realize their career development and grow with Ucommune. Any failure to attract, train, retain or motivate experienced and capable personnel could severely disrupt its business and growth.

Certain of the Parent’s affiliated persons or entities are now or may in the future lease the building spaces they own to Ucommune or have other transactions with Ucommune. Ucommune may have conflicts of interest with the Parent’s officers and directors for such related party transactions and Ucommune may not resolve such conflicts on terms favorable to the Parent.

Certain of the Parent’s officers and directors are now or may in the future lease the building spaces they own to Ucommune or have other transactions with Ucommune. For example, Ucommune leases certain spaces from Youxiang Group, an affiliate of Dr. Daqing Mao, the founder of the Parent and Ucommune. See “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. Those related parties negotiated satisfactory terms that are in the best interests of their businesses as a whole. Although the Parent’s audit committee, consisting of independent non-executive directors, reviews and approves all proposed related party transactions, the Parent may not resolve all potential conflicts of interest in this regard.

The Parent has engaged in transactions with related parties, and such transactions present potential conflicts of interest that could adversely affect its business and results of operations.

In addition to leasing building spaces from related parties, the Parent has entered into a number of other transactions with related parties. See “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference for more details. The Parent may enter into additional transactions with its related parties. Interests of these related parties may not necessarily be aligned with its interests and the interests of its other shareholders.

For example, conflicts of interest may arise in connection with transaction arrangements which may be less favorable to the Parent than similar arrangements negotiated with unaffiliated third parties. Conflicts of interest may also arise in connection with the exercise of contractual remedies, such as the treatment of events of default. As a result, those related party transactions, individually or in the aggregate, may adversely affect its business and results of operations.

Unexpected termination of leases or other arrangements, failure to negotiate satisfactory terms for or perform leases or other arrangements, failure to renew leases or other arrangements of Ucommune’s existing premises or to renew leases or other arrangements at acceptable terms could materially adversely affect its business.

Ucommune’s ability to increase the number of spaces and to operate them profitably depends on the execution and performance of these leases or other arrangements and whether Ucommune can negotiate these leases and other arrangements on satisfactory terms. Lessors may also not duly perform their obligations under the leases or other arrangements due to various reasons, such as lessors’ failure to deliver the possession of the premises as agreed.

The increases in rental rates, particularly in markets where initial terms under Ucommune’s leases are shorter, could adversely affect its business. In addition, Ucommune’s ability to negotiate favorable terms to extend an lease agreement or in connection with an alternate space depend on prevailing conditions in the real estate market, such as overall lease expenses, competition from other would-be tenants for desirable leased spaces, its relationships with building owners and landlords, or other factors beyond its control. If Ucommune cannot renew or replace an expiring lease agreement, it will incur significant costs related to vacating that space or redeveloping the space, which could result in loss of members who may have chosen that space based on the design, location or other attributes of that particular space.

Strategic alternatives to pure leasing arrangements, such as acquisitions, strategic alliances and asset management agreements, accounted for a significant percentage of the spaces Ucommune obtains. These arrangements are generally more flexible and require less direct capital expenditures than a traditional lease arrangement but also involve risks and uncertainties. For example, Ucommune has experienced delays or failure to deliver the possession of the premises with some of the counterparties for various reasons, including the delay of completion of the construction and the change of title of the premises before delivery. Although Ucommune has experienced such delays or failures in limited cases, Ucommune could experience delays or failures to deliver the premises in the future. Disruption of these strategic arrangements will adversely affect its business.

Growth of Ucommune’s business will partially depend on the recognition of its brand. Failure to maintain, protect and enhance its brand would limit its ability to expand or retain its member base, which would materially adversely affect its business, financial condition and results of operations.

Ucommune believes that recognition of its brand among members and business partners has reduced member acquisition costs and contributed to the growth and success of its business. Maintaining, protecting and enhancing its brand remains critical to its business and market position. Maintaining, protecting and enhancing its brand depends on several factors, including its ability to:

•        maintain the quality and attractiveness of the services Ucommune offers;

•        maintain relationships with landlords and other business partners;

•        increase brand awareness through marketing and brand promotion activities;

•        comply with relevant laws and regulations;

•        compete effectively against existing and future competitors; and

•        preserve its reputation and goodwill generally and in the event of any negative publicity on its services and data security, or other issues affecting Ucommune, and China’s agile office space industry in general.

A public perception that Ucommune, or other industry participants do not provide satisfactory services, even if factually incorrect or based on isolated incidents, could damage its reputation, diminish the value of its brand, undermine the trust and credibility Ucommune has established and negatively impact its ability to attract and retain members, as well as its business, financial condition and results of operations.

Ucommune faces risks associated with the redevelopment and construction of the spaces it occupies.

Opening new spaces subjects Ucommune to risks associated with redevelopment projects in general, such as delays in construction, contract disputes and claims, fines or penalties levied by government authorities relating to its construction activities. Ucommune may also experience delays when opening a new space as a result of building owners or landlords not completing their base building work on time or as a result of delays in its obtaining land-use, building, occupancy and other required governmental permits and authorizations. Failure to open a space on schedule may result in lost revenue from that space, damage its brand and require that Ucommune leases and provides temporary space for its members.

Despite having its own design and building team during the development phase of its space, Ucommune relies in part on the availability and satisfactory performance of third-party general contractors and subcontractors to perform the actual construction work, and in many cases to select and obtain the related building materials. The timing and quality of the redevelopment of its occupied spaces depend on the performance of these third party contractors acting on its behalf.

The people Ucommune engages in connection with a construction project are subject to the usual hazards associated with providing construction and related services on construction project sites, which can cause personal injury, damage to or destruction of property, plant and equipment, and environmental damage. Although Ucommune is insured against many of these risks, its insurance coverage may be inadequate in scope or coverage amount, and may be insufficient to fully compensate Ucommune for losses arising from any such events.

Despite its detailed specifications and its inspection, project management and quality control procedures, in some cases, general contractors and their subcontractors may use improper construction practices or defective materials. Improper construction practices or defective materials can result in the need to perform extensive repairs to its spaces and potentially lead to personal injury. Ucommune could also suffer damage to its reputation, and may be exposed to possible liability, if these third parties fail to comply with applicable laws.

Ucommune incurs significant costs related to the redevelopment of its spaces, which Ucommune may be unable to recover in a timely manner or at all.

Redevelopment of a space typically takes three to five months from the date Ucommune takes possession of the space under the relevant occupancy agreement to the opening date. During this time, Ucommune incurs substantial costs without generating any revenues from the space, especially the costs for spaces under Ucommune’s self-operated model for which Ucommune bears lease and redevelopment costs.

If Ucommune cannot complete its redevelopment and construction activities, or conditions in the real estate market or the broader economy change in unfavorable ways, Ucommune may be unable to recover these costs in a timely manner or at all. In addition, its redevelopment activities are subject to cost and schedule overruns as a result of many factors, some of which are beyond its control and ability to foresee, including increases in the cost of materials and labor.

Ucommune incurs costs relating to the maintenance, refurbishment and remediation of its spaces.

Ucommune’s lease agreements generally require that Ucommune keeps the spaces it occupies in good status and Ucommune typically must maintain and repair spaces it decorates. Ucommune’s lease agreements for overseas spaces may also require it to return the space to the landlord at the end of the term in the same condition it was delivered to Ucommune, which, in such instances, will require removing all fixtures and improvements to the space. The costs associated with this maintenance, removal and repair work may be significant.

Ucommune may also have to periodically refurbish its spaces to keep pace with the changing needs of its members. Extensive refurbishments may be costly and time-consuming and negatively impact its operational and financial performance. Ucommune’s member experience may also be adversely affected if extensive refurbishments disrupt its operations at its spaces.

The long-term and fixed cost nature of Ucommune’s leases may limit its operating flexibility and could adversely affect its liquidity.

Ucommune currently lease a significant majority of its spaces under long-term leases with an average term of approximately seven years. Ucommune’s obligations to landlords under these agreements extend for periods that significantly exceed the length of its membership agreements with its members, which its members may terminate upon one-month’s notice. Ucommune’s leases generally provides for fixed monthly payments that are not tied to member usage or the size of its member base, and all of its leases contain minimum lease payment obligations.

As a result, if members at a particular space terminate their membership agreements with Ucommune and if Ucommune is unable to attract its members to actively use its spaces or services, the lease expenses may exceed net revenue. In areas where retail cost for real estate is decreasing, Ucommune may not lower its fixed monthly payments under its leases to rates commensurate with prevailing market rates. At the same time, Ucommune would be pressured to lower its membership fees charged to the members, potentially resulting in the lease expense exceeding net revenue. In such events, Ucommune could not reduce the lease expenses or otherwise terminate the relevant lease in accordance with its terms.

If Ucommune experiences a prolonged reduction in net revenue at a particular space, the results of operations in respect of that space would be adversely affected unless and until either the lease expires, or Ucommune is able to assign the lease or sublease the space to a third party, or Ucommune defaults under the lease and ceases operations at the leased spaces. Ucommune’s ability to assign a lease or sublease the space to a third party may be constrained by provisions in the lease that restrict these transfers without the prior consent of the landlord.

In addition, Ucommune could incur significant costs if it decides to assign or sublease unprofitable leases, as Ucommune may incur transaction costs associated with finding and negotiating with potential transferees, and the ultimate transferee may require upfront payments or other inducements. A default under a lease could expose Ucommune to breach of contract and other claims which could result in direct and indirect costs to it, and could result in operational disruptions that could harm its reputation and brand.

Failure to comply with the terms of the indebtedness could result in default, which could have an adverse effect on cash flow and liquidity.

Ucommune may enter into credit facilities and debt financing arrangements containing financial and other covenants that could, among other things, restrict its operations. If Ucommune breaches any of these covenants, including the failure to maintain certain financial ratios, Ucommune’s lenders may accelerate its debt obligations. Any default under its credit facility could result in the repayment of these loans prior to maturity as well as the inability to obtain additional financing, which may materially adversely affect cash flow and liquidity.

Some of the lease agreements of Ucommune’s leased properties have not been registered with PRC government authorities as required by PRC law, which may expose it to potential fines.

Under PRC law, Ucommune must register lease agreements of commodity housing tenancy with the local construction (real estate) departments. Some of its lease agreements for its leased properties in China, including leased properties for its spaces, have not been registered with PRC government authorities. The reasons for the incomplete registration and filing of lease agreements include:

•        the lessors failed to provide necessary documents for Ucommune to register the leases with the local government authorities;

•        certain local regulatory authorities do not process certain leases registration applications; and

•        Ucommune did not file registrations for certain of its lease agreements that were close to expiration.

Failure to complete the registration and filing of lease agreements will typically not affect the validity of the lease agreements. However, if the parties to the lease agreements fail to rectify such non-compliance within the prescribed timeframes after receiving notice from the PRC government authorities, they may be exposed to potential fines ranging from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority.

As advised by Ucommune’s PRC counsel, if Ucommune fails to rectify the unregistered leases within the period required by relevant government authorities, the maximum amount of potential fines arising from the unregistered leases would be approximately RMB0.8 million, as of the date of this prospectus. However, no material penalty has been imposed on Ucommune to date for the failure to register the relevant lease agreements.

Ucommune has taken several steps to strengthen its compliance for registration of lease agreements, including:

•        liaising with the relevant lessors to provide required documentation for completing the registration;

•        filing registrations for lease agreements that are close to expiration if such agreements are extended; and

•        strengthening its internal control procedures to ensure registration of lease agreements for its new spaces.

Property owners, government authorities or other third parties could challenge Ucommune’s rights to use its leased properties, which may disrupt its operations and incur relocation costs.

Certain lessors of Ucommune’s leased properties in China have failed to provide Ucommune with valid property ownership certificates or authorizations from the property owners for the lessors to sublease the properties. If such lessors do not have the relevant property ownership certificates or the right to lease or sublease such properties to Ucommune, the relevant rightful title holders or other third parties may challenge its use of such leased properties. As a result, Ucommune may be forced to vacate these properties and be required to seek alternative properties for lease or choose to terminate the lease earlier while bearing the penalty for early termination under the lease.

The usage of Ucommune’s leased properties might also be challenged by other various reasons, such as restrictions purposed by laws, regulations or policies based on the nature or usage of certain leased properties. With respect to these properties, if the lessors violate relevant laws and regulations for providing such leased properties to Ucommune, and incur penalties by government authorities, Ucommune may not lease and use such properties. In such an event, Ucommune’s operations may be interrupted, and Ucommune would incur relocation costs. Moreover, if third parties challenge Ucommune’s lease agreements, Ucommune could incur time, attention and costs associated with defending such actions, even if such challenges are ultimately determined in its favor.

If Ucommune’s promotional and marketing plans are not effective, its business and prospects may be negatively affected.

Ucommune invests in sales and marketing activities to promote its brand and spaces and deepen its relationships with members. Ucommune also pays for online advertisements to platforms to sustain its exposure and publicity. To foster its member base, Ucommune may offer discounts or other incentives, which incur costs and might not be effective for obtaining new members.

Ucommune’s members may not appreciate its sales and marketing activities. The evolving marketing landscape may require it to experiment with new marketing methods to keep pace with industry trends and member preferences. Failure to refine its existing marketing approaches or introduce new marketing approaches in a cost-effective manner could reduce its members, occupancy rates and market share.

Ucommune also relies on a number of agencies, business partners and its own business development team to attract new members and enlarge its member base. Any disruption of its relationship with these intermediaries could harm its abilities to promote its business. Ucommune may not recover the costs of its sales and marketing activities and these activities may not retain or attract members.

A significant interruption in the operations of Ucommune’s suppliers could potentially disrupt its operations.

Ucommune partially relies on third-party suppliers for certain equipment, furniture and other fixtures. Ucommune also depends on third-party suppliers to provide certain services to facilitate its daily operations, such as security services and maintenance services. Ucommune has limited control over the operations of third-party suppliers, and any significant interruption in their operations may adversely impact its operations. For example, a significant interruption in the operations of its internet service provider could impact the operations of its applications, malfunctioning of its security equipment could lead to safety issues of its spaces, and lighting disruptions could result in poor member experience.

Disruptions in the supply chain may result from weather-related events, natural disasters, trade restrictions, tariffs, border controls, acts of war, terrorist attacks, pandemics, third-party strikes or ineffective cross dock operations, work stoppages or slowdowns, shipping capacity constraints, supply or shipping interruptions or other factors beyond its control. If Ucommune cannot resolve the impact of the interruptions of operations of its third-party suppliers or service providers, its operations and financial results may be materially adversely affected.

In some cases, Ucommune may rely on a single source for procurement of construction materials or other supplies in a given region. Any disruption in the supply of certain materials could disrupt operations at its existing spaces or significantly delay its opening of a new space, which may harm its reputation and brand.

A large portion of Ucommune’s members are concentrated in major metropolitan areas and certain industries. An economic downturn in any of these areas or industries may result in reduction of its members and adversely affect its results of operations.

A significant portion of Ucommune’s existing and target member base consists of SMEs who may be disproportionately affected by adverse economic conditions. In addition, the concentration of its operations in specific cities magnifies the risk of localized economic conditions in those cities or the surrounding regions to any business.

In 2019, 2020 and 2021, Ucommune generated the majority of its net revenue from its agile office spaces located in Beijing, Shanghai, Guangzhou and Shenzhen. Adverse changes in general economic conditions or real estate markets as well as relevant regulatory environment in these cities may disproportionately affect Ucommune’s member base, occupancy rates and/or pricing.

In addition, Ucommune’s members are concentrated in certain industries, such as the technology, media and telecommunications industries. Adverse changes in those industries may affect the demand for agile office spaces of its members and further affect its operation results. Ucommune’s business may also be affected by generally prevailing economic conditions in the markets where it operates, which can result in a general decline in real estate activity, reduce demand for occupancy and its services and exert downward pressure on pricing.

Ucommune faces risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt its operations.

China has experienced significant natural disasters, including earthquakes, extreme weather conditions, as well as health scares related to epidemic or pandemic diseases, and any similar event could materially impact its business in the future. If a disaster or other disruption occurred that affects the regions where Ucommune operates its business, the resulting loss of personnel and damage to property could materially adversely affect its business. Even if Ucommune is not directly affected, such a disaster or disruption could affect the operations or financial condition of its ecosystem participants, which could harm its results of operations.

In addition, Ucommune’s business could be affected by public health epidemics, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other disease. In December 2019, a novel strain of coronavirus, or COVID-19, surfaced in China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, infections have spread globally. The World Health Organization declared COVID-19 to constitute a “Public Health Emergency of International Concern” on January 30, 2020 and characterized it as a pandemic on March 11, 2020.

To contain the COVID-19 outbreak, the PRC government imposed strict measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, temporary closure of business premises, and postponed resumption of business. Ucommune’s operations were severely disrupted in the first quarter of 2020 but gradually resumed after April 2020. In particular, most of Ucommune’s space in China temporarily shut down from February 2020 to April 2020 as a result of government restrictions and regulations. Due to the economic downturn in China and worldwide caused by COVID-19, the demand for Ucommune’s spaces has been adversely affected in 2020, 2021 and 2022.

As some of its members are vulnerable to the COVID-19 outbreak and the slowdown of the macroeconomic conditions, they could not make payments in a timely manner or stopped renewing their leases, resulting in decreased occupancy rates. Although China has controlled COVID-19 to some extent and Ucommune’s business started to recover after the second quarter of 2020, the potential impact brought by and the duration of the COVID-19 outbreak is difficult to assess or predict and the full impact of COVID-19 on its operations will depend on many factors beyond its control.

While it is unknown how long these conditions will last and what the complete financial effect will be on the Parent, the Parent is closely monitoring the impact of COVID-19. The Parent’s business, results of operations, financial condition and prospects could be materially adversely affected to the extent that COVID-19 harms the Chinese and global economy in general.

Ucommune’s business and its reputation may be affected if its employees or members of Ucommune’s community or guests who enter Ucommune’s spaces behave badly.

Ucommune’s emphasis on its values makes Ucommune’s reputation particularly sensitive to allegations of violations of community rules or applicable laws by employees, members, or guests who enter Ucommune’s spaces. If employees, members or guests violate Ucommune’s policies or engage in illegal or unethical behavior, or are perceived to do so, Ucommune may be subject to negative publicity and Ucommune’s reputation may be harmed. This behavior may also lead to existing members ceasing to use Ucommune’s spaces, which would adversely impact occupancy and revenue for the affected spaces.

Ucommune is exposed to risks relating to its cooperation with its business partners.

Ucommune selects and relies on a number of business partners to provide various services such as corporate secretary and human resources, to facilitate more service options and better experience for its members. Due to the reliance on such business partners, any interruption of their operations, any failure of them to accommodate Ucommune’s fast growing business scale, any termination or suspension of Ucommune’s partnership arrangements, any change in cooperation terms, or any deterioration of cooperative relationships with them may materially adversely affect Ucommune’s brand image and impact its operations.

Ucommune has limited control over its business partners. Failure by third parties to provide satisfactory services or comply with laws and regulations could subject Ucommune to reputational harm based on their association with Ucommune and its brand. If Ucommune becomes subject to claims arising from services provided by its business partners, Ucommune may attempt to seek compensation from the relevant business partners. However, such compensation may be limited.

If no claim can be asserted against a business partner, or Ucommune cannot fully recover amounts claimed from business partners, Ucommune may be required to bear such losses and compensation at its own costs. This could materially adversely affect its business, financial condition and results of operations.

Ucommune may not effectively identify, pursue and consummate strategic alliances, investments or acquisitions.

Ucommune may from time to time engage in evaluations of, and discussions with, possible domestic and international acquisitions, investments or alliance candidates. Ucommune may also make investments in private or public entities, enter into strategic alliances or issue securities through its parent company or subsidiaries.

Ucommune may not identify suitable strategic alliances, investment or acquisition opportunities. Even when Ucommune identifies an appropriate acquisition or investment target, Ucommune may not negotiate the acquisition or investment successfully, obtain financing for the proposed transaction, or integrate the relevant businesses into its existing operations.

Since Ucommune retains limited control over the companies in which Ucommune only has minority stake, Ucommune cannot ensure that these companies will always comply with applicable laws and regulations. Non-compliance of regulatory requirements by its investees may cause substantial harm to its reputation and the value of its investment.

In addition, particular complexities, regulatory or otherwise, may be associated with Ucommune’s expansion into new markets. Ucommune may not successfully implement its strategies beyond its current markets. If Ucommune cannot effectively address these challenges, its ability to execute acquisitions as part of its long-term strategy will be impaired, which could adversely affect its growth.

Ucommune may not achieve the benefits it expects from recent and future investments and acquisitions and its operations may be materially adversely affected by such investments and acquisitions.

Ucommune has made equity investments in or acquisitions of businesses that it believes may complement its existing business or may improve the experience of its members. Future investments may be made in private or public entities, strategic alliances may be entered into or securities may be issued through the parent company or subsidiaries.

While Ucommune believes those initiatives may benefit its business long term, such decisions may adversely impact its short- or medium-term operating results. Furthermore, if the businesses Ucommune acquires or in which it invests do not subsequently achieve the synergies it expects or do not generate the financial and operational benefits it expect, its investments and acquisitions may not benefit its business strategy or generate sufficient revenues to offset the associated investment or acquisition costs.

Investments and acquisitions present financial, managerial and operational challenges, including difficulty in integrating Ucommune’s operations with businesses it acquires or in which it invest, potential disruption of Ucommune’s ongoing business and distraction of management attention and risks associated with offering new products and services or entering additional markets. For example, Ucommune invested in or acquired certain construction and decoration services providers and companies that provide value-added services to customers of agile office spaces.

Ucommune has limited experience in these new businesses and services and may fail to generate sufficient revenue or other value to justify its investments in these businesses and services. Ucommune’s members may not respond favorably to its new services and solutions, which could damage its public image and market reputation and adversely affect its business.

In addition, investments and acquisitions could result in significant impairments to long-term investment, goodwill and other intangible assets. For example, the Parent recognized RMB1,504.5 million (US$236.1 million) impairment loss related to goodwill and RMB13.5 million (US$2.1 million) impairment loss on intangible assets acquired from acquisitions for the years ended December 31, 2021 as the Parent believes the carrying value was no longer recoverable.

Certain industry data and information in this prospectus were obtained from third-party sources and were not independently verified by Ucommune.

This prospectus contains certain industry data and information from third-party sources. Ucommune has not independently verified the data and information contained in such third-party publications and reports. Data and information in such third-party publications and reports may use third-party methodologies, which may differ from the data collection methods used by Ucommune. In addition, these industry publications and reports generally indicate that the information is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Statistical data in these publications also include projections based on a number of assumptions. The agile office space industry may not grow at the rates projected by market data, or at all. If any of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. Material slowdown of the agile office space industry against the projected rates may materially adversely affect Ucommune’s business and the market price of the Parent’s ordinary shares.

Ucommune may not adequately protect its intellectual property from unauthorized use by others.

Ucommune’s trademarks and other intellectual property are critical to its business. Any of Ucommune’s intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide Ucommune with competitive advantages. Risks include the following:

•        Ucommune’s pending applications for intellectual property rights may not be approved;

•        Ucommune’s intellectual property rights may not be adequately protected;

•        Ucommune’s intellectual property rights could be challenged by third parties or found by a judicial authority to be invalid or unenforceable;

•        Third parties may claim that Ucommune is infringing their rights, and Ucommune may not be successful in defending these claims; and

•        Ucommune may not enforce and defend its proprietary rights or prevent infringement or misappropriation, without substantial expense to Ucommune and a significant diversion of management time and attention from its business strategy.

To protect Ucommune’s trademarks and other proprietary rights, Ucommune relies and expects to rely on a combination of protective agreements with its team members and third parties (including local or other strategic partners Ucommune may do business with), physical and electronic security measures, and trademark, copyright, patent and trade secret protection laws. If the measures Ucommune takes to protect its proprietary rights do not prevent the use or misappropriation by third parties or such rights are diminished due to successful challenges, the value of its brand and other intangible assets may be diminished, materially adversely affecting Ucommune’s ability to attract and retain members.

The proper functioning of Ucommune’s technology is essential to its business, and any difficulty experienced by such system would materially adversely affect Ucommune.

Ucommune uses a combination of proprietary technology and technology from third-party service providers to support its business and its member experience. For example, U Bazaar, which Ucommune developed in-house but also incorporates third-party and opens source software where appropriate, connects local spaces and develops and deepens connections among its members, both at a particular space and across its global network.

Third-party service providers may not support Ucommune’s products and services on commercially reasonable terms or at all. Ucommune may be subject to claims by third parties who maintain that its service providers’ technology infringes the third party’s intellectual property rights. Although Ucommune’s agreements with its third-party service providers often contain indemnities in its favor with respect to these eventualities, Ucommune may not be indemnified for these claims or Ucommune may not be successful in obtaining indemnification to which it is entitled.

If the technologies and systems that Ucommune uses to manage the daily operations of its business or that Ucommune makes available to its members malfunction, Ucommune’s ability to operate its business, retain existing members and attract new members may be impaired. Ucommune may not attract and retain sufficiently skilled and experienced professionals to operate and maintain these technologies and systems, and Ucommune’s product and service offerings may not continue to be, and new product and service offerings may not be, supported by the applicable third-party service providers on commercially reasonable terms or at all. Any harm to the personal computers or other devices of Ucommune’s members caused by Ucommune’s software, such as Ucommune’s apps, or other sources of harm, such as hackers or computer viruses, could adversely affect the member experience and Ucommune’s reputation.

Ucommune needs to invest heavily on its technology to sustain and grow its business, and the uncertainties associated with the evolving customer needs and emerging industry standards create risks with respect to such investment. Ucommune’s ongoing investment in technology may not generate the expected level of returns and failure to adopt new technologies to adapt to such changing environment may materially and adversely impact its business.

Ucommune’s business generates and processes a large amount of data; the improper use or disclosure of such data by unauthorized persons could subject Ucommune to significant reputational, financial, legal and operational consequences.

Ucommune generates significant amount of proprietary, sensitive and otherwise confidential information relating to its business. Ucommune collects and stores personal data regarding its members, including member names and billing data in its system. Privacy laws and regulations in PRC and other jurisdictions around the world govern the collection, protection and use of personal data. These laws and regulations are evolving and may be inconsistent from one jurisdiction to another.

Compliance with applicable privacy laws and regulations may lead to increases in Ucommune’s operating costs and adversely impact its ability to conduct its business and market its products and services to its members. Any failure by Ucommune or its third-party service providers to comply with applicable privacy laws, privacy policies or privacy-related contractual obligations may result in governmental enforcement actions, fines, litigation, other claims and adverse publicity.

Similar to other companies, Ucommune’s information technology systems face the threat of cyber-attacks, such as security breaches, phishing scams, malware and denial-of-service attacks. Ucommune’s systems or the systems of third-parties that Ucommune uses could experience unauthorized intrusions or inadvertent data breaches, which could result in the exposure or erosion of Ucommune’s proprietary information and/or members’ data. This data is maintained on Ucommune’s own systems as well as the systems of third-party service providers.

As methods used to obtain unauthorized access to systems or sabotage systems change frequently and may not be known until launched against Ucommune or the third parties on which Ucommune relies, Ucommune and its partners may be unable to anticipate these attacks or implement adequate preventative measures. In addition, any party who illegally obtains identification and password credentials could potentially gain unauthorized access to Ucommune systems or the systems of third parties on which Ucommune relies. If any such event occurs, Ucommune may have to spend significant capital and other resources to mitigate the impact of the event and to develop and implement protection to prevent such future events of that nature from occurring.

From time to time, employees make mistakes with respect to security policies that are not always immediately detected by compliance policies and procedures. These can include errors in software implementation or a failure to follow protocols and patch systems. Employee errors, even if promptly discovered and remediated, may disrupt operations or result in unauthorized disclosure of confidential information.

If a cybersecurity incident occurs, or is perceived to occur, Ucommune may be the subject of negative publicity and the perception of the effectiveness of its security measures and Ucommune’s reputation may be harmed. This could damage Ucommune’s relationships and result in the loss of existing or potential members. In addition, even if no compromise of member information occurs, Ucommune could incur significant fines or lose the opportunity to support electronic payments from members, which would limit the full effectiveness and efficiency of its payment processing.

The wide variety of payment methods that Ucommune accepts subjects it to third-party payment processing-related risks.

Ucommune accepts a variety of payment methods including WeChat Pay and Alipay through third-party payment processors. Ucommune pays these payment processors varying service fees, which may increase over time and raise its operating costs. Ucommune may also be subject to fraud, security breaches and other illegal activities in connection with the payment methods it offers.

Ucommune is subject to various rules, regulations and requirements, regulatory or otherwise, governing payment processing, which could change or be reinterpreted to make it difficult or impossible for Ucommune to comply with. For example, according to Announcement No.10 (2018) of the People’s Bank of China issued in July 2018, or Announcement No.10, companies that refuse to accept cash payment should rectify such non-compliance. According to People’s Bank of China’s interpretation of Announcement No.10, e-commence platforms, self-service counters and other companies:

•        that offer products and services online and in a cashier-less manner,

•        whose entire customer purchase process does not involve payment or receipt of cash, and

•        who have obtained consent from customers to use electronic payment methods, may use electronic payment methods instead of accepting cash.

Ucommune believes that its cashier-less operation complies with Announcement No. 10. However, governmental authorities may not have the same interpretation. If Ucommune fails to comply with these rules or requirements, Ucommune may be subject to fines and higher transaction fees or no longer be able to offer certain payment methods, materially adversely affecting its business, financial condition and results of operations.

Ucommune may experience significant complaints from members, or adverse publicity involving its spaces and services.

Ucommune faces an inherent risk of complaints from its members. Most of the complaints from its members related to the facilities and services of its spaces. Ucommune takes these complaints seriously and endeavor to reduce these complaints by implementing various remedial measures. Nevertheless, Ucommune may not successfully prevent or address all complaints.

Any complaints or claims against Ucommune, even if meritless and unsuccessful, may divert management attention and other resources from its business and adversely affect its business. Members may lose confidence in Ucommune and its brand, which may adversely affect its business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to agile office spaces industry, whether or not accurate, and whether or not concerning its spaces, can adversely affect its business, results of operations and reputation.

Pending or future litigation could have a material and adverse impact on Ucommune’s business, financial condition and results of operations.

Ucommune is subject to lawsuits from its competitors, individuals, or other entities against Ucommune, in matters relating to intellectual property rights and contractual disputes. The outcomes of actions Ucommune institutes may not be successful or favorable to Ucommune. Lawsuits against Ucommune may also generate negative publicity that significantly harms its reputation, which may adversely affect its ability to expand its member base. In addition to the related cost, managing and defending litigation and related indemnity obligations can significantly divert management’s attention from operating its business. Ucommune may also need to pay damages or settle lawsuits with a substantial amount of cash.

As a publicly listed company, Ucommune may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from its business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, Ucommune may elect or be forced to pay substantial damages if it is unsuccessful in its efforts to defend against these claims, which could harm the business, financial condition and results of operations.

Share-based compensation may have an impact on Ucommune’s future profit. Exercise of the share options granted will increase the number of the Parent’s shares, which may affect the market price of the Parent’s shares.

The Parent adopted share incentive plans in August 2019 and November 2020, which are respectively referred to as 2019 Plan and 2020 Plan in this prospectus, to enhance the ability to attract and retain qualified individuals and align their interests with Ucommune’s growth and performance. The maximum aggregate numbers of ordinary shares the Parent is authorized to issue pursuant to all awards under 2019 Plan are 15,028,567 ordinary shares (751,429 ordinary shares after retroactively adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022).

In November 2020, the Parent adopted the 2020 Plan, under which the Parent is authorized to issue a maximum number of 7,188,661 Class A ordinary shares (359,434 Class A ordinary shares after retroactively adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022). As of the date of this prospectus, the Parent has granted awards to purchase 358,507 Class A ordinary shares (adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022), including awards to purchase 343,509 Class A ordinary shares (adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022) granted to replace the granted and outstanding awards under 2019 Plan.

The Parent believes the granting of share-based awards helps Ucommune attract and retain key personnel and employees, and the Parent expects to grant share-based compensation to employees in the future. As a result, the expenses associated with share-based compensation may increase, which may have an adverse effect on the results of operations.

A severe or prolonged downturn in the PRC or global economy could materially adversely affect Ucommune’s business and its financial condition.

The global macroeconomic environment is facing challenges. Uncertainties remain over the long-term effects of the expansionary monetary and fiscal policies of the central banks and financial authorities of some of the world’s leading economies, including the United States and China. Unrest and terrorist threats in the Middle East, Europe and Africa and conflicts involving Ukraine, Syria and North Korea have also raised concerns. These concerns relate to regional instability and tension, as well as the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and the trade disputes between the United States and China.

For example, a growing trade dispute between the United States and China could adversely impact demand for Ucommune’s agile office spaces and services, its costs, its members, suppliers and business partners and China’s economy, which could materially adversely affect Ucommune’s business, operating results and financial condition. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term.

Economic conditions in China are sensitive to global economic conditions, changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. While the economy in China has grown significantly over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing in recent years. Although growth of China’s economy remained relatively stable, China’s economic growth may materially decline in the near future. Any severe or prolonged slowdown in the global or PRC economy may materially adversely affect Ucommune’s business, results of operations and financial condition.

If the Parent fails to implement and maintain an effective system of internal controls to remediate its material weaknesses over financial reporting, the Parent may be unable to accurately report its results of operations, meet its reporting obligations or prevent fraud, and investors’ confidence and the market price of the ordinary shares may be materially adversely affected.

In connection with the Parent’s attempted initial public offering, the Parent previously engaged Deloitte Touche Tohmatsu Certified Public Accountants LLP, or Deloitte, to audit the combined and consolidated financial statements for the fiscal years ended December 31, 2017 and 2018. In January 2020, Deloitte informed the Parent’s Board of Directors that Deloitte became aware of certain contractual arrangements regarding the Parent’s shareholder transactions which were not previously provided to Deloitte. Deloitte raised concerns over the impact of these contracts on the subsequent event footnote to the combined and consolidated financial statements for the years ended December 31, 2017 and 2018, which omitted disclosures related to the contractual arrangements as well as the Parent’s internal control over financial reporting.

In response to the issues raised by Deloitte, the Parent’s Board of Directors commenced an investigation, or the Internal Investigation, of such issues with assistance from external legal advisors. On July 22, 2020, the Parent’s Board of Directors concluded the Internal Investigation. The material weaknesses identified during the Internal Investigation included:

•        The lack of an Audit & Risk Committee and Chief Compliance officer to monitor all company policies, and ensure that the policies are implemented and followed;

•        A lack of financial compliance training related to the disclosure obligations by shareholders, directors and officers during a U.S. IPO to the Parent’s management personnel as well as other staff;

•        A failure to strictly implement the internal contract initiation and approval procedures to prohibit any unusual bypassing conduct of such procedures and improve employee’s awareness of such procedures by distributing relevant policies and delivering training;

•        A lack of proper contract approval procedures and policies, in which all related party transactions or above a certain amount must be reviewed;

•        A lack of internal file management procedures and lack of a more effective file records management system;

•        A lack of effective chop usage registration records with identifiable contract information, and lack of a parallel searchable chop usage registration records management system; and

•        A lack of compliance policies related to conflict of interest, related party transactions, ethics, and related matters.

As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The Parent has implemented relevant remedy measures and all above material weaknesses are assessed to be remediated by December 31, 2020. See “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Change in Registered Independent Public Accounting Firm” and “Item 15. Controls and Procedures — Internal Control Over Financial Reporting” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference.

In connection with the audits of its combined and consolidated financial statements included in this prospectus, the Parent and its independent registered public accounting firm identified the following material weaknesses in its internal control over financial reporting. The Parent’s independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. The material weaknesses that have been identified relate to:

•        A lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP, and

•        Insufficient accounting personnel with appropriate experience and knowledge to address complex accounting matters in accordance with U.S. GAAP.

To remedy the identified material weaknesses, the Parent has adopted and plans to adopt further measures to improve its internal control over financial reporting. The Parent has implemented, and plans to develop, a full set of U.S. GAAP accounting policies and financial reporting procedures as well as related internal control policies, including implementing a comprehensive accounting manual to guide the day-to-day accounting operation and reporting work.

The Parent has recruited staff with knowledge of U.S. GAAP and SEC regulations in its finance and accounting department. The Parent has also supplemented and enhanced internal training and development programs for financial reporting personnel. When entering into complex transactions, the Parent plans to utilize third party consultant for accounting services as additional resources. See “Item 15. Controls and Procedures — Internal Control Over Financial Reporting” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. However, the Parent cannot assure you that these measures may fully address the material weaknesses and deficiencies in its internal control over financial reporting or that it may conclude that they have been fully remediated.

The Parent has become a public company and is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that the Parent include a report from management on the effectiveness of its internal control over financial reporting in its annual report on Form 20-F beginning with its annual report in its second annual report on Form 20-F after becoming a public company, which the Parent filed in May 2022. In addition, once the Parent ceases to be an “emerging growth company” as such term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, the Parent’s independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting.

Even if the Parent’s management concludes that the Parent’s internal control over financial reporting is effective, the Parent’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with its internal controls or the level at which its controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from the Parent’s. The Parent’s reporting obligations may significantly strain its management, operational and financial resources and systems for the foreseeable future. The Parent may be unable to timely complete its evaluation testing and any required remediation.

In documenting and testing its internal control procedures, to satisfy the requirements of Section 404, the Parent may identify other weaknesses and deficiencies in its internal control over financial reporting. If the Parent fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended, the Parent may not conclude on an ongoing basis that the Parent has effective internal control over financial reporting in accordance with Section 404.

The Parent’s failure to achieve and maintain an effective internal control environment could result in material misstatements in the financial statements and impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, the businesses, financial condition, results of operations and prospects, as well as the trading price of the Parent’s Class A ordinary shares, may be materially adversely affected. Ineffective internal control over financial reporting could expose the Parent to increased risk of fraud or misuse of corporate assets and subject the Parent to potential delisting from Nasdaq, regulatory investigations and civil or criminal sanctions. The Parent may also be required to restate the financial statements from prior periods.

As a recently public company, the Parent expects to incur significant legal, accounting and other expenses. For example, as a result of the Parent becoming a public company, the Parent has increased the number of independent directors and adopted policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for the Parent to obtain director and officer liability insurance, and the Parent may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

In addition, the Parent will incur additional costs associated with its public company reporting requirements. It may also be more difficult for the Parent to find qualified persons to serve on its Board of Directors or as executive officers. After the Parent is no longer an “emerging growth company,” the Parent may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the Securities and Exchange Commission, or the SEC.

If the interpretations, estimates or judgments used to prepare the financial statements are incorrect, the Parent may restate its financial results, which could materially adversely affect the Parent and the group.

The Parent is subject to complex securities laws and regulations and accounting principles and interpretations. In preparing the financial statements, the Parent must interpret accounting principles and guidance and make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the dates of the financial statements, as well as the reported expenses incurred during the reporting periods. The Parent bases its interpretations, estimates and judgments on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for the preparation of the financial statements.

Generally accepted accounting principles are subject to interpretation by the SEC, the Financial Accounting Standards Board and other bodies that create and interpret accounting principles and guidance. If any of these bodies disagrees with the Parent’s accounting recognition, measurement or disclosure or its accounting interpretations, estimates or assumptions, this may significantly affect the Parent’s reported results and may retroactively affect previously reported results.

In connection with its initial public offering, the Parent’s predecessor company, Orisun Acquisition Corp., or Orisun, a special purpose acquisition company, issued 4,440,024 public warrants, or the Public Warrants, 233,201 private placement warrants, or the Private Warrants, and 333,002 warrants underlying a unit purchase option issued to the representative of the underwriters in the initial public offering, or the Representative Warrants, and together with the Public Warrants and Private Warrants, the “Orisun Warrants.” For a description of the Orisun Warrants, please refer to (i) the prospectus filed in connection with Orisun’s initial public offering on August 5, 2019 (File No. 333-232356) and (ii) the proxy statement filed in connection with the Business Combination on November 5, 2020 (File No. 333-248191), or the Proxy Statement.

Orisun originally classified the Orisun Warrants as equity in its (i) audited consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the year then ended, and the related notes included in its Annual Report on Form 10-K filed on March 30, 2020, and (ii) unaudited consolidated balance sheet as of June 30, 2020, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the six months then ended, and the related notes included in the Proxy Statement.

On April 12, 2021, the Staff of the SEC released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, or the Statement. In the Statement, the Staff of the SEC indicated that certain contractual provisions in many special purpose acquisition company warrant agreements may result in such warrants needing to be classified as a liability rather than as equity.

The Parent has reviewed the Statement and the Orisun Warrants with its independent auditors and management has concluded that the Private Warrants should be classified as liabilities measured at fair value, which will result in noncash gains or losses from changes in fair value reported each period in earnings. Additional guidance or new regulations or accounting principles and interpretations could be released that would require the Parent to reclassify the Public Warrants and Representative Warrants as liabilities measured at fair value, with changes in fair value reported each period in earnings and/or require a restatement of the financial statements with respect to treatment of the Public Warrants and Representative Warrants.

Any restatement of the financial results could, among other potential adverse effects:

•        result in the Parent incurring substantial costs;

•        affect the Parent’s ability to timely file its periodic reports or registration statements for securities until the restatement is completed;

•        divert the attention of the Parent’s management and employees from managing its business;

•        result in material changes to its historical and future financial results;

•        result in investors losing confidence in its operating results;

•        subject the Parent to securities class action litigation; and

•        cause the Parent’s share price to decline.

Ucommune has limited insurance coverage for its operations.

The insurance industry in China remains at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. Although Ucommune has purchased insurance including business disruption insurance and property insurance for its space, such insurance might not be able to cover all risks. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect its results of operations and financial condition.

Risks Relating to the Corporate Structure

The Parent and its subsidiaries rely on contractual arrangements with the VIEs and their shareholders for a large portion of their operations. These arrangements may not be as effective as direct ownership in providing operational control. Any failure by the VIEs or their shareholders to perform their obligations under these contractual arrangements would materially adversely affect the Parent and its subsidiaries’ business.

The Parent and its subsidiaries rely on contractual arrangements with the VIEs and their shareholders to operate their business in China. The revenues contributed by the VIEs and their subsidiaries constituted substantially all net revenue for 2019, 2020 and 2021.

These contractual arrangements may not be as effective as direct ownership in providing the Parent with control over the VIEs. For example, the VIEs and their shareholders could breach their contractual arrangements with the WFOEs by, among other things, failing to conduct their operations in an acceptable manner or taking other actions detrimental to the WFOEs’ interests. If the Parent or its subsidiaries had direct ownership of the VIEs, the

Parent or its subsidiaries would be able to exercise their rights as shareholders to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level.

However, under the contractual arrangements, the Parent relies on the performance by the VIEs and their shareholders of their obligations under the contracts to be the primary beneficiary of the VIEs for accounting purposes. The shareholders of the consolidated VIEs may not act in the best interests of the Parent and its subsidiaries or may not perform their obligations under these contracts. Such risks exist throughout the period in which the Parent and its subsidiaries intend to operate certain portions of their business through the contractual arrangements with the VIEs. One of the VIEs, Ucommune Venture, has 45 shareholders. As a result, the Parent and its subsidiaries face increased risk that these shareholders may breach the VIE contracts or take other actions detrimental to the WFOEs’ interests.

If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, the Parent and its subsidiaries may incur substantial costs and expend additional resources to enforce such arrangements. If the shareholders of the VIEs refuse to transfer their equity interest in the VIEs to the WFOEs or the WFOEs’ designee if the WFOEs exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith, then the WFOEs may have to take legal actions to compel the shareholders of the VIEs to perform their contractual obligations.

If any third parties claim any interest in such shareholders’ equity interests in the VIEs, the WFOEs’ ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair the contractual arrangements with the VIEs, the Parent’s ability to consolidate the financial results of the VIEs would be affected, which would in turn materially adversely affect the Parent and its subsidiaries’ business, operations and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with the Parent, its subsidiaries and the VIEs, which may materially adversely affect the Parent and its subsidiaries’ business and financial condition.

The Parent and its subsidiaries are not aware of any conflicts between the shareholders of the VIEs and the Parent, its subsidiaries and the VIEs. However, the shareholders of the VIEs may have actual or potential conflicts of interest with and the Parent, its subsidiaries or the VIEs in the future. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements the WFOEs have with them and the VIEs, which would materially adversely affect the contractual arrangements with the VIEs and receive economic benefits from them. For example, the shareholders could cause the agreements with the VIEs to be performed in a manner adverse to the WFOEs by, among other things, failing to remit payments due under the contractual arrangements to the WFOEs on a timely basis.

The Parent and its subsidiaries cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of the WFOEs, the Parent and its subsidiaries or such conflicts will be resolved in favor of the WFOEs, the Parent and its subsidiaries, particularly given the relatively large number of shareholders that Ucommune Venture has. The WFOEs, the Parent and its subsidiaries do not have any arrangements to address potential conflicts of interest between these shareholders and them. If any of the conflict of interest or dispute cannot be resolved, the WFOEs would rely on legal proceedings, which could result in disruption of the business and subject the Parent and its subsidiaries to substantial uncertainty as to the outcome of any such legal proceedings.

The contractual arrangements are governed by PRC law. These contracts are interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the WFOE’s ability to enforce these contractual arrangements. Meanwhile, very few precedents and little formal guidance exist as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary.

Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts except that parties may apply for a cancellation of such rulings before an intermediate people’s court at the place where the arbitration commission is located under certain circumstances. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay. If the WFOEs are unable to enforce these contractual arrangements, or if the WFOEs suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, the Parent and its subsidiaries’ ability to conduct their business would be negatively affected.

Substantial uncertainties in the PRC foreign investment legal regime may significantly impact the Parent’s corporate structure and operations.

On March 15, 2019, the PRC National People’s Congress adopted the Foreign Investment Law, which came into effect as of January 1, 2020 and replaced the existing laws regulating foreign investment in the PRC: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law. As a result, the Foreign Investment law became the legal foundation for foreign investment in the PRC. The Implementation Regulation of the Foreign Investment Law came into effect as of January 1, 2020, which clarified and elaborated the relevant provisions of the Foreign Investment Law.

The Foreign Investment Law stipulates three forms of foreign investment. However, the Foreign Investment Law does not explicitly stipulate the contractual arrangements as a form of foreign investment. The Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council.”

Future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and whether the contractual arrangement will be recognized as foreign investment, whether the contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain. The Parent and its subsidiaries may ultimately need to unwind the contractual arrangements and/or dispose of the VIEs or their subsidiaries, which could have a material and adverse effect on the Parent and its subsidiaries’ business, financial condition and results of operations.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that the Parent, its subsidiaries or the VIEs owe additional taxes, which could negatively affect the Parent’s financial condition and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The Parent, its subsidiaries and the VIEs could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis. This could result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment.

A transfer pricing adjustment could result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase their tax liabilities without reducing the PRC subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes under applicable regulations. The financial position could be materially adversely affected if the tax liabilities of the VIEs increase or if they are required to pay late payment fees and other penalties.

The Parent and its subsidiaries may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt the Parent and its subsidiaries’ business, render them unable to conduct some or all of their business and constrain growth.

The Parent and its subsidiaries rely on contractual arrangements with the VIEs to use, or otherwise benefit from, certain foreign restricted licenses and permits that the Parent and its subsidiaries need or may need in the future as their business continues to expand, such as the internet content provider license, or the ICP license held by one of the VIEs.

The contractual arrangements contain terms that obligate the VIEs’ shareholders to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. If the VIEs’ shareholders breach these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without the WFOEs’ consent, the Parent and its subsidiaries may be unable to conduct some or all of their business or otherwise benefit from the assets held by the VIEs.

If the VIEs undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIEs, hindering the Parent and its subsidiaries’ ability to operate their business and constrain growth. The foregoing risks could materially adversely affect the Parent and its subsidiaries’ business, financial condition and results of operations.

The Parent’s dual-class share structure with different voting rights may adversely affect the value and liquidity of the Parent’s Class A ordinary shares.

The Parent cannot predict whether the Parent’s dual-class share structure with different voting rights will result in a lower or more volatile market price of the Class A ordinary shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. For example, in July 2017, FTSE Russell announced that it plans to require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public shareholders, and S&P Dow Jones announced that it will no longer admit companies with multiple-class share structures to certain of its indices.

In 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. In October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Because of the Parent’s dual-class structure, the Parent will likely be excluded from these indices and other stock indices that take similar actions.

Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Parent’s Class A ordinary shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures and the Parent’s dual-class structure may cause shareholder advisory firms to publish negative commentary about the Parent’s corporate governance, adversely affecting the market price and liquidity of the Parent’s Class A ordinary shares.

The Parent’s dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Parent’s Class A ordinary shares may view as beneficial.

The Parent has adopted a dual-class share structure such that its ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 15 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. The Parent’s dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that you, as the holders of the Parent’s Class A ordinary shares, may view as beneficial.

Certain of the existing shareholders of the Parent have substantial influence over the Parent, and their interests may not be aligned with the interests of the Parent’s other shareholders.

As of the date of this prospectus, Dr. Daqing Mao, the founder of the Parent and Ucommune, and his wife, Angela Bai, together hold approximately 64.7% of the Parent’s voting power due to the Parent’s dual-class share structure. Dr. Mao is expected to retain significant influence over the Parent’s business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of the assets, election of directors and other significant corporate actions.

This concentration of ownership may also discourage, delay or prevent a future change of control, which could deprive the Parent’s shareholders of an opportunity to receive a premium for their shares as part of a sale of the Parent and might reduce the price of the Parent’s Class A ordinary shares. Dr. Mao may pursue corporate opportunities independent of the Parent, and the sale of his shares could constitute a change of control under certain outstanding debt instruments of the Parent, its subsidiaries and the VIEs.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Parent is incorporated under Cayman Islands law.

The ultimate holding company is the Parent which is an exempted company incorporated under the laws of the Cayman Islands. The Parent’s corporate affairs are governed by its memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act. The rights of shareholders to take action against the Parent’s directors, the actions by the Parent’s minority shareholders and the fiduciary duties of the Parent’s directors to the Parent under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of the Parent’s shareholders and the fiduciary duties of the Parent’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies, such as the Parent’s, have no general rights under Cayman Islands law to inspect corporate records (except for the Parent’s memorandum and articles of association, special resolutions which have been passed by the Parent’s shareholders, the Parent’s register of mortgages and charges, and a list of the Parent’s current directors) or to obtain copies of lists of shareholders of these companies. The Parent’s directors have discretion under the Parent’s articles of association to determine whether or not, and under what conditions, the Parent’s corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The Parent’s Class A ordinary shares are listed in Nasdaq Capital Market. As a result, the Parent’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by the Parent’s management, users of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against the Parent by its shareholders may not be enforceable.

The ultimate holding company is incorporated under the laws of the Cayman Islands. Ucommune has most of its operations in China, and substantially all of its operations are outside of the United States. Most of Ucommune’s assets are located in China, and substantially all of its assets are located outside of the United States. In addition, all of the Parent’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. Substantially all of the assets of these persons are located outside the United States.

As a result, it may be difficult or impossible for you to bring an action against the Parent or against these individuals in the United States if your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against the Parent’s assets or the assets of the Parent’s directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

Risks Relating to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could materially adversely affect Ucommune’s business.

Substantially all of Ucommune’s assets and operations are in China. Accordingly, Ucommune’s business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control and allocation of resources.

Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, the government still owns a substantial portion of productive assets in China. In addition, the Chinese government plays a significant role in regulating industry development through industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect Ucommune’s business and operating results, reducing demand for its services and adversely affecting its competitive position.

The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on Ucommune. For example, the Parent’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

In the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect Ucommune’s business and operating results. In addition, since many of Ucommune’s members are concentrated in major metropolitan areas, an economic downturn in any of these areas may materially adversely affect Ucommune’s business.

Uncertainties with respect to the PRC legal system could adversely affect Ucommune.

The Parent, its subsidiaries and the VIEs face risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.

The interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection the Parent, its subsidiaries and the VIEs obtain. These uncertainties may affect Ucommune’s judgment on the relevance of legal requirements and Ucommune’s ability to enforce its contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from Ucommune.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. Ucommune may not be aware of its violation of any of these policies and rules until after the violation occurs. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The Chinese government exerts substantial influence over the manner in which Ucommune must conduct its business activities and may intervene or influence its operations at any time, which could result in a material change in its operations and the value of the Parent’s securities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Ucommune’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on its part to ensure Ucommune’s compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof, and could require Ucommune to materially change its operating activities or divest itself of any interests it holds in Chinese assets. Ucommune’s business may be subject to various government and regulatory interference in the provinces in which Ucommune operates. Ucommune may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Ucommune’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder the Parent’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies. As of the date of this prospectus, the Parent, its subsidiaries and the VIEs have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which became effective in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ).

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the

Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which became effective in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments), or the Draft CAC Regulation, which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (i) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (ii) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (iii) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (iv) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with other 12 governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review.

Given that the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties. The Parent is of the view that such requirement for cybersecurity review under the Draft CAC Regulation, if effective in the current form, and revised Cybersecurity Review Measures (2021), are not applicable to the PRC subsidiaries or the VIEs, primarily because, as of the date of the Prospectus, neither the PRC subsidiaries nor the VIEs: (i) have received any notice or determination from competent PRC governmental authorities identifying them as a critical information infrastructure operator; (ii) hold or process personal information of over one million users; or (iii) have received any investigation, notice, warning, or sanctions from applicable government authorities in relation to national security.

However, the relevant PRC government agencies could reach a different conclusion, applicable laws, regulations or interpretations could change and the Parent, its subsidiaries and the VIEs could be required to obtain such approvals in the future. See “— Ucommune may be liable for improper use or appropriation of personal information provided by Ucommune’s customers” and “— Although the Parent believes that PRC government approval is not required for future offerings of the Securities under this prospectus, PRC government authorities could reach a different conclusion. In addition, similar rules could restrict or require additional approvals for public offerings, including future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China.”

If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities registered in this prospectus may decline in value or become worthless.

The Parent, its subsidiaries and the VIEs face material risks relating to their corporate structure. Investors in the Parent’s Class A ordinary shares are not purchasing equity interests in the consolidated VIEs domiciled in China but instead are purchasing equity interests in the Parent, the ultimate Cayman Islands holding company. The

Parent is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries and through contractual arrangements with VIEs based in China, and this structure involves unique risks to investors. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold equity interests in the Chinese operating companies. Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in VATSs and certain other businesses. The Parent’s subsidiaries currently conduct their VATS business through Beijing U Bazaar, including value-added online services for their members. The Parent’s subsidiaries also plan to engage in VATS businesses and other business which may subject to foreign investment restrictions through Ucommune Venture and/or Weixue Tianxia in the future. The VIE structure would afford Ucommune Venture and/or Weixue Tianxia and their subsidiaries greater flexibility in expanding their business scope and implementing their business strategies in compliance with PRC laws and regulations in the future as their business expands. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in Ucommune’s operations and/or a material change in the value of the securities the Parent is registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, the Parent, its subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations.

The Parent, its subsidiaries and its investors do not have an equity ownership in, direct foreign investment in, or control through such ownership or investment of the VIEs. The contractual arrangements with respect to the VIEs are not equivalent to an equity ownership in the business of the VIEs. Any references in this prospectus to control or benefits that accrue to the Parent and its subsidiaries because of the VIEs are limited to, and subject to conditions for consolidation of, the VIEs under U.S. GAAP. Consolidation of VIEs under U.S. GAAP generally occurs if the Parent or its subsidiaries (i) have an economic interest in the VIEs that provides significant exposure to potential losses or benefits from the VIEs and (ii) have power over the most significant economic activities of the VIEs. For accounting purposes, the Parent will be the primary beneficiary of the VIEs. In addition, the contractual agreements governing the VIEs have not been tested in a court of law.

It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC regulatory authorities could disallow this structure, which would materially adversely affect Ucommune’s operations and the value of the Parent’s securities, and could cause the value of such securities to significantly decline or become worthless. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities registered in this prospectus may decline in value or become worthless. In addition, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on the Parent, its subsidiaries and the VIEs by the PRC government. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of the Parent, its subsidiaries or the VIEs by the PRC government to transfer cash. See “— Risks Relating to the Corporate Structure.”

Regulation and censorship of information disseminated over the internet in China may adversely affect Ucommune’s business and reputation and subject Ucommune to liability for information displayed on its website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers may not post or display over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites or other internet platforms.

The website or platform operator may also be held liable for such censored information displayed on or linked to the websites or platforms. If Ucommune’s website or internet platform violates any such requirements, Ucommune may be penalized by relevant authorities, and its operations or reputation could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on the Parent’s results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate due to changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably.

On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. Since then, the RMB has appreciated against the U.S. dollar, particularly in 2020.

With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, international relations especially the trade tensions between U.S. and China, or government policies of PRC or U.S. may impact the exchange rate between the Renminbi and the U.S. dollar.

A significant majority of net revenue and costs are denominated in Renminbi. The Parent is a holding company and relies on dividends paid by the PRC subsidiaries in China for the cash needs. Any significant revaluation of Renminbi may materially adversely affect the results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on in U.S. dollars.

To the extent that the Parent needs to convert U.S. dollars into Renminbi for its operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount the Parent’s subsidiaries would receive. Conversely, if the Parent decides to convert the Renminbi into U.S. dollars to make payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would negatively affect the U.S. dollar amount.

Any lack of requisite approvals, licenses or permits applicable to Ucommune’s business may materially adversely affect its business, financial condition and results of operations.

In accordance with PRC laws and regulations, the PRC subsidiaries and the VIEs must maintain various approvals, licenses and permits to operate their business, including but not limited to business license, fire prevention as-built acceptance check and filing for Ucommune’s spaces, and value-added telecommunications license and other approvals, licenses and permits. These approvals, licenses and permits require satisfactory compliance with, among other things, the applicable laws and regulations.

Based on PRC laws and regulations in effect as of the date of this prospectus and the legal advice of Ucommune’s PRC legal counsel, Jingtian & Gongcheng, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries and the VIEs have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: (i) each of the PRC subsidiaries and the VIEs has obtained a business license; (ii) Beijing U Bazaar, through which the Parent’s subsidiaries conduct their VATS business, including value-added online services for their members, has obtained a value-added telecommunications license for Internet information service and online data processing and transactions; (iii) Beijing Daguan Architectural Engineering Co., Ltd., which engages in interior design service, has obtained a Certificate for Engineering Design Qualification; (iv) Beijing Daguan Architectural Engineering Co., Ltd, Beijing Dongyi Yuanda Architectural Decoration Engineering Co., Ltd and Guangdong Wanhe Construction Engineering Co., Ltd, which engage in construction services, have obtained Certificates for Construction Qualification and Safety Production Licenses; (v) Youxiao Chef (Beijing) Catering Co., Ltd., Xiamen Xunyuan Catering Service Co., Ltd and nine subsidiaries of Beijing Kuanneng Technology Co., Ltd, which engage in catering services, have obtained food operation licenses; and (vi) most of Ucommune’s self-operated model spaces have completed the required as-built acceptance check on fire prevention or fire safety filing. However, a small number of Ucommune’s self-operated model spaces have not completed such as-built acceptance check on fire prevention or fire safety filing.

Apart from the above, the Parent cannot assure you that the PRC subsidiaries and the VIEs will be able to maintain existing licenses, permits and approvals or that the government authorities will not subsequently require the PRC subsidiaries and the VIEs to obtain any additional licenses, permits and approvals. If the PRC subsidiaries and the VIEs fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, the PRC subsidiaries and the VIEs may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC subsidiaries and the VIEs may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact Ucommune’s brand. The PRC subsidiaries and the VIEs may experience difficulties or failures in obtaining the necessary approvals, licenses and permits for new spaces or new service offerings.

If the PRC subsidiaries and the VIEs fail to obtain the material licenses, Ucommune’s expansion plans may be delayed. In addition, the PRC subsidiaries and the VIEs may not obtain, renew and/or convert all of the approvals, licenses and permits required for their existing business upon their expiration in a timely manner or at all, which could adversely affect their operations.

A small number of spaces under Ucommune’s self-operated model have not completed the required as-built acceptance check on fire prevention or fire safety filing. Ucommune’s spaces that fail to complete such as-built acceptance check on fire prevention as required by relevant laws and regulations may be ordered by the relevant government authorities to cease business. As a result, Ucommune may be subject to fines ranging from RMB30,000 to RMB300,000 per space, and Ucommune’s spaces that fail to complete such fire safety filing as required may be subject to fines of up to RMB5,000 per space.

Based on relevant laws and regulations and Ucommune’s consultation with relevant government authorities, and as advised by Ucommune’s PRC counsel, the maximum amount of potential fines arising from the incompletion of the required as-built acceptance check on fire prevention and fire safety filing is approximately RMB0.6 million, as of the date of this prospectus. However, Ucommune has not received any material fines or penalties for such non-compliance.

Ucommune has taken several steps to strengthen its management over fire prevention or fire safety, including:

•        consulting with local regulatory authorities for completing the required as built acceptance checks on fire prevention or fire safety filings;

•        equipping the relevant spaces with proper fire safety facilities, equipment and safety signs;

•        engaging several fire safety consulting institutions to conduct fire safety inspection on the fire safety equipment and system of the -relevant spaces; and

•        implementing fire safety internal control policy in accordance with applicable laws and regulations and providing fire safety related training to Ucommune’s employees.

The custodians or authorized users of Ucommune’s controlling non-tangible assets, including stamps and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under PRC law, legal documents for corporate transactions, including agreements and contracts, are executed using the stamps or seals of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities. To secure the use of the stamps and seals, Ucommune has established internal control procedures and rules for using these stamps and seals.

When Ucommune uses the stamps and seals, responsible personnel will apply through its office automation system and authorized employees will verify and approve the application in accordance with its internal control procedures and rules. In order to maintain the physical security of the stamps, Ucommune generally stores them in secured locations accessible only to authorized employees.

Although Ucommune monitors such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. Ucommune’s employees could abuse their authority by entering into a contract not approved by Ucommune or seeking to gain control of one of its subsidiaries or consolidated VIEs. If any employee obtains, misuses or misappropriates the stamps and seals or other controlling non-tangible assets, Ucommune could experience disruption to its operations, and Ucommune may have to take corporate or legal actions, which could involve significant time and resources to resolve and divert management from its operations.

Ucommune’s operations depend on the performance of the mobile based systems, telecommunications networks and digital infrastructure in China.

Ucommune operations rely heavily on mobile based systems, telecommunications networks and digital infrastructure. Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or MIIT. Ucommune primarily relies on a limited number of telecommunication service providers to provide data communications capacity through local telecommunications lines and internet data centers to host its servers.

Ucommune has limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of its business, Ucommune may need to upgrade its technology and infrastructure to keep up with the increasing traffic on its apps. The digital infrastructure and the telecommunications networks in China may not support the demands associated with the growth in digital usage.

In addition, Ucommune has no control over the costs of the services provided by telecommunication service providers. If the prices Ucommune pays for telecommunications and digital services rise significantly, its results of operations may be materially adversely affected. Furthermore, if data access fees or other charges to mobile members increase, its member traffic may decline and its business may be harmed.

The Parent may rely on dividends and other distributions on equity paid by the PRC subsidiaries to fund any cash and financing requirements Ucommune may have, and any limitation on the ability of the PRC subsidiaries to make payments to the Parent could materially adversely affect Ucommune’s ability to conduct its business.

The ultimate Cayman Islands holding company, the Parent, relies principally on dividends and other distributions on equity from the PRC subsidiaries for its cash requirements, including for services of any debt which may be incurred.

The ability of the PRC subsidiaries to distribute dividends is based upon their distributable earnings. PRC regulations permit a PRC subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries and the VIEs is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

Each of the PRC subsidiaries as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends.

If the PRC subsidiaries incur debt in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Parent. Any limitation on the ability of the PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit the Parent’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends or otherwise fund and conduct Ucommune’s business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay the Parent from using the proceeds of securities offerings, to make loans or additional capital contributions to the PRC subsidiaries, which could materially adversely affect the Parent’s liquidity and the Parent’s ability to fund and expand Ucommune’s business.

Any funds the Parent transfers to the PRC subsidiaries, either as shareholder loans or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to the PRC subsidiaries are subject to the information report requirement with MOFCOM or their respective local branches and registration with a local bank authorized by SAFE. In addition, any foreign loan procured by the PRC subsidiaries cannot exceed statutory limits and is required to be registered with SAFE or its respective local branches.

As an offshore holding company, the Parent may use the proceeds of its offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries or provide loans to the consolidated VIEs, in each case subject to the satisfaction of applicable regulatory requirements. Any medium or long-term loan to be provided by the Parent or its offshore subsidiaries to the PRC subsidiaries and the VIEs must be registered with NDRC and SAFE or its local branches. Before the Parent or its offshore entities provide loans to their onshore entities (i.e. the PRC subsidiaries and the VIE entities), the borrower must make filings with the SAFE or its local counterparts in accordance with relevant PRC laws and regulations. In addition, in accordance with the Notice on Promoting the Reform of the Filing and Registration System for Issuance of Foreign Debt by Corporates issued by the NDRC on September 14, 2015, or the NDRC Circular, for loans provided by the Parent or its offshore entities to their PRC subsidiaries or the VIE entities with a term of more than one year, the borrower must also obtain a certificate of registration from the NDRC before obtaining such loan, and report relevant information to the NDRC afterward. The Parent or its offshore subsidiaries may not complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by the Parent or its offshore subsidiaries to their onshore entities (i.e. the PRC subsidiaries and the VIE entities). If the Parent or its offshore subsidiaries fail to complete such registrations, the Parent’s ability to use the proceeds of securities offering, and to capitalize its PRC operations may be negatively affected, which could adversely affect the Parent’s liquidity and the Parent’s ability to fund and expand Ucommune’s business.

In August 2020, Ucommune Venture entered into a loan agreement with Ucommune HK, under which Ucommune HK agreed to provide loans of up to a total of US$60 million to Ucommune Venture and Ucommune Venture could drawdown the loans in multiple tranches (up to an aggregate of US$60 million) within three years from the date of the first drawdown. Thereafter, both parties entered into two supplement agreements in January 2021 and March 2021. As of the date of this prospectus, Ucommune HK has provided a total of US$41 million in loans to Ucommune Venture, of which US$4 million have been repaid, under such loan agreements since the completion of the Business Combination in November 2020, using proceeds from the Parent’s previous PIPE financing and follow-on offerings. Such loans were included in intercompany loans, and disclosed as roll-forwards of the investment in subsidiaries and VIEs. Ucommune Venture has completed the filing procedure with Beijing Foreign Exchange Management Department, a local branch of SAFE, but has not yet made the registration with the NDRC. The NDRC Circular does not expressly state the legal consequences for such non-compliance. However, the NDRC has indicated in several public notices on its website that punitive measures, such the credit discipline, public criticism and suspension from applying for registration in the future, might be imposed on the such enterprises. As of the date of this prospectus, Ucommune Venture has not received any inquiry, notice, warning or sanction from the NDRC in relation to this loan.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capital of FIEs and allows FIEs to settle their foreign exchange capital at their discretion. However, SAFE Circular 19 prohibits FIEs from using the Renminbi funds converted from their foreign exchange capital for expenditures beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may convert their foreign debts from foreign currency to Renminbi on a discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a discretionary basis which applies to all enterprises registered in China.

SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, its interpretation and application and any other future foreign exchange related rules remain uncertain.

Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit the ability to use Renminbi converted from the net proceeds of securities offering, to fund the establishment of new entities in China by the VIEs, to invest in or acquire any other PRC companies through the PRC subsidiaries, or to establish new consolidated VIEs in China, which may adversely affect the Parent’s business, financial condition and results of operations.

Governmental control of currency conversion may limit the ability of the Parent, its subsidiaries and the VIEs to utilize net revenue effectively and their ability to transfer cash among the group, across borders, and to investors and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The PRC subsidiaries receive substantially all of its net revenue in Renminbi. Under the current corporate structure, the Parent, as the ultimate Cayman Islands holding company, primarily relies on dividend payments from the PRC subsidiaries to fund any cash and financing requirements it may have.

Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of the PRC subsidiaries in China may be used to pay dividends.

However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries and the VIEs need to obtain SAFE approval to use cash generated from the operations of the PRC subsidiaries and the VIEs to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents the Parent from obtaining sufficient foreign currencies to satisfy the foreign currency demands, the Parent may not pay dividends in foreign currencies to its investors.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit the Parent’s ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to the Parent, or may otherwise adversely affect the Parent.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37.

SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 applies to the Parent’s shareholders who are PRC residents and may apply to any offshore acquisitions that the Parent may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles must register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of a special purpose vehicle must update its filed registration with the local branch of SAFE with respect to that special purpose vehicle, to reflect any material change.

If the Parent’s shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, the PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to the Parent, and the Parent may be restricted in its ability to contribute additional capital to the PRC subsidiaries. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015.

Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

The Parent has requested PRC residents who it knows hold direct or indirect interests in the Parent to make the necessary applications, filings and registrations as required under SAFE Circular 37. The Parent believes that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. However, these individuals may not continue to make required filings or updates in a timely manner, or at all.

The Parent may not know the identities of all PRC residents holding direct or indirect interest in the Parent. Any failure or inability by such individuals to comply with SAFE regulations may subject the Parent to fines or legal sanctions, restrict its cross-border investment activities, and limit the PRC subsidiaries’ ability to distribute dividends to the Parent. As a result, Ucommune’s business and the Parent’s ability to make distributions to you could be materially adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, the Parent may be subject to a more stringent review and approval process with respect to its foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect its financial condition and results of operations.

If the Parent decides to acquire a PRC domestic company, the Parent or the owners of such company, as the case may be, may not obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict the Parent’s ability to implement its acquisition strategy and could adversely affect its business and prospects.

The Parent faces uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation, or the SAT, issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company.

In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

The Parent faces uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in its offshore subsidiaries and investments. The Parent may be subject to filing obligations or taxed if the Parent is the transferor in such transactions, and may be subject to withholding obligations if the Parent is the transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37.

For transfer of shares in the Parent by investors who are non-PRC resident enterprises, the PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, the Parent and the PRC subsidiaries may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request that the relevant transferors from whom Ucommune purchases taxable assets comply with these circulars, or establish that the Parent should not be taxed under these circulars, which may materially adversely affect the Parent’s financial condition and results of operations.

Certain PRC regulations may make it more difficult for Ucommune to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. The Anti-Monopoly Law of the PRC also requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered.

In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM. The rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

Ucommune may grow its business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming. Any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit Ucommune’s ability to complete such transactions, which could affect its ability to expand its business or maintain its market share.

Failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or the Parent to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to certain exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests.

The Parent and its executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and additional restrictions may limit their ability to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. The Parent also faces regulatory uncertainties that could restrict its ability to adopt incentive plans for its directors, executive officers and employees under PRC law.

The SAT has also issued relevant rules and regulations concerning employee share incentives. Under these rules and regulations, the Parent’s employees working in the PRC who participate in the stock incentive plan will be subject to PRC individual income tax upon exercise of the share options. The PRC subsidiaries have obligations to file documents with respect to the granted share options with relevant tax authorities and to withhold individual income taxes for their employees upon exercise of the share options. If employees fail to pay or the PRC subsidiaries fail to withhold their individual income taxes according to relevant rules and regulations, the Parent may face sanctions imposed by the competent governmental authorities.

Ucommune may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

PRC laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of the PRC, involves designs of the PRC national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. Ucommune cannot assure you that all the content contained in its advertisements is true and accurate as required by, and complies in all respects with, these advertising laws and regulations especially given the uncertainty in the interpretation of these PRC laws and regulations.

The foregoing regulations include the Advertising Law of the People’s Republic of China and the Interim Measures for the Administration of Internet Advertising. If Ucommune violates applicable PRC advertising laws and regulations, it may be subject to penalties and its reputation may be harmed, which may negatively affect its business, financial condition, results of operations and prospects.

Under PRC advertising laws and regulations, Ucommune must monitor the advertising content shown on its platform to ensure that such content is true, accurate and in full compliance with applicable laws and regulations. In addition, where special government review is required for specific types of advertisements prior to posting, such as advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals, Ucommune must confirm that such review has been performed and approval has been obtained from competent governmental authority.

Violation of these laws and regulations may subject Ucommune to penalties, including fines, confiscation of its advertising income, orders to cease dissemination of the advertisements and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations, PRC governmental authorities may force Ucommune to terminate its advertising operation or revoke its licenses.

Third parties provide Ucommune with a majority of the advertisements shown on its platform. Although Ucommune has implemented manual monitoring systems and made significant efforts to ensure that the advertisements shown on its platform are in full compliance with applicable laws and regulations, the content contained in such advertisements may not be true and accurate as required by the advertising laws and regulations.

Although Ucommune has not been subject to material penalties or administrative sanctions in the past for the advertisements shown on its platform, if Ucommune violates PRC advertising laws and regulations, it may be subject to penalties and its reputation may be harmed, which may materially adversely affect its business, financial condition, results of operations and prospects. Ucommune may also be subject to claims by customers misled by information on its apps, website or other portals on which Ucommune places its advertisements.

Ucommune may not recover its losses from advertisers by enforcing the indemnification provisions in the contracts, which may divert management’s time and other resources from its business to defend against these infringement claims. As a result, Ucommune’s business, financial condition and results of operations could be materially adversely affected.

Ucommune’s employment practices may be adversely impacted under the labor contract law of the PRC.

The PRC National People’s Congress promulgated the Labor Contract Law which became effective on January 1, 2008 and was amended on December 28, 2012, and the State Council promulgated implementing rules for the labor contract law on September 18, 2008. The labor contract law and the implementing rules impose requirements concerning, among others, the execution of written contracts between employers and employees, the time limits for probationary periods, and the length of employment contracts.

The interpretation and implementation of these regulations are evolving, Ucommune’s employment practices may violate the labor contract law and related regulations and Ucommune could be subject to penalties, fines or legal fees as a result. If Ucommune violates relevant laws and regulations, Ucommune may be subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, its business, financial condition and results of operations may be adversely affected.

The PRC subsidiaries and the VIES may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities.

PRC laws and regulations require the PRC subsidiaries and the VIEs in the PRC to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of its employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries and the VIEs shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. As of the date of this prospectus, certain of the VIEs have not made adequate contributions to the above employee benefits for some of their employees.

Government authorities could require those VIEs to pay the outstanding amount and impose late fees or fines on those VIEs. If those VIEs fail to make the outstanding social insurance and housing fund contributions within the prescribed time frame, those VIEs may be subject to fines and late payment fees, and the Parent’s financial condition may be adversely affected.

If the Parent is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable PRC tax consequences to Ucommune and the Parent’s non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how “de facto management body” should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

•        the primary location of the day-to-day operational management is in the PRC;

•        decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•        the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and

•        at least 50% of voting board members or senior executives habitually reside in the PRC.

The Parent believes that it is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that the Parentis a PRC resident enterprise for enterprise income tax purposes, the Parent would be subject to PRC enterprise income tax on its worldwide income at the rate of 25%. Furthermore, the Parent would be required to withhold a 10% tax from dividends it pays to its shareholders that are non-resident enterprises.

In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the ordinary shares or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if the Parent is deemed a PRC resident enterprise, dividends paid to its non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by the Parent).

These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of the Parent would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Parent is treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ordinary shares.

Trading in the Parent’s securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines the Parent’s audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist the Parent’s securities, and the securities may be prohibited from being traded over-the-counter.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that the Parent has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2022, the SEC shall prohibit the Parent’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

The Parent’s current auditor, Marcum Bernstein & Pinchuk LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Bernstein & Pinchuk LLP is headquartered in Manhattan, New York, was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021 and was inspected by the PCAOB on a regular basis with the last inspection in 2020. The Parent’s ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to the Parent, may depend on the relevant positions of U.S. and Chinese regulators. Marcum Bernstein & Pinchuk LLP’s audit working papers related to the Parent are located in China. With respect to audits of companies with operations in China, such as the Parent, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities.

Whether the PCAOB will be able to conduct inspections of the Parent’s auditor, including but not limited to inspection of the audit working papers related to the Parent, in the future is subject to substantial uncertainty and depends on a number of factors out of the control of the Parent and its auditors. If the Parent’s shares are prohibited from trading in the U.S., there is no certainty that the Parent will be able to list on a non-U.S. exchange or that a market for the Parent’s shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase the Parent’s shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Parent’s shares. Also, such a prohibition would significantly affect the Parent’s ability to raise capital on terms acceptable to the Parent, or at all, which would have a material adverse impact on its business, financial condition, and prospects.

Ucommune may be liable for improper use or appropriation of personal information provided by Ucommune’s customers.

Ucommune’s business involves collecting and retaining certain internal and customer data. Ucommune also maintains information about various aspects of its operations as well as regarding its employees. The integrity and protection of its customer, employee and company data is critical to Ucommune’s business. Ucommune’s customers and employees expect that Ucommune will adequately protect their personal information. Ucommune is required by applicable laws to keep strictly confidential the personal information that Ucommune collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, MIIT and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR (formerly the SAIC), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the CAC and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021, which became effective on February 15, 2022. The Cybersecurity Review Measures (2021) proposes the following key changes:

•        companies who are engaged in data processing are also subject to the regulatory scope;

•        the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

•        online platform operators holding more than one million users individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

•        the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

The Parent, its subsidiaries and the VIEs may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, the Parent, its subsidiaries and the VIEs have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, if the Parent, its subsidiaries and the VIEs are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, the Parent, its subsidiaries and the VIEs could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, the Parent, its subsidiaries and the VIEs could be subject to cybersecurity review, and if so, they may not be able to pass such review in relation to the offerings of the Securities under this prospectus. In addition, the Parent, its subsidiaries and the VIEs could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of Ucommune’s app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against Ucommune, which may materially adversely affect Ucommune’s business, financial condition or results of operations.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, the Parent cannot assure you that Ucommune will comply with such regulations in all respects and Ucommune may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Ucommune may also become subject to fines and/or other sanctions which may materially adversely affect its business, operations and financial condition.

While Ucommune takes various measures to comply with all applicable data privacy and protection laws and regulations, its current security measures and those of its third-party service providers may not always be adequate for the protection of its customer, employee or company data. Ucommune may be a target for computer hackers, foreign governments or cyber terrorists in the future.

Unauthorized access to Ucommune’s proprietary internal and customer data may be obtained through break-ins, sabotage, breach of its secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of its third party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage Ucommune’s proprietary internal and customer data change frequently and may not be recognized until launched against a target, Ucommune may be unable to anticipate these techniques.

Unauthorized access to Ucommune’s proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm its reputation and adversely affect its business and results of operations. In addition, Ucommune may be subject to negative publicity about its security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to Ucommune’s systems or disclosure of its customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to its service system, diminished customer experience, loss of customer confidence and trust, impairment of its technology infrastructure, and harm its reputation and business, resulting in significant legal and financial exposure and potential lawsuits.

Although the Parent believes that PRC government approval is not required for future offerings of the Securities under this prospectus, PRC government authorities could reach a different conclusion. In addition, similar rules could restrict or require additional approvals for public offerings, including future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China.

The Parent believes that the Parent, its subsidiaries and the VIEs are not required to obtain approvals from any PRC government authorities, including the CSRC or any other government entity, to issue its securities to foreign investors. However, the relevant PRC government agencies could reach a different conclusion.

On August 8, 2006, six PRC regulatory agencies jointly adopted M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, the Parent believes that the CSRC approval was not required in the context of the Business Combination and the previous follow-on public offering or warrants offerings of the Parent, or such approval is not required for future offerings of the Securities under this prospectus, because (a) the WFOE and Beijing Melo was incorporated as a wholly foreign-owned enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies owned by PRC companies or individuals as defined under the M&A Rules; (b) no explicit provision in the M&A Rules clearly classifies the contractual arrangements among WFOE or Beijing Melo, VIEs and VIEs’ shareholders as an acquisition falling under the M&A Rules; and (c) the CSRC has not issued any definitive rule or interpretation concerning whether Business Combination, the previous follow-on public offering or warrants offerings of the Parent or future offerings of the Securities under this prospectus are subject to this regulation. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Provisions, and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Administrative Measures, for public comment. Pursuant to the Administrative Provisions, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method.

Pursuant to the Administrative Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. Issuers already listed on an overseas stock exchange which offer securities to be listed on an overseas stock exchange shall file with the CSRC within three business days after the completion of such offering.

In accordance with a set of questions and answers published on the CSRC’s official website concurrently released with draft Administrative Provisions and Administrative Measures, a CSRC official indicated that the filing requirements proposed under such rules, once effective, will apply to future offerings and listings, including initial public offerings and follow-on offerings. Other filing requirements applicable to offerings and listings completed before such rules become effective will be separately provided and enacted with a sufficient interim period.

Considering that: (i) the Administrative Provisions and Administrative Measures are currently in draft form and have not yet become effective; (ii) no explicit provisions under currently effective PRC laws, regulations and rules clearly provide that indirect listing and offering through contractual arrangements, such as the Parent’s, are required to obtain approvals from PRC authorities, and (iii) the CSRC has not yet published any approvals or filing requirements applicable to listings, offerings and resale of securities completed before such rules become effective, the Parent believes the offerings of Securities under this prospectus are not subject to the approval of the CSRC or other PRC government authorities.

However, there remain substantial uncertainties as to whether and what requirements, including filing obligations, will be imposed on the Parent, its subsidiaries and the VIEs in the future. There is also a lack of clarity on the filing procedure, requirement and timeline, which may not be resolved until the Administrative Provisions and Administrative Measures become effective. If the Administrative Provisions and Administrative Measures come into effect in the current form before completion of the offerings of the Securities under this prospectus, or the competent authorities later provide other filing requirements applicable to the Parent, the Parent may be required to make a filing with the CSRC.

On December 27, 2021, NDRC and MOFCOM jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. According to the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their shares on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors.

Since none of the PRC subsidiaries or the VIEs engages in businesses in which foreign investment is prohibited, the Parent believes that the PRC subsidiaries and the VIEs are not required to obtain such approval under the Negative List. However, the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties, and uncertainties remain regarding the interpretation and implementation of the new rules and regulations.

If the CSRC or another PRC regulatory body subsequently determines that its approval was needed for the Business Combination and the previous follow-on public offering or warrants offerings of the Parent, or such approval is needed for future offerings of the Securities under this prospectus, or for maintaining the Parent’s status as a publicly listed company outside China, the Parent may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies.

In any such event, these regulatory agencies may impose fines and penalties on Ucommune’s operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from the Parent’s previous public offerings or future offerings of the Securities under this prospectus into the PRC or take other actions that could have a material adverse effect on its business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Parent’s Class A ordinary shares.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Ucommune may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit Ucommune’s ability to complete such transactions, which could affect its ability to expand its business or maintain its market share.

Risks Relating to Being a Public Company and the Parent’s Securities

The market price of the Parent’s Class A ordinary shares has recently declined significantly, and the Parent’s Class A ordinary shares could be delisted from the Nasdaq or trading could be suspended.

The listing of the Parent’s ordinary shares on the Nasdaq Capital Market is contingent on the Parent’s compliance with the Nasdaq Capital Market’s conditions for continued listing. On January 28, 2022, the Parent announced that the Parent received written notification, or the Notification Letter, from the Nasdaq Stock Market LLC that the Parent was not in compliance with the minimum bid price requirement of US$1.00 per share under the Nasdaq Listing Rules. In accordance with Nasdaq Listing Rules, the Parent had to regain compliance within 180 calendar days, or until July 25, 2022. To regain compliance, the Parent’s Class A ordinary shares had to have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Parent had not regained compliance by July 25, 2022, the Parent could have been eligible for additional time to regain compliance or may face delisting. On April 21, 2022, the Parent effected a 20-to-1 Share Consolidation in order to cure the deficiency, and on May 6, 2022, the Parent regained the compliance.

The Parent cannot assure you that the Parent will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of the Parent’s Class A ordinary shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If the Parent does not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of the Parent’s Class A ordinary shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, the Parent’s ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted ordinary shares, the Parent would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such ordinary shares. A suspension or delisting would likely decrease the attractiveness of the Parent’s Class A ordinary shares to investors, may constitute a breach under certain of the Parent’s credit facilities, constitute an event of default under certain of the Parent’s securities (including the Parent’s agreements with JAK Opportunities LLC) and cause the trading volume of the Parent’s Class A ordinary shares to decline, which could result in a further decline in the market price of the Parent’s Class A ordinary shares.

Because the Parent does not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of the Class A ordinary shares for a return on your investment.

The Parent currently intends to retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, the Parent does not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Parent’s Class A ordinary shares as a source for any future dividend income.

A large, active trading market for the Parent’s securities may not develop and the trading price for its securities may fluctuate significantly.

The Parent’s Class A ordinary shares and the Prior Warrants are listed on The Nasdaq Capital Market under the symbols “UK” and “UKOMW,” respectively. The Parent cannot assure you that a liquid public market for the Class A ordinary shares will develop. If a large, active public market for the Class A ordinary shares does not develop, the market price and liquidity of the Class A ordinary shares may be materially adversely affected. As a result, investors in the Parent’s securities may experience a significant decrease in the value of the Class A ordinary shares.

Outstanding Warrants and UPOs or Future Warrants are exercisable for, and Outstanding UPO Rights and the Debenture or Future Rights or Units are convertible into, the Parent’s Class A ordinary shares, which may increase the number of Class A ordinary shares eligible for future resale in the public market and result in dilution to the Parent’s shareholders.

As of the date of this prospectus, after retroactively adjusted to reflect the 20-to-1 Share Consolidation effected on April 21, 2022, the Parent has outstanding warrants to purchase up to an aggregate of 7,275,782 Class A ordinary shares at exercise prices, which warrants are immediately exercisable. In addition, there are outstanding unit purchase option, or UPO, exercisable for 16,651 Class A ordinary shares, 333,002 warrants to purchase an additional 8,326 Class A ordinary shares upon the exercise of the UPO, or the UPO Warrants, 333,002 rights to convert to an additional 1,665 Class A ordinary shares upon the exercise of the UPO, or UPO Rights, and a US$3,000,000 principal amount of 8% senior convertible debentures, or the Debenture, convertible into up to 625,000 Class A ordinary shares assuming the Debenture is fully converted at the Floor Price (or up to 685,000 Class A ordinary shares if interest accrued on the principal amount of US$3,000,000 is paid in shares). The Parent may offer and issue additional shares, warrants, rights, units and other securities registered in the registration statement to which this prospectus forms a part. To the extent the outstanding warrants or UPOs or future warrants are exercised, or the outstanding UPO Rights and Debenture or future rights or units are converted, additional Class A ordinary shares will be issued, which will result in dilution to the Parent’s ordinary shareholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants or UPOs may be exercised could adversely affect the market price of the Parent’s Class A ordinary shares.

The trading prices of the Parent’s Class A ordinary shares and the warrants expiring on November 17, 2025 are likely to be volatile, which could result in substantial losses to investors.

The trading prices of the Parent’s Class A ordinary shares and the warrants expiring on November 17, 2025 are likely to be volatile and could fluctuate widely due to factors beyond the Parent’s control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A ordinary shares and the listed warrants may be highly volatile for factors specific to the Parent’s own operations, including the following:

•        variations in net revenue, earnings and cash flows;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by Ucommune or its competitors;

•        announcements of new offerings and expansions by Ucommune or its competitors;

•        changes in financial estimates by securities analysts;

•        detrimental adverse publicity about Ucommune, the Parent’s shareholders, affiliates, directors, officers or employees, and Ucommune’s business model, services or industry;

•        announcements of new regulations, rules or policies relevant for Ucommune’s business;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on the Parent’s outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If the Parent were involved in a class action suit, it could divert a significant amount of the management’s attention and other resources from the business and require the Parent to incur significant expenses to defend the suit, which could harm the results of operations.

Any such class action suit, whether or not successful, could harm the reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against the Parent, the Parent may be required to pay significant damages, which could materially adversely affect the Parent’s financial condition and results of operations.

The sale or availability for sale of substantial amounts of Class A ordinary shares could adversely affect their market price.

Sales of substantial amounts of the Class A ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the market price of the Class A ordinary shares and could materially impair the Parent’s ability to raise capital through equity offerings in the future. Shares held by the Parent’s existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

The Parent cannot predict what effect, if any, market sales of securities held by the Parent’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the Class A ordinary shares.

In addition, certain holders of the Parent existing securities are entitled to certain registration rights. Registration of these securities and the underlying shares under the Securities Act of 1933, or the Securities Act, would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the public market, or the perception that such sales could occur, could cause the price of the Parent’s Class A ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of the Class A ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on the Parent. If Ucommune were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Parent could have to expend significant resources to investigate such allegations and/or defend itself.

While the Parent would strongly defend against any such short seller attacks, the Parent may be constrained in the manner in which the Parent can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract the Parent’s management from growing the business. Even if such allegations are ultimately proven to be groundless, allegations against Ucommune could severely impact the Parent’s business, and any investment in the Parent’s Class A ordinary shares could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about Ucommune’s business, the market price for the Parent’s Class A ordinary shares and trading volume could decline.

The trading market for the Parent’s Class A ordinary shares will depend in part on the research and reports that securities or industry analysts publish about Ucommune or its business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers Ucommune downgrades the Parent’s Class A ordinary shares or publishes inaccurate or unfavorable research about Ucommune’s business, the market price for the Parent’s Class A ordinary shares would likely decline. If one or more of these analysts ceases coverage of the Parent or fails to publish reports on Ucommune regularly, the Parent could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Parent’s Class A ordinary shares to decline.

The Parent’s management will have broad discretion over the use of any net proceeds from the Parent’s offerings of the Securities under this prospectus, and you may not agree with how the Parent uses the proceeds, and the proceeds may not be invested successfully.

The Parent’s management will have broad discretion as to the use of any net proceeds from the Parent’s offerings of the Securities under this prospectus and could use them for purposes other than those contemplated as of the date of this prospectus and in ways that do not necessarily improve its results of operations or enhance the value of its Securities. Accordingly, you will be relying on the judgment of the Parent’s management with regard to the use of any proceeds on a cash basis and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds could be invested in a way that does not yield a favorable, or any, return for you.

The Parent’s memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of the Parent’s ordinary shares.

The Parent has adopted an amended and restated memorandum and articles of association that contains provisions to limit the ability of others to acquire control of the Parent or cause the Parent to engage in change-of-control transactions. These provisions could deprive the Parent’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of the Parent in a tender offer or similar transaction.

The Parent’s Board of Directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with the Parent’s Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of the Parent or make removal of management more difficult. If the Parent’s Board of Directors decides to issue preferred shares, the price of its Class A ordinary shares may fall and the voting and other rights of the holders of the Parent’s ordinary shares may be materially adversely affected.

The Parent is an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

The Parent is an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 as long as the Parent remains an emerging growth company. As a result, if the Parent elects not to comply with such auditor attestation requirements, its investors may not have access to certain information they may deem important.

The Parent is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to U.S. domestic public companies.

Because the Parent qualifies as a foreign private issuer under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Parent is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

The Parent is required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, the Parent intends to publish its results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.

However, the information the Parent is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As the Parent is an exempted company incorporated in the Cayman Islands, the Parent is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Parent complied fully with the Nasdaq corporate governance listing standards.

As the Parent is an exempted company incorporated in the Cayman Islands listed on the Nasdaq, the Parent is subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like the Parent to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is the Parent’s home country, may differ significantly from the Nasdaq corporate governance listing standards.

The Parent has relied on home country practice with respect to its corporate governance. The Parent does not have a majority of independent directors serving on its Board of Directors, its audit committee composed entirely of only two independent directors and the Parent has not established a nominating committee and a compensation committee composed entirely of independent directors. For details, see “Item 6. Directors, Senior Management and Employees — C. Board Practices — Committees of our Board of Directors” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference. As a result, the Parent’s shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from the Parent’s business.

As the Parent is a public company, the Parent is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires the filing of annual and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act of 2002 requires, among other things, that a public company establish and maintain effective internal control over financial reporting.

As a result, the Parent is incurring, and will continue to incur, significant legal, accounting and other expenses that the Parent did not incur prior to the Business Combination. The Parent’s management team and many of its other employees devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.

These rules and regulations have resulted, and will continue to result, in the Parent incurring substantial legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for the Parent to obtain director and officer liability insurance, and the Parent may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for the Parent to attract and retain qualified people to serve on its Board of Directors, its board committees or as executive officers.

There can be no assurance the Parent will not be a passive foreign investment company, or PFIC, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of the Parent’ ordinary shares or warrants.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income (including interest income) or (ii) 50% or more of the value of its assets (generally determined based on an average of the quarterly values of the assets) is attributable to assets that produce, or are held for the production of, passive income. For purposes of the above calculations, the Parent will be treated as earning its proportionate share of the income of, and owning its proportionate share of the assets of, any other corporation in which the Parent owns, directly or indirectly, 25% (by value) of the stock.

Based upon the manner in which the Parent operates its business, the composition of its income and assets and the value of its assets, the Parent does not believe it was a PFIC for its taxable year ended December 31, 2021. However, the application of the PFIC rules is subject to uncertainty in several respects, and the Parent cannot assure you that the Parent will not be a PFIC for any taxable year. The value of the Parent’s assets for purposes of the PFIC determination will generally be determined by reference to the market price of its Class A ordinary shares, which could fluctuate significantly. In addition, the Parent’s PFIC status depends on the manner the Parent operates its workspace business (and the extent to which its income from workspace membership continues to qualify as active for PFIC purposes). Furthermore, it is not entirely clear how the contractual arrangements between the Parent, its subsidiaries, the VIEs and their nominal shareholders are treated for purposes of the PFIC rules, and the Parent may be or become a PFIC if the VIEs are not treated as owned by the Parent. Because of these uncertainties, there can be no assurance the Parent will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If the Parent were a PFIC for any taxable year during which a U.S. Holder (as defined below) owns the Parent’s Class A ordinary shares or warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10.E. Taxation — Material U.S. Federal Income Taxation Considerations — Passive Foreign Investment Company” in the Parent’s annual report on Form 20-F for the year ended December 31, 2021, incorporated herein by reference

If a U.S. Holder is treated as owning at least 10% of the Parent’s ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of the Parent’s ordinary shares, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in the group, if any. If the group includes one or more U.S. subsidiaries, certain of its non-U.S. subsidiaries could be treated as controlled foreign corporations, regardless of whether the Parent is treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether the Parent makes any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder of a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. The Parent cannot provide any assurances that it will assist its investors in determining whether any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, the Parent cannot provide any assurances that it will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in the Parent’s ordinary shares.

The Parent is a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, the Parent will qualify for, and may rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

The Parent is a “controlled company” as defined under the rules of the Nasdaq since Dr. Daqing Mao and his spouse, Angela Bai, beneficially own, when combined, more than 50% of its total voting power. As long as the Parent remains a controlled company under this definition, the Parent is permitted to elect to rely on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of the Parent’s Board of Directors must be independent directors;

•        an exemption from the rule that the compensation of the chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that the Parent’s director nominees must be selected or recommended solely by independent directors.

Although the Parent currently does not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, the Parent could elect to rely on those exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements included in this prospectus, any prospectus supplement and the documents incorporated by reference involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. The Parent has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect the Parent’s financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•        the Parent’s goals and growth strategies;

•        the Parent’s future business development, results of operations and financial condition;

•        relevant government policies and regulations relating to Ucommune’s business and industry;

•        the expectations regarding the use of proceeds from securities offerings;

•        general economic and business conditions in China; and

•        assumptions underlying or related to any of the foregoing.

You should read thoroughly this prospectus and the documents that are referred to in this prospectus with the understanding that the Parent’s actual future results may be materially different from and worse than what the Parent expects. Other sections of this prospectus include additional factors which could adversely impact Ucommune’s business and financial performance.

Ucommune operates in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for the management to predict all risk factors and uncertainties, nor can Ucommune assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Parent qualifies all of its forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The Parent undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also contains statistical data and estimates that Ucommune obtained from industry publications and reports generated by third-party providers of market intelligence. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Use of Proceeds

The Parent intends to use the net proceeds from the sale of the Securities it offers as set forth in the applicable prospectus supplements. The Parent will not receive any proceeds from the sale of the Securities by the Selling Shareholders.

CAPITALIZATION AND INDEBTEDNESS

The Parent’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

Enforceability of Civil Liabilities

Cayman Islands

The Parent is incorporated in the Cayman Islands in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The Parent’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Parent and its officers, directors and shareholders, be arbitrated.

Substantially all of the Parent’s operations are conducted outside the United States, and all of the Parent’s assets are located outside the United States. A majority of the Parent’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the Parent or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Parent has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against the Parent under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, the Parent’s counsel as to Cayman Islands law, and Jingtian & Gongcheng, the Parent’s counsel as to PRC law, have advised the Parent, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•        recognize or enforce judgments of United States courts obtained against the Parent or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against the Parent or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed the Parent that it is uncertain whether the courts of the Cayman Islands will allow the Parent’s shareholders to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as the Parent.

As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder (Hong Kong) LLP has further informed the Parent that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

•        is given by a foreign court of competent jurisdiction,

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given,

•        is final,

•        is not in respect of taxes, a fine or a penalty, and

•        was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

PRC

The Parent has been advised by Jingtian & Gongcheng, the Parent’s PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against the Parent or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jingtian & Gongcheng has further advised the Parent that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.

In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Parent or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

SELLING SHAREHOLDERS

Selling Shareholders and their pledgees, donees, transferees, assignees, successors, designees or other successors-in-interest (collectively, the “Selling Shareholders”) to be named in a prospectus supplement may, from time to time, offer and sell some or all of the Parent’s Securities held by them pursuant to this prospectus and the applicable prospectus supplement.

Such Selling Shareholders may sell the Securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Parent’s Securities held by them in transactions exempt from the registration requirements of the Securities Act.

The Parent will provide you with a prospectus supplement, which will set forth the name of each Selling Shareholder, the number and type of Securities beneficially owned by and offered by such Selling Shareholders.

GENERAL DESCRIPTION OF THE SECURITIES Which MAY be OFFERed

The Parent or any of the Selling Shareholders may offer from time to time (i) Class A ordinary shares of the Parent, (ii) preferred shares of the Parent, (iii) debt securities of the Parent, (iv) warrants of the Parent to purchase Class A ordinary shares, preferred shares or debt securities offered under this prospectus, (v) rights of the Parent to purchase Class A ordinary shares, preferred shares, debt securities, warrants or other securities offered under this prospectus, (vi) units of the Parent of Class A ordinary shares, preferred shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of the Securities that the Parent may offer. The specific terms of the Securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the Securities offered and indicate whether the Securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to the Parent will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each Security. You should carefully read this prospectus and any prospectus supplement before you invest in any of the Parent’s Securities.

Description of Share Capital

The Parent is an exempted company incorporated under the laws of the Cayman Islands and the Parent’s affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which are referred to as the “Companies Act” below, and the common law of the Cayman Islands.

The Parent’s share capital consists of ordinary shares. In respect of all of the Parent’s ordinary shares the Parent has power insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the share capital subject to the provisions of the Companies Act and the articles of association and to issue any shares, whether such shares be of the original, redeemed or increased capital, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers under its memorandum and articles of association.

On April 21, 2022, the Parent effected a Share Consolidation of 20 ordinary shares with par value of US$0.0001 each in the Parent’s issued and unissued share capital into one ordinary share with par value of US$0.002 each. As a result, the Share Consolidation became effective at 5 P.M. on April 21, 2022, U.S. Eastern time. No fractional shares were issued in connection with the Share Consolidation. All fractional shares were rounded up to the whole number of shares. Each twenty pre-split ordinary shares outstanding automatically combined and converted to one issued and outstanding ordinary share without any action on the part of the Parent’s shareholders, and the terms of the Parent’s outstanding warrants, unit purchase options, senior convertible debentures and awards under the Parent’s share incentive plans were adjusted automatically without any action on the part of the holders of those warrants, unit purchase options, senior convertible debentures and awards under the Parent’s share incentive plans. Immediately following the Share Consolidation, the Parent’s authorized share capital became US$50,000.00 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (a) 20,000,000 Class A ordinary shares of par value of US$0.002 each and (b) 5,000,000 Class B ordinary shares of par value of US$0.002 each.

The Parent’s authorized share capital as of the date of this prospectus is US$50,000 divided into 25,000,000 ordinary shares of a par value of US$0.002 each, comprising (a) 20,000,000 Class A ordinary shares of par value of US$0.002 each and (b) 5,000,000 Class B ordinary shares of par value of US$0.002 each.

As of the date of this prospectus, after retroactively adjusted to reflect the 20-to-1 Share Consolidation, there are (i) 4,373,728 ordinary shares outstanding, comprising 3,901,106 Class A ordinary shares and 472,622 Class B ordinary shares; (ii) 4,673,225 Prior Warrants outstanding, each exercisable to purchase 0.025 Class A ordinary shares at a price of US$230.00 per full share, and 5,679,011 New Warrants outstanding, each exercisable to purchase 0.05 Class A ordinary share at a price of US$81.00 per full share; (iii) a UPO outstanding, exercisable for 16,651 Class A ordinary shares, 333,002 UPO Warrants to purchase an additional 8,326 Class A ordinary shares and 333,002 UPO Rights to purchase an additional 1,665 Class A ordinary shares; (iv) a US$3,000,000 principal amount 8% senior convertible Debenture outstanding, convertible into up to 625,000 Class A ordinary shares at the Floor Price of US$6.00 (or up to 685,000 Class A ordinary shares if interest accrued on the principal amount of US$3,000,000 is paid in shares); and (iv) JAK Warrants outstanding, including a Series A Warrant to purchase 625,000 Class A ordinary at a floor exercise price of US$6.00 per Class A ordinary share, a Series B Warrant to purchase up to 3,125,000 Class A ordinary shares at a floor exercise price of US$6.00 per 1.25 Class A ordinary shares, and a Series C Warrant to purchase 3,125,000 Class A ordinary shares at a floor exercise price of US$6.00 per Class A ordinary share. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A ordinary shares once the vesting and exercising conditions are met.

The following are summaries of material provisions of the Parent’s amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of the Parent’s ordinary shares.

Objects of the Parent

According to Clause 3 of the Parent’s amended and restated memorandum of association, the objects for which the Parent is established are unrestricted and the Parent shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the Cayman Islands.

Ordinary Shares

General.    The Parent’s ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. All of the Parent’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The Parent may not issue shares to bearer. The Parent’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends.    The holders of the Parent’s ordinary shares are entitled to such dividends as may be declared by the Parent’s Board of Directors subject to the Parent’s amended and restated memorandum and articles of association and the Companies Act. In addition, the Parent’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Parent’s directors. The Parent’s amended and restated articles of association provide that dividends may be declared and paid out of its profits, realized or unrealized, or from any reserve set aside from profits which its Board of Directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless the Parent’s directors determine that, immediately after the payment, the Parent will be able to pay its debts as they become due in the ordinary course of business and the Parent has funds lawfully available for such purpose. Holders of Class A ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights; Meetings of Shareholders.    In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 15 votes, voting together as one class. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the Parent is not obliged by the Companies Act to call shareholders’ annual general meetings. The Parent’s memorandum and articles of association provide that the Parent may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case the Parent will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. The Parent, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of the Parent’s shareholders may be called by a majority of its Board of Directors or its chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, the Parent’s amended and restated memorandum and articles of association do not provide the Parent’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of the Parent’s annual general meeting and other general meetings unless such notice is waived in accordance with the Parent’s articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to the Parent’s amended and restated memorandum and articles of association.

Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Transfer of Ordinary Shares.    Subject to the restrictions in the Parent’s amended and restated memorandum and articles of association as set out below, any of the Parent’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Parent’s Board of Directors.

The Parent’s Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which the Parent has a lien. The Parent Board of Directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with the Parent, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the Parent’s Board of Directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the Parent’s directors may from time to time require is paid to the Parent in respect thereof.

If the Parent’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as the Parent’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the Parent’s Board of Directors may determine.

Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst the Parent’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Parent’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Parent for unpaid calls or otherwise. If the Parent’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as possible, the losses are borne by the Parent’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event.

Calls on Shares and Forfeiture of Shares.    The Parent’s Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares.    The Parent may issue shares on terms that such shares are subject to redemption, at the Parent’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Parent’s Board of Directors. The Parent may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Parent’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding, or (c) if the company has commenced liquidation. In addition, the Parent may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time the Parent’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Parent is being wound-up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.    Holders of the Parent’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of its list of shareholders or its corporate records (except for the memorandum and articles of association, special resolutions which have been passed by its shareholders, its register of mortgages and charges, and a list of its current directors). However, the Parent will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    The Parent’s amended and restated memorandum of association authorizes the Parent’s Board of Directors to issue additional ordinary shares from time to time as the Parent’s Board of Directors shall determine, to the extent of available authorized but unissued shares.

The Parent’s amended and restated memorandum of association also authorizes the Parent’s Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

The Parent’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Changes in Capital.    The Parent may from time to time by ordinary resolutions:

•        increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•        consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•        divide its share into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential deferred, qualified or special rights, privileges, conditions or such restrictions;

•        sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by its amended and restated memorandum and articles of association; and

•        cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and its memorandum and articles of association with respect to matters to be dealt with by ordinary resolution, the Parent may, by special resolution, reduce its share capital and any capital redemption reserve in any manner authorized by law.

Anti-Takeover Provisions.    Some provisions of its amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of the Parent or management that shareholders may consider favorable, including provisions that authorize the Parent’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company.    The Parent is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Register of Members

Under the Cayman Companies Act, the Parent must keep a register of members and there should be entered therein:

•        the names and addresses of the Parent’s members, together with a statement of the shares held by each member, and such statement shall confirm (i) of the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the Parent’s register of members is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands Law to have legal title to the shares as set against its name in the register of members. The Parent will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by the Parent. Once the Parent’s register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from the Parent’s register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the Parent, the person or member aggrieved (or any member of the Parent or the Parent itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to the Parent and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, the Parent will normally be the proper plaintiff to sue for a wrong done to the Parent as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Parent’s memorandum and articles of association provides that that the Parent shall indemnify its officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Parent’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Parent or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, the Parent has entered into indemnification agreements with its directors and executive officers that provide such persons with additional indemnification beyond that provided in its amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Parent’s directors, officers or persons controlling the Parent under the foregoing provisions, the Parent has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and the Parent’s amended and restated articles of association provide that the Parent’s shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Parent’s amended and restated articles of association allow the Parent’s shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the Parent entitled to vote at general meetings to requisition an extraordinary general meeting of the Parent’s shareholders, in which case the Parent’s Board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Parent’s amended and restated articles of association do not provide the Parent’s shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, the Parent is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Parent’s amended and restated articles of association do not provide for cumulative voting. As a result, the Parent’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Parent’s amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of the Parent’s shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (a) gives notice in writing to the company that he resigns the office of director; (b) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (c) is prohibited by any applicable law or designated stock exchange rules from being a director; (d) is found to be or becomes of unsound mind; or (e) is removed from office pursuant to any other provision of the Parent’s amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, the Parent cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the Parent’s amended and restated articles of association, if the Parent’s share capital is divided into more than one class of shares, the Parent may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and the Parent’s amended and restated memorandum and articles of association, the Parent’s memorandum and articles of association may only be amended by a special resolution of the Parent’s shareholders.

Rights of Nonresident or Foreign Shareholders.    There are no limitations imposed by the Parent’s amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on the Parent’s shares. In addition, there are no provisions in amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Description of Preferred Shares

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

•        the title and nominal value of the preferred shares;

•        the number of preferred shares the Parent is offering;

•        the liquidation preference per preference share, if any;

•        the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•        whether preferential subscription rights will be issued to existing shareholders;

•        the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•        whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•        the Parent’s right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•        the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if the Parent liquidates, dissolves or winds up;

•        the procedures for any auction and remarketing, if any;

•        the provisions for redemption or repurchase, if applicable, and any restrictions on the Parent’s ability to exercise those redemption and repurchase rights;

•        any listing of the preferred shares on any securities exchange or market;

•        whether the preferred shares will be convertible into the Parent’s ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•        voting rights, if any, of the preferred shares;

•        any preemption rights;

•        other restrictions on transfer, sale or assignment, if any;

•        a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•        any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if the Parent liquidates, dissolves or winds up its affairs;

•        any rights attached to the preferred shares regarding the corporate governance of the Parent, which may include, for example representation rights to the board of directors; and

•        any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

The Parent’s board of directors may cause it to issue from time to time, out of its authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the Parent’s board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When the Parent issues preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the Parent’s ordinary shares. The issuance of preference shares also could delay, deter or prevent a change in control of the Parent, or make removal of management more difficult. Although the Parent does not currently intend to issue any preferred shares, the Parent could do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that the Parent offers, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of the Parent’s preferred shares are entitled to certain rights and subject to certain conditions as set forth in its currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

The Parent may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When the Parent offers to sell a particular series of debt securities, the Parent will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless the Parent provides otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between the Parent and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The Parent has summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of the Parent’s board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

The Parent may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. The Parent will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•        the title of the debt securities;

•        the price or prices (expressed as a percentage of the aggregate principal amount) at which the Parent will sell the debt securities;

•        any limit on the aggregate principal amount of the debt securities;

•        the date or dates on which the Parent will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•        the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, if any, the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, shall commerce and will be payable and any regular record date for any interest payment date;

•        the place or places where the principal of, premium, and interest, if any, on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•        any obligation or right the Parent has to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at the Parent’s option, and the terms and conditions upon which the Parent is obligated to or may redeem the debt securities;

•        any obligation the Parent has to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which the Parent will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•        the denominations in which the debt securities will be issued;

•        whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•        the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•        the currency of denomination of the debt securities;

•        the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•        if payments of principal of, premium or interest, if any, on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•        the manner in which the amounts of payment of principal of, premium or interest, if any, on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•        any provisions relating to any security provided for the debt securities;

•        any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•        any addition to or change in the covenants described in the indenture with respect to the debt securities;

•        whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•        a discussion of material income tax considerations applicable to the debt securities;

•        any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•        any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The Parent may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at the Parent’s option, and the manner in which the number of common shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

The Parent may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. The Parent will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If the Parent denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, the Parent will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The Parent may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless the Parent otherwise specifies in the applicable prospectus supplement.

Description of Warrants

The following summary of certain description of the warrants, and any description of warrants in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such warrants.

The Parent may issue warrants to purchase Class A ordinary shares, preferred shares or debt securities of the Parent. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Parent and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as the Parent’s agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•        the title of such warrants;

•        the aggregate number of the warrants offered;

•        the price or prices at which the warrants will be issued and exercised;

•        the currency or currencies in which the price of such warrants will be payable;

•        the securities purchasable upon exercise of such warrants;

•        the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•        if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•        if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•        if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•        if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•        information with respect to book-entry procedures, if any;

•        if applicable, any material Cayman Islands or United States federal income tax consequences;

•        the effect of any merger, consolidation, sale or other disposition of the Parent’s business on the warrant agreement and the warrants;

•        the anti-dilution provisions of the warrants, if any; and

•        any other terms of such warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange and exercise of the warrants, if applicable.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•        in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•        in the case of warrants to purchase ordinary shares or preferred shares, the right to receive dividends, if any, or, payments upon the Parent’s liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant agent will act solely as the Parent’s agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by the Parent under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Parent. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

The Parent and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Rights

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

The Parent may issue rights to purchase Class A ordinary shares, preferred shares or debt securities that the Parent may offer to its securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, the Parent may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between the Parent and a bank or trust company, as rights agent, that the Parent will name in the applicable prospectus supplement. The rights agent will act solely as the Parent’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that the Parent offers will describe specific terms relating to the offering, including, among other matters:

•        the title of the rights;

•        the date of determining the securityholders entitled to the rights distribution;

•        the securities for which the rights are exercisable;

•        the aggregate number of rights issued and the aggregate number of shares of ordinary shares or preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•        the exercise price;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•        the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that the Parent may enter into in connection with the rights offering; and

•        the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, the Parent may offer any unsubscribed securities directly to persons other than the Parent’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

The Parent may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•        the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        a description of the terms of any unit agreement governing the units;

•        any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•        whether the units will be issued in fully registered or global form.

Taxation

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

PLAN OF DISTRIBUTION

The Parent and/or the Selling Shareholders may collectively offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of US$300,000,000. The Parent has registered the Securities covered by this prospectus for offer and sale by it and/or the Selling Shareholders so that those Securities may be freely sold to the public by the Parent and/or Selling Shareholders. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

•        through agents;

•        to or through one or more underwriters on a firm commitment or agency basis;

•        through put or call option transactions relating to the Securities;

•        through broker-dealers (acting as agent or principal);

•        directly to purchasers, including the Parent’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•        through any other method permitted pursuant to applicable law; or

•        through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from the Parent and/or the Selling Shareholders, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Parent, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of Securities may be effected from time to time in one or more transactions, including:

•        block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities may be traded;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•        ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•        sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•        sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The Securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities. That compensation may be in the form of discounts, concessions or commissions to be received from the Parent or from the purchasers of the Securities. Any dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and compensation received by them on resale of the Securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sale through Underwriters or Dealers

If underwriters are used in a sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities.

If a dealer is used in the sale of the Securities, the Parent or any Selling Shareholders will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the Parent will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities. If required, the Parent will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales and Sales through Agents

The Parent and the Selling Shareholders may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others, without using agents, underwriters, or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, the Parent or the Selling Shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from the Parent at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market making, stabilization and other transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•        A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•        A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•        A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class A ordinary shares of the Parent, will be a new issue of Securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities may or may not be listed on a national Securities exchange. No assurance can be given that there will be a market for the offered Securities.

Any Securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that the Parent makes sales to or through one or more underwriters or agents in at-the-market offerings, the Parent will do so pursuant to the terms of a distribution agreement between the Parent, the Selling Shareholders, if any, and the underwriters or agents. If the Parent engages in at-the-market sales pursuant to a distribution agreement, the Parent and/or the Selling Shareholders, if any, will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the Parent and/or the Selling Shareholders, if any, may sell the Securities on a daily basis in exchange transactions or otherwise as and/or the Selling Shareholders, if any, agree with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, the Parent and/or the Selling Shareholders, if any, also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Parent’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, the Parent and/or the Selling Shareholders, if any, may enter into agreements with such underwriters or agents pursuant to which the Parent and/or the Selling Shareholders, as applicable, receive the Parent outstanding Securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding Securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from the Parent under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with a redemption or repayment pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Parent and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Parent to indemnification by the Parent against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for the Parent in the ordinary course of business.

Derivative Transactions and Hedging

The Parent, any Selling Shareholders, the underwriters or other agents may engage in derivative transactions involving the Securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the Parent or any Selling Shareholders may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from the Parent or others (or, in the case of derivatives, securities received from the Parent in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

The Parent or any Selling Shareholders may loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in the Parent’s Securities or in connection with a simultaneous offering of other Securities offered by this prospectus or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

The Parent and the Selling Shareholders may also make sales through the Internet or through other electronic means. Since the Parent and the Selling Shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system the Parent will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Parent to indemnification by the Parent against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the Parent to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Parent, subsidiaries of the Parent, the Selling Shareholders or their affiliates.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Parent and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Under the Securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the Parent’s Securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Parent’s Securities to engage in market-making activities with respect to the Parent’s Securities. These restrictions may affect the marketability of the Parent’s Securities and the ability of any person or entity to engage in market-making activities with respect to the Parent’s Securities.

EXPENSES Related to Offering

The Parent will incur a SEC registration fee of US$27,810, and will also incur printing and engraving costs, legal fees and expenses, accounting fees and expenses, and where applicable, Financial Industry Regulatory Authority Inc. filing fee and listing fees of any national securities exchange, and others in connection with the offering of securities. Expenses of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

The Parent will pay all expenses in connection with the distribution of the Securities being sold by the Selling Shareholders, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel associated with the review of the Registration Statement for, the Selling Shareholders, if any.

Legal Matters

The Parent is being represented by Latham & Watkins LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the Parent’s Class A ordinary shares and preferred shares offered by this prospectus and other certain legal matters as to Cayman Islands law will be passed upon for the Parent by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law (excluding the laws of Taiwan, Hong Kong and Macau) will be passed upon for the Parent by Jingtian & Gongcheng. Latham & Watkins LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law (excluding the laws of Taiwan, Hong Kong and Macau). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

Experts

The combined and consolidated financial statements as of December 31, 2020 and 2021 and for the three years ended December 31, 2019, 2020 and 2021 included in this prospectus have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such combined and consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Marcum Bernstein & Pinchuk LLP is located in New York, the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Parent to “incorporate by reference” the information it files with them. This means that the Parent can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the Parent’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When the Parent updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

The Parent incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•        its Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 10, 2022;

•        the description of the securities contained in its registration statement on Form 8-A filed on January 5, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•        any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

•        any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that the Parent incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to Xuefei Xiao, Floor 8, Tower D No.2 Guang Hua Road, Chaoyang District, Beijing. People’s Republic of China, 100026. The telephone number at the Parent’s executive office is +86 10 6506-7789.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Where You Can Find Additional Information

The Parent has filed with the SEC a registration statement on Form F-3 using a “shelf” registration process under the Securities Act with respect to the offer and sale of Securities pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read the Parent’s registration statements and their exhibits and schedules included in the registration statement, incorporated by reference in and deemded to be incorporated by reference in this prospectus for further information with respect to the Parent and the Securities offered in this prospectus.

The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

The Parent is subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, the Parent is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As the Parent is a foreign private issuer, the Parent is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and the Parent’s executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Parent will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Ucommune’s principal corporate website is https://www.ucommune.com/. The information contained on its websites is not a part of this prospectus. The Parent’s agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, United States.

The Parent has not authorized anyone to give any information or make any representation about Ucommune that is different from, or in addition to, that contained in this prospectus or any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the Securities offered by this prospectus or any prospectus supplement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus or any prospectus supplement does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences for committing a crime. The registrant’s post-offering memorandum and articles of association provide that each of its officers or directors (but not auditors) shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of the registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements with the registrant’s directors and executive officers, the form of which was filed as Exhibit 10.4 to the registrant’s registration statement on F-1 initially filed with the SEC on January 28, 2021, as amended (file No. 333-252271), the registrant has agreed to indemnify its directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer.

Any underwriting agreement to be entered into in connection with an offering of the registrant’s securities may also provide for indemnification of the registrant and its officers and directors in certain cases.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the combined and consolidated financial statements or the notes thereto.

ITEM 10.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
3.1

Amended and Restated Memorandum and Articles of Association of Ucommune International Ltd (incorporated by reference to Exhibit 1.1 to Ucommune International Ltd’s annual report on Form 20-F (File No. 001-39738), filed with the SEC on May 10, 2022)

4.1

Specimen Ordinary Share Certificate of Ucommune International Ltd (incorporated by reference to Exhibit 2.1 to Ucommune International Ltd’s annual report on Form 20-F (File No. 001-39738), filed with the SEC on May 10, 2022)

4.2†	Specimen Preferred Share Certificate of Ucommune International Ltd
4.3*	Form of Indenture of Ucommune International Ltd
4.4†	Form of Debt Securities of Ucommune International Ltd
4.5†	Form of Warrant Agreement (including Form of Warrant Certificate) of Ucommune International Ltd
4.6†	Form of Rights Agreement (including Form of Right Certificate) of Ucommune International Ltd
4.7†	Form of Unit Agreement (including Form of Unit Certificate) of Ucommune International Ltd
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of ordinary shares being registered
5.2*	Opinion of Latham & Watkins LLP regarding certain securities being registered
8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2†	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters
23.1*	Consent of Marcum Bernstein & Pinchuk LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.3*	Consent of Jingtian & Gongcheng (included in Exhibit 99.1)
24.1*	Powers of Attorney (included on signature page of this registration statement)
25.1††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture
99.1*	Opinion of Jingtian & Gongcheng regarding certain PRC law matters
107*	Filing Fee Table

____________

†        To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

††      To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of Debt Securities.

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on August 16, 2022.

Ucommune International Ltd
By:	/s/ Daqing Mao
	Name:	Daqing Mao
	Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Daqing Mao and Mr. Siyuan Wang and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 16, 2022 in the capacities indicated:

Signature	Title
/s/ Daqing Mao	Director and Chairman of Board of Directors
Daqing Mao
/s/ Xin Guan	Chief Executive Officer and Chief Operating Officer
Xin Guan	(principal executive officer)
/s/ Siyuan Wang	Chief Financial Officer
Siyuan Wang	(principal financial officer and principal accounting officer)
/s/ Cheong Kwok Mun	Director
Cheong Kwok Mun
/s/ Zhimo Zhao	Director
Zhimo Zhao
/s/ Jian Zhang	Director
Jian Zhang
/s/ Jinghong Xu	Director
Jinghong Xu
/s/ Xianhao Gu	Director
Xianhao Gu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on August 16, 2022.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.